Prospectus Supplement No. 8 to Prospectus dated July 30, 2007

Filed Pursuant to Rule 424(b)(3)

Registration Statement No. 333-133579

Catcher Holdings, Inc.

Supplement No. 8

to

Prospectus Dated July 30, 2007

This is a Supplement to our Prospectus, dated July 30, 2007, with respect to the offer and sale of up to 5,464,157 shares of common stock and 2,874,135 shares of common stock underlying warrants by the selling stockholders listed in the Prospectus or their transferees. This Supplement amends and supplements certain information contained in the Prospectus. You should read this Supplement carefully.

We develop, market and sell the CATCHER™ device, a ruggedized portable computer built to military standards that incorporates voice, video, data, and biometric information with multiple wireless and wired communications capabilities. We expect the device to be part of the worldwide enterprise mobile device platform marketplace, which is comprised of commercial-grade, semi-rugged/rugged and fully rugged form products.

Our common stock is quoted on the Over-the-Counter Bulletin Board, commonly known as the OTC Bulletin Board, under the symbol “CTHH.” On December 4, 2007 the last sale price for our common stock on the OTC Bulletin Board was $0.81.

YOU SHOULD CAREFULLY CONSIDER THE RISK FACTORS FOR OUR SHARES, WHICH ARE LISTED IN THE PROSPECTUS.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities to be issued under this Supplement and the Prospectus or determined if this Supplement or the Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is December 5, 2007

CURRENT REPORT ON FORM 8-K

On December 5, 2007, we filed with the SEC a Current Report on Form 8-K disclosing that (i) on December 4, 2007, after the close of the market, the completion of the merger, pursuant to an Amended and Restated Plan of Merger, with Vivato Networks, Inc. (“Vivato”) and Huckleberry Acquisition Corporation, our wholly-owned subsidiary (“Merger Sub”), pursuant to which we issued to the stockholders of Vivato two million five hundred thousand (2,500,000) shares of our Common Stock and Merger Sub merge with and into Vivato, with Vivato surviving as our wholly-owned subsidiary (the “Merger”); (ii) the execution of a Management Advisory Services Agreement with Aequitas Capital Management on November 30, 2007 pursuant to which we will issue 1,300,000 shares of our common stock and pay $7,500 per month; (iii) the execution of a promissory note with Vivato Networks, Inc. on December 3, 2007 for up to $1,000,000 of advances (of which $300,000 has been drawn down); (iv) the appointment of Gary Haycox to the position of Chief Technology Officer and as a member of the Company’s Board of Directors on December 4, 2007; (v) the appointment of Allan Rakos to the position of President and Chief Operating Officer on December 4, 2007; and (vi) the terms of two Executive Employment Agreements, dated November 24, 2007, by and between Catcher, Inc., the Company’s wholly owned subsidiary, and Gary Haycox and Allan Rakos, pursuant to which Messrs. Haycox and Rakso will act as the Company’s Chief Technology Officer and President and Chief Operating Officer, respectively. The Company hereby incorporates by reference into this Supplement and the Prospectus the Current Report on Form 8-K filed with the SEC on December 5, 2007.

A copy of our Current Report on Form 8-K filed on December 5, 2007 is being provided along with this Supplement.

Information about other documents that have been incorporated by reference into the Prospectus is included in the section of the Prospectus captioned “Where You Can Find More Information.”

Prospectus Supplement dated December 5, 2007

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 30, 2007

Catcher Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-50299	62-0201385
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

44084 Riverside Parkway, Suite 320

Leesburg, Virginia 20176

(Address of Principal Executive Offices, including zip code)

(703) 723-2700

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Vivato Merger

On December 5, 2007, Catcher Holdings, Inc. (the “Company”) and Vivato Networks, Inc. (“Vivato”) executed an Amended and Restated Agreement and Plan of Merger, dated as of December 4, 2007 (the “Merger Agreement”), by and among the Company, Vivato, Huckleberry Acquisition Corporation, a wholly-owned subsidiary of the Company (“Merger Sub”) and Gary Haycox as Stockholders’ Agent (the “Agreement”), which amended and restated certain terms of the Agreement and Plan of Merger, dated as of September 24, 2007, by and among the Company, Vivto, Merger Sub and the Stockholders’ Agent, and closed the merger. Pursuant to the Agreement, Merger Sub merged with and into Vivato, with Vivato surviving as a wholly-owned subsidiary of the Company (the “Merger”).

Pursuant to the Agreement, all shares of Vivato common stock issued and outstanding were converted automatically into the right to receive, in the aggregate, two million five hundred thousand (2,500,000) shares of the Company’s common stock. In addition to the assets of Vivato Networks, Inc., the Company is assuming a loan for up to $1,000,000 (of which $300,000 has been drawn down) between Vivato Networks, Inc. and Aequitas Capital Management, Inc. (the “Aequitas Loan”). The loan provides for advances of up to $1,000,000 with an initial advance of $300,000 and subsequent advances on the achievement of certain milestones as defined. The unpaid portion of the Principal together with all accrued but unpaid interest on the Aequitas Loan is due and payable in full 60 days following the issuance date (the “Maturity Date”), provided, however, that the holder may extend the applicable Maturity Date, upon notice to the Company in accordance with the terms of the Aequitas Loan. Interest accrues on the unpaid applicable Principal balance at a rate of twenty percent (20%) per annum, simple interest, and is payable at each one month anniversary of the Aequitas Loan. The Aequitas Loan is secured by substantially all of the assets of Vivato Networks, Inc. The Aequitas Loan contains several events of default including failure to make principal payments. In an event of default, Aequitas would take possession of the assets of Viato Networks, Inc. in order to satisfy amount due under the Aequitas Loan.

The securities to be issued in connection with the Merger have not been and will not be registered under the Securities Act of 1933, as amended, or any state securities law and will be sold in a private transaction pursuant to an exemption from registration provided by Section 4(2) of the Securities Act and/or Regulation D promulgated thereunder. The shares may not be subsequently offered or sold within the United States absent registration or exemption from such registration requirements and compliance with applicable state laws. Under the terms of the Agreement, the Company is obligated to register the shares of common stock issued upon the closing of the Merger for resale on a registration statement to be filed within 45 days of the closing.

The Agreement has been included to provide investors with information regarding its terms. It is not intended to provide any other factual information about the Company and Vivato. The Agreement contains representations and warranties of the Company and Vivato. The assertions embodied in these representations and warranties are qualified by information in confidential disclosure schedules that the parties have exchanged in connection with signing the Agreement. The disclosure schedules contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Agreement. Accordingly, investors should not rely on the representations and warranties as characterizations of the actual state of facts at the time they were made or otherwise.

Immediately prior to the closing of the Merger, Vivato transfered certain intellectual property assets (the “Vivato IP”) to Vivato Networks Holdings, Inc. (“Vivato Holdings”). In connection with the closing of the Merger, the Company entered into a License Agreement with Vivato Holdings pursuant to which the Company will license the Vivato IP for a period of 18 months in exchange for an aggregate of one million eight thousand (1,008,000) shares of the Company’s common stock. The Company will have the option to purchase the Vivato IP at the end of the term of the License Agreement or upon the closing of an equity financing which results in aggregate proceeds of not less than $7,500,000 to the Company.

Management Agreement

In addition, on November 30, 2007, the Company entered into and Management Advisory Services Agreement (the “Management Agreement”) with Aequitas Capital Management, Inc. (“Aequitas”), pursuant to which the Company issued 1,300,000 shares of its common stock to Aequitas and agreed to pay $7,500 per month in consideration for certain consulting services. Under the terms of the Consulting Agreement, the Company issued 500,000 shares pursuant to Company’s 2005 Stock Incentive Plan. In addition, in certain circumstances, the Company may be obligated to pay a “finder’s fee” in connection with certain transactions facilitated by Aequitas. The Consulting Agreement expires on November 30, 2010, provided, however, that Aequitas has the exclusive right to terminate the Consulting Agreement by providing thirty (30) days written notice to the Company or in certain other circumstances as defined.

The securities being offered have not been registered under the Securities Act of 1933, as amended, or any state securities law and have been sold in a private transaction pursuant to an exemption from registration provided by Section 4(2) of the Securities Act and/or Regulation D promulgated thereunder. The shares may not be subsequently offered or sold within the United States absent registration or exemption from such registration requirements and compliance with applicable state laws.

Vivato Loan

On November 30, 2007, the Company entered into a Promissory Note with Vivato Networks, Inc. The note provides for total advances of up to $1,000,000 in accordance with the Aequitas Loan described above (the “Vivato Note”). The unpaid portion of the Principal together with all accrued but unpaid interest on the Vivato Note is due and payable in full 60 days following the issuance date (the “Maturity Date”), provided, however, that the holder may extend the applicable Maturity Date, upon notice to the Company in accordance with the terms of the Vivato Note. Interest accrues on the unpaid applicable Principal balance at a rate of twenty percent (20%) per annum, simple interest, and is payable at each one month anniversary of the Vivato Note.

The foregoing descriptions of the transaction documents do not purport to be complete and are qualified in their entirety by the Form of License Agreement filed as Exhibit 10.47 to the Company’s Current Report on Form 8-K filed with the SEC on September 28, 2007 and the Amended and Restated Agreement and Plan of Merger, Management Advisory Services Agreement and Promissory Note attached as Exhibit 2.2, 10.50 and 10.51, respectively, and incorporated herein by reference.

This Form 8-K does not constitute an offer to sell or the solicitation of an offer to purchase any securities.

As discussed further below under Item 5.02, Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers, on December 4, 2007, Catcher, Inc., the wholly owned subsidiary of Catcher Holdings, Inc., entered into Executive Employment Agreements, dated November 24, 2007, with Gary Haycox, the Company’s Chief Technology Officer and Allan Rakos, the Company’s President and Chief Operating Officer.

Item 2.01	Completion of Acquisition or Disposition of Assets

The information set forth above under Item 1.01, Entry into a Material Definitive Agreement, is hereby incorporated by reference into this Item 2.01.

Item 3.02	Unregistered Sales of Equity Securities.

The information set forth above under Item 1.01, Entry into a Material Definitive Agreement, is hereby incorporated by reference into this Item 3.02.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 28, 2007, the Board appointed Gary Haycox as a Director to fill a vacancy on the Board contingent upon the closing of the Vivato Merger, to serve until his successor is duly appointed and qualified or until his earlier death, resignation or removal.

As reported above under Item 1.01, Entry into a Material Definitive Agreement, on December 4, 2007, Catcher, Inc. (“Catcher”), the wholly owned subsidiary of the Company, entered into an Executive Employment Agreement (the “Haycox Employment Agreement”), with Gary Haycox, the Company’s Chief Technology Officer. Under the Haycox Employment Agreement, the Company will pay Mr. Haycox an annual base salary of $175,000 and he will be eligible to receive an annual bonus between fifty percent (50%) and one hundred percent (100%) of such annual base salary based on achievement of goals and objectives established by the Company. In addition, pursuant to the Haycox Employment Agreement, the Company granted Mr. Haycox an option to purchase 300,000 shares of the Company’s Common Stock a price per share of $0.81 (the “Stock Option”) and 100,000 shares of restricted common stock (the “Restricted Stock”), each in accordance with the Company’s 2005 Stock Incentive Plan (the “Plan”). 1/3 of the shares subject to the Stock Option will vest on November 24, 2008 and 1/36 of the shares subject to the Stock Option will vest each month thereafter for the next 24 months, subject to earlier termination following the cessation of Mr. Haycox’s service with the Company or termination for Cause (as defined in the Plan). In addition, the vesting of the Stock Option will accelerate upon the occurrence of a Change in Control or Corporate Transaction (as those terms are defined in the Plan). 1/3 of the restricted shares will vest on November 24, 2008, 2009 and 2010, subject to earlier termination following the cessation of Mr. Haycox’s service with the Company or termination for Cause (as defined in the Plan). In addition, the vesting of the Stock Option will accelerate upon the occurrence of a Change in Control or Corporate Transaction (as those terms are defined in the Plan). In addition, in consideration of achieving certain objectives, the Company shall grant Executive up to two hundred fifty thousand (250,000) fully vested shares of the Company’s Common Stock (the “Stock Bonus”) The Stock Bonus is subject to the terms of the Company’s 2005 Stock Incentive Plan. The Haycox Employment Agreement is for an indefinite period of time and is terminable by either party without any advance notice.

Gary Haycox brings technology and strategic leadership experience from a 25 year career with Intel Corporation. As a Director of Strategy, he was responsible for identifying emerging technologies, industry trends and solutions that drove new corporate objectives across Intel. Mr. Haycox led the architectural strategy for Digital Communities, which was designed to be a service oriented framework that included emerging information and communications technologies supporting a distributed services model. From 2005 through 2006 Mr. Haycox was the CEO for Acuo Technologies, a medical image management software company. Mr. Haycox assumed responsibility for restructuring of the company, building out the sales and marketing capabilities and developing a partner-based go-to-market strategy. In April of 2006 Mr, Haycox led an effort to procure the assets of Vivato, Inc to form Vivato Networks, taking on the role of Chief Executive Officer in September 2006. Throughout 2007 Vivato Networks established significant milestones in ramping the business, sales and growth objectives culminating in the merger with Catcher, Inc. Mr. Haycox attended DeVry University and holds a degree in Electronic Engineering Technology.

In addition, on December 4, 2007, Catcher, Inc. (“Catcher”), the wholly owned subsidiary of the Company, entered into an Executive Employment Agreement (the “Rakos Employment Agreement”), with Allan Rakos, the Company’s

President and Chief Operating Officer. Under the Rakos Employment Agreement, the Company will pay Mr. Rakos an annual base salary of $175,000 and he will be eligible to receive an annual bonus between fifty percent (50%) and one hundred percent (100%) of such annual base salary based on achievement of goals and objectives established by the Company. In addition, pursuant to the Rakos Employment Agreement, the Company granted Mr. Haycox an option to purchase 300,000 shares of the Company’s Common Stock a price per share of $0.81 (the “Stock Option”) and 100,000 shares of restricted common stock (the “Restricted Stock”), each in accordance with the Company’s 2005 Stock Incentive Plan (the “Plan”). 1/3 of the shares subject to the Stock Option will vest on November 24, 2008 and 1/36 of the shares subject to the Stock Option will vest each month thereafter for the next 24 months, subject to earlier termination following the cessation of Mr. Rakos’ service with the Company or termination for Cause (as defined in the Plan). In addition, the vesting of the Stock Option will accelerate upon the occurrence of a Change in Control or Corporate Transaction (as those terms are defined in the Plan). 1/3 of the restricted shares will vest on November 24, 2008, 2009 and 2010, subject to earlier termination following the cessation of Mr. Rakos’ service with the Company or termination for Cause (as defined in the Plan). In addition, the vesting of the Stock Option will accelerate upon the occurrence of a Change in Control or Corporate Transaction (as those terms are defined in the Plan). In addition, in consideration of achieving certain objectives, the Company shall grant Executive up to two hundred fifty thousand (250,000) fully vested shares of the Company’s Common Stock (the “Stock Bonus”) The Stock Bonus is subject to the terms of the Company 2005 Stock Incentive Plan. The Rakos Employment Agreement is for an indefinite period of time and is terminable by either party without any advance notice.

As our President and Chief Operating Officer, Allan Rakos is responsible for strategic channel development and overall Company operations. He brings a diverse background from the technology and finance industries, with experience including sales force management, operations and strategic market and channel development. In his role at Intel Corporation from 1996 through 2006, Mr. Rakos developed and managed high-end channel strategies and programs that drove several hundreds of millions of dollars in sales through major OEM partners. Mr. Rakos created the Intel Digital Community Initiative which has reached global awareness and acceptance in leading wireless broadband deployments and usage models of applications and services to cities throughout the world. Mr. Rakos has solid international experience in geography and strategic market development in the hardware, software and solutions market place. Mr. Rakos holds a Bachelor of Science in Business Economics and Graduate degree in Business Management and Finance from Illinois Benedictine College.

The description of the terms of the Employment Agreements set forth above is incorporated herein by reference and qualified in its entirety by reference to the Executive Employment Agreements which are filed with this current report as Exhibit 10.48 and 10.49. The description of the terms of the Plan is qualified in its entirety by reference to the Company’s 2005 Stock Incentive Plan attached as Exhibit 10.1 to the Current Report on Form 8-K filed by the Company on October 27, 2005.

Item 9.01	Financial Statements and Exhibits

(a) Financial Statements of Business Acquired

The financial statements required by Item 9.01(a) of Form 8-K will be filed by amendment within 71 calendar days after the date upon which this report on Form 8-K must be filed.

(b) Pro Forma Financial Information

The pro forma financial statements required by Item 9.01(b) of Form 8-K will be filed by amendment within 71 calendar days after the date upon which this report on Form 8-K must be filed.

(d)	Exhibits.

2.2	Amended and Restated Agreement and Plan of Merger, dated as of December 4, 2007, by and among Catcher Holdings, Inc., Huckleberry Acquisition Corporation and Vivato Networks, Inc.

10.47	Form of License Agreement to be executed by and between Catcher Holdings, Inc. and Vivato Networks Holdings, Inc. (1)

10.48	Executive Employment Agreement, dated December 4, 2007, by and between Catcher, Inc. and Gary Haycox.

10.49	Executive Employment Agreement, dated December 4, 2007, by and between Catcher, Inc. and Allan Rakos.

10.50	Promissory Note by and between Catcher Holdings, Inc. and Vivato Networks, Inc.

10.51	Management Services Agreement by and between Catcher Holdings, Inc. and Aequitas Capital Management, Inc.

(1)	Previously filed on Form 8K with the SEC on September 28, 2007 and incorporated herein by reference

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CATCHER HOLDINGS, INC.

December 5, 2007	By:	/s/ Denis McCarthy
Denis McCarthy
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
2.2	Amended and Restated Agreement and Plan of Merger, dated as of December 4, 2007, by and among Catcher Holdings, Inc., Huckleberry Acquisition Corporation and Vivato Networks, Inc.

10.47	Form of License Agreement to be executed by and between Catcher Holdings, Inc. and Vivato Networks Holdings, Inc. (1)

10.48	Executive Employment Agreement, dated December 4, 2007, by and between Catcher, Inc. and Gary Haycox.

10.49	Executive Employment Agreement, dated December 4, 2007, by and between Catcher, Inc. and Allan Rakos.

10.50	Promissory Note by and between Catcher Holdings, Inc. and Vivato Networks, Inc.

10.51	Management Services Agreement by and between Catcher Holdings, Inc. and Aequitas Capital Management, Inc.

Exhibit 2.2

AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER

This AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER (the “Agreement”) is made and entered into as of December 4, 2007 by and among Catcher Holdings, Inc., a Delaware corporation (“Acquiror”), Huckleberry Acquisition Corporation, a Delaware corporation and wholly owned subsidiary of Acquiror (“Merger Sub”), Vivato Networks, Inc., a Delaware corporation (“Target”) and Gary Haycox as Stockholders’ Agent. Acquiror, Merger Sub, Target and Stockholders’ Agent are referred to collectively herein as the “Parties.”

RECITALS

A. Target and Predecessor (as defined below) are engaged in the business of developing, manufacturing, and distributing extended range Wi-Fi infrastructure equipment in large-scale mobile workforce and metropolitan network access environments (the “Business”).

B. The Boards of Directors of Acquiror, Merger Sub and Target believe it is in the best interests of their respective companies and the stockholders of their respective companies that Target and Merger Sub combine into a single company through the statutory merger of Merger Sub with and into Target with Target continuing as the surviving corporation (the “Merger”) and, in furtherance thereof, executed the Agreement and Plan of Merger, dated as of September 24, 2007, by and among the Parties (the “Original Merger Agreement”).

C. The Parties wish to amend and restate the Original Merger Agreement to remove, among other things, the provisions relating to the escrow of a portion of the Shares (as defined below).

D. The holders of the outstanding capital stock of Target (the “Target Shares”) having sufficient voting power to approve the Merger have approved the Merger.

AGREEMENT

NOW, THEREFORE, in consideration of the representations, warranties and covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

ARTICLE I

THE MERGER

Section 1.1 The Merger. At the Effective Time (as defined in Section 1.6) and subject to and upon the terms and conditions of this Agreement, the Certificate of Merger attached hereto as Exhibit A (the “Certificate of Merger”) and the applicable provisions of the General Corporation Law of the State of Delaware (“Delaware Law”), Merger Sub shall be merged with and into Target, the separate corporate existence of Merger Sub shall cease and Target shall continue as the surviving corporation (the “Surviving Corporation”).

Section 1.2 Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided in this Agreement, the Certificate of Merger and the applicable provisions of Delaware Law. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property, rights, privileges, powers and franchises of Target and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of Target and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

Section 1.3 Certificate of Incorporation; Bylaws.

(a) At the Effective Time, the Certificate of Incorporation of Merger Sub, as in effect immediately prior to the Effective Time, shall be the Certificate of Incorporation of the Surviving Corporation until thereafter amended as provided by Delaware Law and such Certificate of Incorporation; provided, however, that Section 1 of the Certificate of Incorporation of the Surviving Corporation shall be amended to read as follows: “The name of the corporation is ‘Vivato Networks, Inc.’”

(b) The Bylaws of Merger Sub, as in effect immediately prior to the Effective Time, shall be the Bylaws of the Surviving Corporation until thereafter amended; provided, however, that that the name of the Surviving Corporation as reflected in such bylaws shall be “Vivato Networks, Inc.”

Section 1.4 Directors and Officers. At the Effective Time, the directors and officers of Merger Sub shall be the directors and officers of the Surviving Corporation, to serve until their respective successors are duly elected or appointed and qualified.

Section 1.5 Merger Consideration; Effect on Capital Stock. At the Effective Time, by virtue of the Merger and without any action on the part of Merger Sub, Target or the holders of the Target Shares (the “Target Stockholders”), each Target Share issued and outstanding immediately prior to the Effective Time shall be converted and exchanged into the right to receive one share of Acquiror’s Common Stock. After the Effective Time, any certificates representing shares of Target Stock shall represent only the right to receive the consideration set forth in this Section 1.5.

(a) The aggregate consideration shall consist of two million five hundred thousand (2,500,000) validly issued, fully paid and nonassessable shares of the common stock of Acquiror, subject to Section 1.5(c) regarding fractional shares and ARTICLE V regarding indemnification (the “Shares”). The Shares shall be paid to the Target Stockholders as set forth on Schedule 1.5(a).

(b) Capital Stock of Merger Sub. At the Effective Time, each share of the common stock of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into and exchanged for one validly issued, fully paid and nonassessable share of common stock of the Surviving Corporation. Each stock certificate of Merger Sub evidencing ownership of any such shares shall continue to evidence ownership of such shares of capital stock of the Surviving Corporation.

(c) Fractional Shares. No fraction of a share of Acquiror common stock will be issued, but in lieu of such issuance, each holder of Target Shares who would otherwise be entitled to a fraction of a share of Acquiror common stock (after aggregating all fractional shares of Acquiror common stock to be received by such holder) shall receive from Acquiror one additional share of Acquiror common stock. The fractional share interests of each Target Stockholder shall be aggregated, so that no Target Stockholder shall receive more than one share of Acquiror common stock with respect to any interest in fractional shares.

Section 1.6 Closing; Effective Time. The closing of the transactions contemplated hereby (the “Closing”) shall take place on the date hereof, or at such other time as the parties hereto agree (the “Closing Date”). The Closing shall take place at the offices of Morrison & Foerster LLP, 12531 High Bluff Drive, Suite 100, San Diego, CA 92130, or at such other location as the parties hereto agree. In connection with the Closing, the parties hereto shall cause the Merger to be consummated by the filing of the Certificate of Merger, together with any required certificates, with the Secretary of State of Delaware, in accordance with the relevant provisions of Delaware Law as soon as possible after the Closing (the time of such filing being the “Effective Time”).

Section 1.7 Closing Deliveries.

(a) On the Closing Date, Target shall deliver the following items, all of which shall be in a form and substance reasonably acceptable to Acquiror:

(i) A certificate executed on behalf of Target by its Chief Executive Officer certifying to the matters in Section 4.1(b);

(ii) Certificates from the Secretary of State of the State of Delaware as to Target’s good standing;

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(iii) A certified copy from the Secretary of State of the State of Delaware of the current Certificate of Incorporation of Target;

(iv) A certificate executed on behalf of Target by its Secretary certifying its bylaws and board resolutions approving and authorizing the transactions contemplated herein;

(v) Such other documents as Acquiror’s counsel shall have reasonably requested, in form and substance reasonably satisfactory to such counsel;

(vi) The written consents of all third parties required to complete the Merger;

(vii) The stock books and records and corporate minute books of Target;

(viii) The signed resignations of all directors and all officers of Target dated and effective as of the Closing Date;

(ix) Each of the employees of Target who accepts employment with Acquiror shall have executed and delivered to Acquiror, which may be post-Closing but shall be pre-employment, an Employee Innovations and Proprietary Rights Assignment Agreement in substantially the form attached hereto as Exhibit B; and

(b) On the Closing Date, Acquiror and Merger Sub shall deliver the following items, as the case may be, all of which shall be in a form and substance reasonably acceptable to Target offers of employment to each of the employees listed on Schedule 1.7(b).

(c) On the Closing Date, the Parties shall deliver the following items to the other Parties as follows, all of which shall be in a form and substance reasonably acceptable to the receiving Party:

(i) Each of the Key Employees and the Acquiror shall have executed and delivered an Executive Employment Agreement in substantially the form attached hereto as Exhibit C;

(ii) Acquiror and Vivato Networks Holdings, Inc. shall have executed a License Agreement in substantially the form attached hereto as Exhibit D (the “License Agreement”); and

(iii) Target, Predecessor and Acquiror shall have executed and delivered the Management Agreement in substantially the form attached hereto as Exhibit E (the “Management Agreement”).

Section 1.8 Surrender of Certificates.

(a) At the Effective Time, the stock transfer books of Target shall be closed and there shall be no further registration of transfers of Target Shares thereafter on the records of Target. If, after the Effective Time, certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Section 1.8. If any certificate for Shares is to be issued in a name other than that in which the certificate surrendered in exchange therefore is registered, it will be a condition of the issuance thereof that the certificate so surrendered will be properly endorsed and otherwise in proper form for transfer and that the person requesting such exchange will have paid to Acquiror or any agent designated by it any transfer or other taxes required by reason of the issuance of a certificate for Shares in any name other than that of the registered holder of the certificate surrendered, or established to the satisfaction of Acquiror or any agent designated by it that such tax has been paid or is not payable.

(b) Computershare Limited shall act as exchange agent hereunder for the purpose of exchanging Target Shares for the Merger Consideration (the “Exchange Agent”). Within forty-eight (48) hours after the Effective Time, Acquiror shall deposit with the Exchange Agent, in trust for the benefit of the Target Stockholders, certificates representing the Shares. The certificates of Acquiror common stock deposited with the Exchange Agent shall hereinafter be referred to as the “Exchange Fund.”

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(c) nably practicable after the Effective Time (but in no event more than ten (10) days thereafter), Acquiror and the Surviving Corporation shall use their commercially reasonable efforts to cause to be mailed to each holder of a certificate or certificates which immediately prior to the Effective Time represented outstanding Target Shares (the “Certificates”) (a) a letter of transmittal which shall specify that delivery shall be effective, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent, and which letter shall be in customary form and have such other provisions as Acquiror may reasonably specify; and (b) instructions for effecting the surrender of such Certificates in exchange for the Shares. Upon surrender of a Certificate to the Exchange Agent together with such letter of transmittal, duly executed and completed in accordance with the instructions thereto, and such other documents as may reasonably be required by the Exchange Agent, the holder of such Certificate shall be entitled to receive in exchange therefor shares of Acquiror common stock representing, in the aggregate, the whole number of Shares that such holder has the right to receive pursuant to Section 1.5(a). Until surrendered as contemplated by this Section 1.8, each Certificate shall be deemed at any time after the Effective Date to represent only the right to receive the Shares, payable upon surrender of the Certificates.

(d) The Shares delivered upon the surrender for exchange of the Target Shares in accordance with the terms hereof shall be deemed to have been delivered in full satisfaction of all rights pertaining to such Target Shares. At the Effective Time, the stock transfer books of Target shall be closed, and there shall be no further registration of transfers of Target Shares on the records of Target.

Section 1.9 Taking of Necessary Action; Further Action. Each of Acquiror, Merger Sub and Target will take all such reasonable and lawful action as may be necessary or desirable in order to effectuate the Merger in accordance with this Agreement as promptly as possible. If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of Target and Merger Sub, the officers and directors of the Surviving Corporation are fully authorized in the name of both Target and Merger Sub or otherwise to take all such lawful and necessary action, so long as such action is not inconsistent with this Agreement.

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF TARGET

In this Agreement, any reference to a “Material Adverse Effect” means, with respect to any entity or group of entities, any change, development, effect, condition or event that, individually or in the aggregate, has had, or is reasonably likely to have, a material and adverse effect on the business, properties, assets, liabilities, condition (financial or otherwise), prospects or results of operations of the entity and its Subsidiaries, taken as a whole, or the ability of such entity to perform its obligations under this Agreement and the Transaction Documents and timely consummate the transactions contemplated hereby. References to a Material Adverse Effect on Target or its assets shall also refer to a Material Adverse Effect on Predecessor (as defined below) and its assets.

In this Agreement, any reference to a Party’s “knowledge,” unless otherwise qualified, means (i) with respect to any natural person, the actual knowledge of such person, and (ii) with respect to any entity, the actual knowledge of such entity’s officers and directors and the knowledge an entity would have after reasonable inquiry by the entity’s officers and directors of directors, officers, employees and consultants of the entity in the event a reasonable person would have, in the fulfillment of his or her duties, made such inquiry. Where representations are qualified to the knowledge of Target, such knowledge shall also refer to the knowledge of Predecessor.

For purposes of this ARTICLE II, any reference to “Target” shall also be a reference to any entity or entities through which Target engaged in and conducted the Business during the past three (3) years, including without limitation, General Solutions Engineering, LLC, an Oregon limited liability company, (“Predecessor”). The inclusion of representations referring to Predecessor separately or to both “Target” and “Predecessor” in this ARTICLE II shall not create any implication that reference solely to “Target” in any other representation in ARTICLE II does not also refer to Predecessor.

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In this Agreement, the term “Reorganization” shall refer to the distribution or exchange of ownership interests of Predecessor for Target Shares.

As used in this Agreement, the word “subsidiary” means, with respect to any Party, any corporation or other organization, whether incorporated or unincorporated, of which at least a majority of the securities or other interests having by their terms ordinary voting power to elect a majority of the Board of Directors or others performing similar functions with respect to such corporation or other organization is directly or indirectly owned or controlled by such Party or by any one or more of its subsidiaries, or by such Party and one or more of its subsidiaries.

For purposes of this ARTICLE II, the term “Target Entities” shall refer to the Target and any of Target’s subsidiaries and Predecessors.

Except as disclosed in a disclosure schedule, which references the specific representations and warranties as to which the exception is made (the “Disclosure Schedule”), Target represents and warrants to Acquiror and Merger Sub as of the date of this Agreement as follows:

Section 2.1 Organization, Standing and Power. Target is a corporation duly formed, validly existing and in good standing under the laws of the state of Delaware and has all requisite power to own, lease and operate its properties and to carry on its business as currently being conducted and as currently proposed to be conducted, and is duly qualified to transact business and is in good standing in each jurisdiction in which the nature of its operations requires such qualification. Target has delivered to Acquiror true and correct copies of its charter documents (Certificate of Incorporation and Bylaws, or, with respect to Predecessor, Certificate of Formation, operating agreement and/or similar documents), as amended to date. Target is not in violation of any of the provisions of its charter documents. Target does not own any equity or similar interest in, or any interest convertible or exchangeable or exercisable for any equity or similar interest in, any corporation, joint venture or other business association or entity, either directly or indirectly.

Section 2.2 Authority; Required Filings and Consents.

(a) Target has all requisite power and authority to enter into this Agreement and the Transaction Documents (as defined below) and to consummate the transactions contemplated hereby and thereby. This Agreement, the Management Agreement, the License Agreement, the Certificate of Merger and all ancillary agreements executed and delivered by Target as required by this Agreement (collectively, the “Transaction Documents”) have been or will be duly executed and delivered by Target and constitute or will constitute the valid and binding obligations of Target, enforceable against Target in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting or relating to creditors’ rights generally, and general principles of equity. The execution and delivery of this Agreement, the Transaction Documents, and all ancillary agreements referenced herein and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of Target.

(b) Except as set forth in Schedule 2.2(b) of the Disclosure Schedule, the execution and delivery by Target of this Agreement and the other Transaction Documents to which Target is or will be a party does not, and the consummation of the transactions contemplated hereby and thereby will not, (i) conflict with, or result in any violation or breach of any provision of, the charter documents of Target, (ii) result in any violation or breach of or constitute (with or without notice or lapse of time, or both) a default under, or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any benefit under, any note, mortgage, indenture, lease, contract or other agreement or obligation to which Target is a party or by which Target, or any of Target’s assets may be bound except where such violation, breach or right would not have a Material Adverse Effect on Target or its assets, or (iii) conflict with or violate any permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Target, or any of Target’s assets except where such conflict or violation would not have a Material Adverse Effect on Target or its assets.

(c) No consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or instrumentality (“Governmental Entity”) is required by or with respect to Target in connection with the execution and delivery of the Transaction Documents or the consummation of the

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transactions contemplated hereby and thereby, except for (i) the filing of the Certificate of Merger, together with any required officers’ certificates; (ii) filings, if any, required under Regulation D of the Securities Act; and (iii) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable state securities laws.

Section 2.3 Capitalization. The authorized capital stock of Target consists of 5,000,000.00 shares of Target common stock, (par value $.001) (the “Target Common Stock”), of which 3,508,000.00 shares are issued and outstanding. Schedule 2.3(i) of the Disclosure Schedule contains a full and complete list of all holders of Target common stock including their respective names and addresses of record. All outstanding shares of Target Common Stock are and shall be duly authorized, validly issued, fully paid and non-assessable and are and shall be free of any liens or encumbrances, and are and shall not be subject to preemptive rights or rights of first refusal created by statute (in each case that have not been complied with or waived), the Certificate of Incorporation, Bylaws, or any agreement to which Target is a party or by which it is bound. Other than the Target Shares neither Target nor Predecessor has any other classes of interests of which shares or interests are currently outstanding. No Target Shares are held in treasury. There are no options, warrants, calls, rights, commitments or agreements of any character to which Target is a party or by which it is bound obligating Target to issue, deliver, sell, repurchase or redeem or cause to be issued, delivered, sold, repurchased or redeemed, any shares of its capital stock (whether Target Shares or any other class of equity or debt security) or obligating Target to grant, extend, accelerate the vesting of, change the price of, or otherwise amend or enter into any such option, warrant, call, right, commitment or agreement. There are no contracts, commitments or agreements relating to voting, purchase or sale of Target Shares between Target and any of its stockholders. All outstanding securities issued by Target were issued in compliance with all applicable federal and state securities laws.

Section 2.4 Financial Statements.

(a) Target and Predecessor have delivered to Acquiror their financial statements for each of the fiscal years ended in 2007 and 2006 (collectively, the “Target Financial Statements”). The Target Financial Statements fairly present the consolidated financial condition, operating results and cash flow of Target and Predecessor as of the dates, and for the periods, indicated therein, subject to normal year-end audit adjustments and the absence of footnotes in the case of the unaudited Target Financial Statements.

(b) Target and Predecessor maintain, and will continue to maintain, a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements of Target and Predecessor and to maintain accountability for assets; (iii) access to Target’s and Predecessor’s assets is permitted only in accordance with management’s authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Target is not party to or otherwise involved in any “off-balance sheet arrangements” (as defined in Item 303 of Regulation S-K under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)).

Section 2.5 Absence of Undisclosed Liabilities. Neither Target nor Predecessor has any liabilities, either accrued or contingent (whether or not required to be reflected in financial statements in accordance with GAAP), and whether due or to become due, other than (i) liabilities reflected or provided for on Predecessor’s balance sheet (the “Target Balance Sheet”) as of June 30, 2007 (the “Target Balance Sheet Date”) contained in the Target Financial Statements and (ii) liabilities specifically described in this Agreement, the Schedules hereto or the Disclosure Schedule. Since June 30, 2007, Target and Predecessor have conducted their business in the ordinary course consistent with past practice and there has not occurred any change, event or condition that has resulted in, or could reasonably be expected to result in a Material Adverse Effect on Target or Predecessor.

Section 2.6 Absence of Certain Changes. Except as set forth on Schedule 2.6 of the Disclosure Schedule, since the Target Balance Sheet Date, Target and Predecessor have each conducted its business in the ordinary course and there has not occurred: (i) any change, event or condition (whether or not covered by insurance) that has resulted in, or might reasonably be expected to result in, a Material Adverse Effect to Target or Predecessor; (ii) any acquisition, sale or transfer of any asset of Target or Predecessor other than in the ordinary course of business and consistent with past practice or that would have a Material Adverse Effect; (iii) any change in accounting methods or practices (including any change in depreciation or amortization policies or rates) by Target or

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Predecessor or any revaluation by Target or Predecessor of any of Target’s or Predecessor’s assets; (iv) any declaration, setting aside, or payment of a dividend or other distribution with respect to the shares of Target or membership interests of Predecessor or any direct or indirect redemption, purchase or other acquisition by Target of any of its Target Shares or by Predecessor of its membership interests; (v) any Material Contract entered into by Target or Predecessor, other than in the ordinary course of business and as provided to Acquiror, or any amendment or termination of, or default under, any Material Contract to which Target or Predecessor is a party or by which either of them is bound; (vi) any amendment or change to the charter documents of Target or the charter documents of Predecessor; (vii) any increase in or modification of the compensation or benefits paid, payable or to become payable by Target or Predecessor to any of its managers, officers or employees; (viii) any reduction in the sales of Target or Predecessor to, or significant detrimental change in terms with, any customer for the twelve month period beginning on the Closing and ending on the one-year anniversary of the Closing as compared to the same time period during the previous year or (ix) any negotiation or agreement by Target or Predecessor to do any of the things described in the preceding clauses (i) through (viii) (other than in connection with (A) the Reorganization, and (B) negotiations with Merger Sub, Acquiror and their representatives regarding the transactions contemplated by this Agreement). As of Closing, there will be no accrued but unpaid dividends on the Target Shares.

Section 2.7 Taxes.

(a) For purposes of this Agreement, a “Tax” or, collectively, “Taxes,” means any and all federal, state and local taxes of any country, assessments and other governmental charges, duties, impositions and liabilities, including taxes based upon or measured by gross receipts, income, profits, sales, use and occupation, and value added, ad valorem, transfer, franchise, withholding, payroll, recapture, employment, excise and property taxes, together with all interest, penalties and additions imposed with respect to such amounts and any obligations under any agreements or arrangements with any other person with respect to such amounts and including any liability for taxes of a predecessor entity.

(b) The Target Entities have each prepared and timely filed all returns, estimates, information statements and reports required to be filed with any taxing authority (“Returns”) relating to any and all Taxes concerning or attributable to Target, Predecessor or any of their respective operations and such Returns are true and correct in all respects and have been completed in all respects in accordance with applicable law. Target has delivered to Acquiror true and correct copies of all federal Returns filed by Target and Predecessor and delivered to Acquiror all other Returns filed by Target or Predecessor since Target or Predecessor’s inception.

(c) Target and Predecessor as of the Closing Date, (i) will have paid all Taxes it or its Predecessor is required to pay prior to the Closing Date, and (ii) will have properly withheld and remitted to the proper taxing authority all Taxes required to be withheld with respect to amounts paid or owed to any employee, independent contractor, member, stockholder, or other third party.

(d) There is no Tax deficiency outstanding or assessed or proposed against Target or Predecessor that is not reflected as an estimated liability on the Balance Sheet or set forth on the Disclosure Schedule, nor has Target or Predecessor executed any agreements or waivers extending any statute of limitations on or extending the period for the assessment or collection of any Tax.

(e) Neither of the Target Entities has any liabilities for unpaid Taxes that have not been accrued for or reserved on the Balance Sheet, whether asserted or unasserted, contingent or otherwise.

(f) Neither of the Target Entities is a party to any tax-sharing agreement or similar arrangement with any other party, or any contractual obligation to pay any Tax obligations of, or with respect to any transaction relating to, any other person or to indemnify any other person with respect to any Tax.

(g) Neither of the Target Entities has ever been a party to any contract, agreement, plan or arrangement, including but not limited to the provisions of this Agreement, covering any employee or former employee of Target or Predecessor that, individually or collectively, could give rise to the payment of any amount that would not be deductible pursuant to Sections 280G, 404 or 162(m) of the Code by Target or Merger Sub as an expense under applicable law.

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(h) Neither Target’s nor Predecessor’s Returns have ever been audited by a government or a taxing authority, no such audit is in process or pending, and neither Target nor Predecessor has been notified of any request for such an audit or other examination. Target has delivered to Acquiror accurate and complete copies of all audit reports and similar documents (to which Target or Predecessor had access) relating to Target’s or Predecessor’s Returns.

(i) No claim or legal proceeding is pending or to Target’s knowledge has been threatened against or with respect to Target or Predecessor in respect of any Tax. There are no unsatisfied liabilities for Taxes (including liabilities for interest, additions to tax and penalties thereon and related expenses) with respect to any notice of deficiency or similar document received by Target or Predecessor with respect to any Tax (other than liabilities for Taxes asserted under any such notice of deficiency or similar document which are being contested in good faith by Target and with respect to which adequate reserves for payment have been established). There are no liens for Taxes upon any of the assets of Target, except liens for current Taxes not yet due and payable. Target has not entered into or become bound by any agreement or consent pursuant to Section 341(f) of the Code. Target has not been, and will not be, required to include any adjustment in taxable income for any tax period (or portion thereof) pursuant to Section 481 or 263A of the Code or any comparable provision under state or foreign Tax laws as a result of transactions or events occurring, or accounting methods employed, prior to the Closing.

(j) Neither Target nor Predecessor has ever been a member of a group (including an affiliated group, within the meaning of Section 1504 of the Code) with which it has filed or been included in a combined, consolidated or unitary income Return, other than a group of which Target is or was the common parent. Target is not, nor has it ever been, a party to or bound by any tax indemnity agreement, tax sharing agreement, tax allocation agreement or similar contract. Predecessor has never been a party to or bound by any tax indemnity agreement, tax sharing agreement, tax allocation agreement or similar contract. Target is not liable for the Taxes of any taxpayer under Treasury Regulations Section 1.1502-6 (or any similar provision of state, local or foreign law) as a transferee or successor, by contract (including any tax allocation agreement, tax sharing agreement or tax indemnity agreement), or otherwise for any taxable period beginning before the Closing Date. No Tax liability or restriction, reduction or limitation on or of favorable Tax attributes (such as losses or credits, loss or credit carryovers, basis or deduction) will arise directly or indirectly as a result of the Merger other than pursuant to Section 382 and Section 383 of the Code. Prior to the Merger, neither Target or Predecessor has been subject to limitations under Sections 382 or 383 of the Code and none of the available net operating losses and carryovers set forth in the Disclosure Schedule has otherwise been restricted, reduced or limited.

(k) Neither of the Target Entities has executed any agreements or waivers extending any statute of limitations on or extending the period for the assessment or collection of any Tax.

(l) Each of the Target Entities has collected all sales and use Taxes required to be collected, and has remitted, or will remit on a timely basis, such amounts to the appropriate governmental entity and has furnished properly completed exemption certificates for all exempt transactions. Predecessor and Target have each collected all sales and use Taxes required to be collected, and remitted such amounts to the appropriate governmental entity and furnish properly completed exemption certificates for all exempt transactions.

(m) No claim has ever been made by a governmental entity in a jurisdiction where Target or Predecessor does not file Returns that it is or may be subject to taxation by that jurisdiction.

(n) Neither Target nor Predecessor is or has ever been a United States Real Property Holding Corporation within the meaning of Section 897(c)(2) of the Code during the applicable periods specified in Section 897(c)(1)(A)(ii) of the Code.

(o) Target, Predecessor and Predecessor’s members have paid any and all Taxes arising out of or related to the formation of Target and the transfer of membership interests from Predecessor members to Target.

(p) No power of attorney with respect to Taxes has been granted by any of the Target Entities.

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(q) None of the Target Entities has requested or received any private letter ruling from the Internal Revenue Service or comparable rulings from any other government or taxing agency.

Section 2.8 Title to Property. Target has good and marketable title to all of its properties, interests in properties and assets, real and personal, reflected in the Target Balance Sheet or acquired after the Target Balance Sheet Date (except properties, interests in properties and assets sold or otherwise disposed of since the Target Balance Sheet Date in the ordinary course of business), or with respect to leased properties and assets, valid leasehold interests therein, free and clear of all mortgages, liens, pledges, charges or encumbrances of any kind or character, except (a) the lien of current taxes not yet due and payable; (b) such imperfections of title, liens and easements as do not and will not materially detract from or interfere with the use of the properties subject thereto or affected thereby, or otherwise materially impair business operations involving such properties; (c) liens securing debt that is reflected on the Target Balance Sheet; and (d) such other mortgages, liens, pledges, charges or encumbrances as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Target. The plants, property and equipment of Target that are used in the operations of Target’s business are in all material respects in good operating condition and repair, subject to normal wear and tear. All properties used in the operations of Target are reflected in the Target Balance Sheet to the extent required by generally accepted accounting principles. All leases to which Target is a party are in full force and effect and are valid, binding and enforceable in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting or relating to creditors’ rights generally; and general principles of equity, regardless of whether asserted in a proceeding in equity or at law. True and correct copies of all such leases have been provided to Acquiror. Target owns no real property. All plants, property and equipment that are used in the operation of the Business have been properly transferred or distributed to Target in connection with the Reorganization, and Target has good and marketable title to all such plants, property and equipment.

Section 2.9 Intellectual Property.

(a) Except as set forth on Schedule 2.9(a) to the Disclosure Schedule, and other than the Licensed Intellectual Property (as defined below), Target solely owns all patents, trademarks, common law trademarks, trade names, trade secrets (including customer lists), service marks and copyrights, and any applications for and registrations of such patents, trademarks, service marks, and copyrights and all processes, formulas, methods, schematics, technology, know-how, computer software programs, data or applications and tangible or intangible proprietary information or material that are used in the Business as currently conducted or as presently proposed to be conducted, free and clear of all liens, claims or encumbrances (all of which are referred to as the “Target Intellectual Property Rights”). Each license or other agreement with a third party for which Target has acquired rights to the Licensed Intellectual Property (i) is in full force and effect, (ii) is valid, binding and enforceable, (iii) grants Target all necessary rights to intellectual property as are used in the Business as currently conducted or as presently proposed to be conducted, and (iv) there exists no default (or condition which, with the passage of time, the giving or notice or both) which would give rise to a right to terminate or otherwise limit rights granted to Target. Except as disclosed on Schedule 2.9(a), Predecessor has transferred or distributed to Target all Target Intellectual Property Rights.

(b) Schedule 2.9(b) contains an accurate and complete description of (i) all patents, trademarks, common law trademarks, trade names, service marks and copyrights included in the Target Intellectual Property Rights, including the jurisdictions in which each such Target Intellectual Property Right has been issued or registered, if applicable, or in which any such application for such issuance and registration has been filed, (ii) all licenses and sublicenses, distribution agreements and other agreements to which Target is a party and pursuant to which any person is authorized to use or has a license or other immunity with respect to any Target Intellectual Property Rights, (iii) all licenses, sublicenses and other agreements to which Target is a party and pursuant to which Target is authorized to use any third party technology, trade secret, know-how, process, patent, trademark or copyright, including software (“Licensed Intellectual Property”), which is used in the Business as currently conducted or as presently proposed to be conducted (including licenses for off-the-shelf software), (iv) all joint development agreements to which Target is a party, and (v) all agreements with Governmental Entities or other third parties pursuant to which Target has obtained funding for research and development activities.

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(c) Target will not be as a result of Target’s execution and delivery of this Agreement or the performance of its obligations under this Agreement, in breach of any license, sublicense or other agreement relating to the Target Intellectual Property Rights or Licensed Intellectual Property.

(d) Target (i) has not received notice of a claim of infringement of any patent, trademark, service mark, copyright, trade secret or other proprietary right of any third party and (ii) does not have any knowledge of any claim challenging or questioning the validity or effectiveness of any license or agreement relating to any Target Intellectual Property Rights or Licensed Intellectual Property. To the knowledge of Target, the Business as currently conducted or as presently proposed to be conducted does not and will not result in an unauthorized use, disclosure or misappropriation of any third party’s intellectual property rights.

(e) Target and Predecessor have at all times used reasonable efforts to protect their proprietary information and to prevent such information from being released into the public domain. Target and Predecessor have caused each person currently or formerly employed by Target or Predecessor (including independent consultants and contractors, if any) to execute and deliver to Target an employee innovations and proprietary rights assignment agreement in Target’s or Predecessor’s standard form and has provided copies of such agreements to Acquiror. To the knowledge of Target, neither the execution or delivery of any such agreement by any such person, nor the carrying on of the business as currently conducted, has or will conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract, covenant or instrument under which any of such persons is obligated.

(f) Target has not entered into any covenant not to compete or contract, agreement or other arrangement limiting its ability to transact business in any market, field or geographical area or with any third party.

Section 2.10 Bank Accounts. Schedule 2.10 of the Disclosure Schedule sets forth the names and locations of all banks and other financial institutions at which Target maintains accounts of any nature, the type of accounts maintained at each such institution, the names of all persons authorized to draw thereon or make withdrawals therefrom and the balance of each account as of the Closing. Schedule 2.10 of the Disclosure Schedule also sets forth a list of all credit cards for which Target is liable.

Section 2.11 Material Contracts.

(a) All the Material Contracts (as defined below) to which Target is a party are listed in Schedule 2.11(a) hereto. With respect to each agreement so listed: (i) the agreement is legal, valid, binding and enforceable and in full force and effect with respect to Target, and to Target’s knowledge is legal, valid, binding, enforceable and in full force and effect with respect to each other party thereto, in each case subject to the effect of bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and except as the availability of equitable remedies may be limited by general principles of equity; (ii) the agreement will continue to be legal, valid, binding and enforceable and in full force and effect immediately following the Effective Time in accordance with the terms thereof as in effect prior to the Effective Time, subject to the effect of bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and except as the availability of equitable remedies may be limited by general principles of equity; and (iii) neither Target, nor, to Target’s knowledge, any other party, is in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default by Target, or, to Target’s knowledge, by any such other party, or permit termination, modification or acceleration, under the agreement. Target is not a party to any oral Material Contract. “Material Contract” means any contract, agreement or commitment to which Target or Predecessor is a party, including, but not limited to, any leases, licenses, royalty agreements, development agreements, service agreements, distributor agreements or any other obligations (a) with expected receipts or expenditures in excess of $25,000 over the life of the contract, (b) requiring Target or Predecessor to indemnify any party or person, (c) granting any exclusive rights to any party, (d) evidencing indebtedness for borrowed or loaned money of $25,000 or more, including guarantees of such indebtedness, or (e) which if breached or terminated would reasonably be expected to have a Material Adverse Effect on Target. Target is not a party to any agreement with any salesperson, consultant, contractor or other party obligating Target to pay any commission or compensation to such other party after the Closing with respect to the purchases of any current or prospective customer.

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(b) Except as disclosed in Schedule 2.11(b), Predecessor has assigned to Target all rights, contracts, agreements and commitments necessary to conduct the Business as presently conducted or as presently proposed to be conducted, and all such assignments are legal, valid, binding and enforceable.

Section 2.12 Environmental Matters.

(a) None of the properties or facilities of Target is in violation of any federal state or local law, ordinance, regulation or order relating to the protection of public health and safety, the protection of worker health and safety or the environmental conditions on, under or about the properties or facilities, including, but not limited to, soil and ground water condition except where the violations would not constitute a Material Adverse Effect on Target. During the time that Target or Predecessor has owned or leased either’s properties and facilities, none of Target, Predecessor or, to Target’s knowledge, any third party, has released, used, generated, manufactured or stored on, under or about the properties or facilities or transported to or from the properties or facilities any hazardous materials.

(b) During the time that either Target or Predecessor has owned or leased Target’s properties or facilities, there has been no litigation brought or, to the knowledge of Target, threatened against either Target or Predecessor by, or any settlement reached by Target or Predecessor with, any party or parties alleging the presence, disposal, release or threatened release of any hazardous materials on, from or under any of the properties or facilities.

Section 2.13 Employee Benefit Plans; ERISA.

(a) Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Target: (i) Target and Predecessor have complied, and are now in compliance, with all provisions of all laws and regulations applicable to each material employee benefit plan, program or policy providing benefits to any current or former employee, officer or director of Target or Predecessor or any beneficiary or dependent thereof that is sponsored or maintained by Target or Predecessor or to which Target or Predecessor contributes or is obligated to contribute, or with respect to which Target or Predecessor has or may have any Liability or obligations, including any employee welfare benefit plan within the meaning of Section 3(1) of ERISA or any employee pension benefit plan within the meaning of Section 3(2) of ERISA (whether or not such plan is subject to ERISA) and any material bonus, incentive, deferred compensation, vacation, stock purchase, stock option, severance, employment, change of control or fringe benefit or similar arrangement, agreement, plan, program or policy (the “Target Benefit Plans”), and each Target Benefit Plan has been administered in accordance with its terms, including the making of all required contributions and the reflection by Target or Predecessor of all required accruals on its financial statements; (ii) no event or condition exists which would reasonably be expected to subject the Target or Predecessor to liability in connection with the Target Benefit Plans or any plan, program, or policy sponsored or contributed to by any of their respective ERISA Affiliates other than the provision of benefits thereunder in the ordinary course; (iii) there are no pending or, to Target and Predecessor’s knowledge, threatened actions (other than claims for benefits in the ordinary course) relating to Target Benefit Plans which have been asserted or instituted and which would reasonably be expected to result in any liability of Target or Predecessor; and (iv) each Target Benefit Plan which is intended to be qualified under Section 401(a) of the Code has received a favorable determination letter or opinion letter from the Internal Revenue Service, and Target is not aware of any circumstances likely to result in revocation of any such favorable determination or opinion letter. Schedule 2.13 sets forth a list of all material Target Benefit Plans. Target has made available to Acquiror complete and correct copies of all material documents evidencing any material Target Benefit Plan, together with copies of all annual reports for the preceding three plan years, current summary plan descriptions applicable thereto and the most recent IRS determination letter or opinion letter with respect to any Employee Benefit Plan that is intended to be qualified under Section 401(a) of the Code. For purposes of this Section 2.13, “ERISA Affiliate” shall mean, with respect to any entity, trade or business, any other entity, trade or business that is, or was at the relevant time, a member of a group described in Section 52 or 414(b), (c), (m) or (o) of the Code or Section 4001(b)(1) of ERISA that includes or included the first entity, trade or business, or that is, or was at the relevant time, a member of the same “controlled group” as the first entity, trade or business pursuant to Section 4001(a)(14) of ERISA.

(b) No Target Benefit Plan or benefit plan of an ERISA Affiliate is, or has ever been, subject to Title IV or Section 302 of ERISA or Section 412 or 4971 of the Code. No Target Benefit Plan or benefit plan of an ERISA Affiliate is, or has ever been, a Multiemployer Plan. Any Target Benefit Plan which is intended to be qualified under Section 401(a) of the Code has, to the extent applicable, received a determination letter from the IRS evidencing such qualification.

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(c) No stockholder, member, director, officer, member, employee or consultant of Target or Predecessor is obligated under any contract or agreement, subject to any judgment, decree, or order of any court or administrative agency that would interfere with such person’s efforts to promote the interests of Target or Predecessor or that would interfere with Target’s business. Neither the execution nor delivery of this Agreement, nor the carrying on of Target’s business as presently conducted or proposed to be conducted nor any activity of such officers, directors, employees or consultants in connection with the carrying on of Target’s business or any of its subsidiaries’ businesses as presently conducted or currently proposed to be conducted will, conflict with or result in a breach of the terms, conditions, or provisions of, or constitute a default under, any contract or agreement under which any of such officers, directors, employees, or consultants is now bound.

Section 2.14 Employee Matters. Target and Predecessor are in compliance with all currently applicable laws and regulations respecting terms and conditions of employment including, without limitation, applicant and employee background checking, immigration laws, discrimination laws, verification of employment eligibility, employee leave laws, classification of workers as employees and independent contractors, wage and hour laws, and occupational safety and health laws, except where any failure to comply would not constitute a Material Adverse Effect on Target or Predecessor. There are no proceedings pending or, to Target’s knowledge, reasonably expected or threatened, between Target or Predecessor, on the one hand, and any or all of either of such entities’ current or former employees, on the other hand, including, but not limited to, any claims for actual or alleged harassment or discrimination based on race, national origin, age, sex, sexual orientation, religion, disability, or similar tortious conduct, breach of contract, wrongful termination, defamation, intentional or negligent infliction of emotional distress, interference with contract or interference with actual or prospective economic disadvantage. There are no claims pending, or, to Target’s knowledge, reasonably expected or threatened, against Target or Predecessor under any workers’ compensation or long term disability plan or policy. None of the Target Entities has any unsatisfied obligations that would have a Material Adverse Effect on Target to any employees, former employees, or qualified beneficiaries pursuant to COBRA, HIPAA, or any state law governing health care coverage extension or continuation. None of the Target Entities is or ever was a party to any collective bargaining agreement or other labor union contract, nor does Target know of any activities or proceedings of any labor union to organize their respective employees. Predecessor and Target have provided all employees with all wages, benefits, relocation benefits, options, bonuses and incentives, and all other compensation which became due and payable through the date of this Agreement. Within the past year, none of the Target Entities has incurred any liability or obligation under the Worker Adjustment and Retraining Notification Act (“WARN”) or any similar state or local law that remains unsatisfied, nor shall any terminations prior to the Closing Date result in unsatisfied liability or obligation under WARN or any similar state or local law.

Section 2.15 Compliance with Laws. Target and Predecessor have each complied with, and neither is in violation of, and neither has received any notices of violation with respect to, any statute, law or regulation applicable to Target or Predecessor, the ownership or operation of the Business or the Target Stockholders except as such violation would not have a Material Adverse Effect on Target.

Section 2.16 Litigation. There is no action, suit, proceeding, claim, arbitration or known investigation pending before any agency, court or tribunal or threatened against Target, any Predecessor or Target’s properties or officers or managers (in their capacities as such), the Target Stockholders, Predecessor’s members or the assets of either Target or Predecessor. There is no judgment, decree or order against Target or any Predecessor, the Target Stockholders or any of the managers, officers or members of Target or Predecessor (in their capacities as such). All litigation to which Target or Predecessor, the Target Stockholders or Target’s or Predecessor’s assets is a party (or is threatened to become a party) is disclosed in Schedule 2.16 of the Disclosure Schedule.

Section 2.17 Restrictions on Business Activities. There is no agreement, judgment, injunction, order or decree binding upon any of the Target Entities or the Target Stockholders which has or could reasonably be expected to have the effect of prohibiting or materially impairing any current business practice of Target or the operation of the Business as currently conducted.

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Section 2.18 Insurance. Schedule 2.18 contains a list and description of all insurance policies in effect which are maintained by Target or as to which Target or Predecessor is an insured party. Target and Predecessor have policies of insurance and bonds of the type and the amount customarily carried by persons conducting business or owning assets similar to those of Target and Predecessor, respectively. There is no claim pending under any of such policies as to which coverage has been questioned, denied or disputed by the underwriters of such policies. All premiums due and payable under all such policies have been paid, and Target and Predecessor are otherwise in compliance with the terms of such policies. Neither Target nor Predecessor has any knowledge of any threatened termination of, or premium increase with respect to, any of such policies.

Section 2.19 Interested Party Transactions. No current or former officer, manager or employee of any of the Target Entities has any interest in (i) any equipment or other property or asset, real or personal, tangible or intangible, including, without limitation, any of the Target Intellectual Property Rights, used in connection with or pertaining to the Business, (ii) any creditor, supplier, customer, manufacturer, agent, representative, or distributor of any of Target’s products, (iii) any entity that competes with Target, or with which Target is affiliated or has a business relationship, or (iv) any agreement, obligation or commitment, written or oral, to which Target is a party.

Section 2.20 Representations Complete. No representation or warranty by Target or Predecessor in this Agreement or in any Schedule or Exhibit hereto, including the Disclosure Schedule, or certificate furnished by Target or Predecessor pursuant to this Agreement or any written statement furnished by Target or Predecessor pursuant to this Agreement or in connection with the transactions contemplated hereby contains or shall contain any untrue statement of a material fact or omits or shall omit to state a material fact required to be stated therein or necessary in order to make such statements, in light of the circumstances under which they were made, not misleading.

Section 2.21 Brokers or Finders. No agent, broker, investment banker, financial advisor or other firm or person is or will be entitled to any broker’s or finder’s fee or any other commission or similar fee in connection with any of the transactions contemplated by this Agreement.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF

ACQUIROR AND THE MERGER SUB

Acquiror and Merger Sub represent and warrant to Target that the statements contained in this ARTICLE III are true and correct.

Section 3.1 Organization, Standing and Power. Each of Acquiror and Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of the state of Delaware. Each of Acquiror and Merger Sub has the corporate power to own its properties and to carry on its business as now being conducted and is duly qualified to do business and is in good standing in each jurisdiction in which the failure to be so qualified and in good standing could reasonably be expected to have a Material Adverse Effect on Acquiror. Acquiror has delivered a true and correct copy of the Certificate of Incorporation and Bylaws or other charter documents, as applicable, of Acquiror and Merger Sub, each as amended to date, to Target. Neither Acquiror nor Merger Sub is in violation of any of the provisions of its Certificate of Incorporation or Bylaws.

Section 3.2 Authority. Acquiror and Merger Sub have all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been, or will have been taken by the Closing, duly authorized by all necessary corporate action on the part of Acquiror and Merger Sub. This Agreement has been duly executed and delivered by Acquiror and Merger Sub and constitutes the valid and binding obligations of Acquiror and Merger Sub enforceable against Acquiror and Merger Sub in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting or relating to creditors’ rights generally, and subject to general principles of equity.

Section 3.3 Issuance of Shares. The issuance and delivery of the Shares in accordance with this Agreement has been duly authorized by all necessary corporate action on the part of Acquiror, and, when issued at the Effective Time as contemplated hereby,

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such shares of Acquiror Common Stock will be duly and validly issued, fully paid and nonassessable. Such Acquiror Common Stock, when so issued and delivered in accordance with the provisions of this Agreement, shall be free and clear of all liens and encumbrances and adverse claims, other than restrictions on transfer created by applicable securities laws and will not have been issued in violation of their respective properties or any preemptive rights or rights of first refusal or similar rights.

Section 3.4 SEC Reports. Acquiror has filed all reports required to be filed by it under the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, preceding the date hereof (or such shorter period as Acquiror was required by law to file such material) (the foregoing materials being collectively referred to herein as the “SEC Reports”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. The SEC Reports filed since May 4, 2005 complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the Commission promulgated thereunder, and none of the SEC Reports filed since May 4, 2005, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

ARTICLE IV

CONDITIONS TO THE CLOSING

Section 4.1 Conditions to Acquiror’s and Merger Sub’s Obligation to Close. The obligation of Acquiror and Merger Sub to consummate the Merger shall be subject to the satisfaction, on or prior to the Closing Date, of each of the following conditions, any of which may be waived by Acquiror in writing:

(a) No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal or regulatory restraint or prohibition preventing the consummation of the transactions contemplated hereby or limiting or restricting Merger Sub’s or Acquiror’s conduct or operation of the Business after the transactions contemplated hereby shall have been consummated, nor shall any proceeding brought by a domestic administrative agency or commission or other domestic governmental entity seeking any of the foregoing be pending; nor shall there be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the transactions contemplated hereby which makes the consummation of the transactions contemplated hereby illegal;

(b) The representations and warranties of Target and Predecessor set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date, except that representations and warranties which specifically relate to a particular date or period shall be true and correct as of such date and for such period, and Target and Predecessor shall have performed in all material respects all obligations required to be performed by them under this Agreement at or prior to the Closing Date;

(c) Target shall have delivered to Acquiror Target Financial Statements;

(d) Target and Predecessor shall have delivered to Acquiror and Merger Sub all of the documents and agreements set forth in Section 1.7;

(e) Target and Predecessor shall have delivered to Acquiror all third party consents required for the consummation of the Merger, or to prevent a breach or termination of any Material Contract;

(f) The principal terms of the Merger, including the issuance of the Shares, shall have been duly approved by the Board of Directors of the Acquiror;

(g) The principal terms of the Merger shall have been duly approved by the affirmative vote of a majority of the Target Shares outstanding immediately prior to the Effective Time;

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(h) Acquiror shall have received executed documentation evidencing the consummation of the Reorganization, in a form satisfactory to Acquiror; and

(i) Acquiror shall have received executed documentation evidencing the consummation of the reincorporation of Target as a Delaware corporation, in a form satisfactory to Acquiror.

Section 4.2 Conditions to Target’s Obligation to Close. The obligation of Target to close the transactions contemplated hereby is subject to the satisfaction of each of the following conditions, any of which may be waived, in writing, exclusively by Target:

(a) No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal or regulatory restraint or prohibition preventing the consummation of the transactions contemplated hereby or limiting or restricting Merger Sub’s or Acquiror’s conduct or operation of the Business after the transactions contemplated hereby shall have been consummated, nor shall any proceeding brought by a domestic administrative agency or commission or other domestic governmental entity seeking any of the foregoing be pending; nor shall there be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the transactions contemplated hereby which makes the consummation of the transactions contemplated hereby illegal;

(b) The representations and warranties of each of Acquiror and Merger Sub set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and (except to the extent such representations speak as of an earlier date), and Acquiror and Merger Sub shall have performed in all material respects all obligations required to be performed by them under this Agreement at or prior to the Closing Date;

(c) The principal terms of the Merger shall have been duly approved by the Board of Directors of the Target; and

(d) Target and Predecessor shall have delivered to Acquiror and Merger Sub all of the documents and agreements set forth in Section 1.7.

ARTICLE V

INDEMNIFICATION

Section 5.1 Survival of Representations and Warranties. All representations and warranties made by Target and Predecessor herein, or in any certificate, schedule or exhibit delivered pursuant hereto, shall survive the Closing and continue in full force and effect until the date fifteen (15) months following the Closing Date (the “Survival Date”). Notwithstanding the foregoing, the representations and warranties contained in Sections 2.2 and 2.3 shall survive indefinitely and the representations and warranties contained in Sections 2.7 and 2.12 shall survive until ninety (90) days after the expiration of the applicable statute of limitations. The termination of any representation and warranty shall not affect any claim for breaches of representations or warranties (and the breaching Party shall continue to be liable therefor) if written notice thereof is given to the breaching Party or Parties on or prior to such termination date.

Section 5.2 Indemnification.

(a) Subject to the limitations set forth in this Section 5.2, Target and Predecessor will indemnify and hold harmless Acquiror and the Surviving Corporation and their respective officers, directors, agents, attorneys and employees, and each person, if any, who controls or may control Acquiror or the Surviving Corporation within the meaning of the Securities Act (individually an “Acquiror Indemnified Person” and collectively the “Acquiror Indemnified Persons”) from and against any and all losses, costs, damages, liabilities and expenses arising from claims, demands, actions, causes of action, including, without limitation, legal fees, (collectively, “Damages”) arising out of, or in connection with (i) any misrepresentation or breach of or default in connection with any of the representations, warranties, covenants and agreements given or made by Target and Predecessor in the Transaction Documents and (ii) any Damages arising out of or related to the formation of Target and the consummation of the Reorganization.

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(b) Nothing in this Agreement shall limit the liability in amount or otherwise of (i) Target and Predecessor for any breach of any representation, warranty or covenant if the Merger does not close; or (ii) Target and Predecessor with respect to fraud, criminal activity or intentional breach of any covenant contained in this Agreement.

(c) Acquiror shall indemnify, defend and hold harmless Target from and against any and all Damages, whether or not involving a third-party claim, arising out of, relating to or resulting from: (i) any breach of a representation or warranty of Acquiror contained in this Agreement or in any other Transaction Document; or (ii) any breach of a covenant of Acquiror contained in this Agreement or in any other Transaction Document. In determining whether a breach of any representation, warranty or covenant shall have occurred, and for such purposes only, any materiality standard contained in a representation, warranty or covenant shall be disregarded.

Section 5.3 Indemnification Shares. Ten percent (10%) of the total number of Shares (250,000 shares) shall constitute the “Indemnification Shares” and shall be available to compensate the Acquiror and Merger Sub pursuant to the indemnification obligations of the Indemnifying Parties pursuant to Section 5.2.

Section 5.4 Indemnification Period; Release from Indemnification Obligations. The period for offsetting claims against the Indemnification Shares shall terminate upon the Survival Date; provided, however, that a portion of the Indemnification Shares that, in the reasonable judgment of Acquiror, subject to the objection of the Stockholders’ Agent and the subsequent litigation of the matter in the manner provided in this ARTICLE V, is necessary to satisfy any unsatisfied claims made in accordance with this ARTICLE V and specified in the Claims Notice (as defined in Section 5.5 below) delivered to the Stockholders’ Agent prior to the Survival Date, shall remain subject to the right of Acquiror to offset such claims against the Indemnification Shares until such claims have been resolved or until a portion of such amount is determined by Acquiror in good faith or a court of competent jurisdiction to be no longer necessary to satisfy such claims.

Section 5.5 Offset of Claims; Sole Remedy. Upon receipt by the Stockholders’ Agent on or before the Survival Date of a certificate signed by any officer of Parent (a “Claims Notice”) stating that Damages exist with respect to the indemnification obligations of the Target and Predecessor set forth in Section 5.2 and that a claim for such Damages has been made prior to the Survival Date, and specifying in reasonable detail the individual items of such Damages included in the amount so stated, the date each such item was paid, or properly accrued or arose, and the nature of the misrepresentation, breach of warranty, covenant or claim to which such item is related, Acquiror shall be entitled, subject to the Stockholders’ Agent’s right to object in accordance with this ARTICLE V, to receive payment of the Indemnification Shares in the amount of such Damages. In determining the number of Indemnification Shares to be delivered pursuant to this Section, the per share value of the Indemnification Shares shall be deemed to be $[__] per share. For a period of thirty (30) days after delivery by Acquiror of a Claims Notice, the Stockholders’ Agent shall be entitled to object in a written statement to the claim made in such Claims Notice, by delivering such statement to Acquiror prior to the expiration of such thirty (30) day period. In case the Stockholders’ Agent shall so object in writing to any claim or claims by Acquiror made in any Claims Notice, Acquiror shall have thirty (30) days to respond in a written statement to the objection of the Stockholders’ Agent. If after such thirty (30) day period there remains a dispute as to any claims, the Stockholders’ Agent and Acquiror shall attempt in good faith for thirty (30) days to agree upon the rights of the respective parties with respect to each of such claims. If the Stockholders’ Agent and Acquiror should so agree, a memorandum setting forth such agreement shall be prepared and signed by both parties. If no agreement can be reached after good faith negotiation between the Stockholders’ Agent and Acquiror, either Acquiror or the Stockholders’ Agent may initiate formal legal action with the applicable court in Roanoke, Virginia to resolve such dispute. The decision of the court as to the validity and amount of any claim in such Claims Notice shall be binding and conclusive upon the Parties. Except as otherwise provided in Section 5.1 and Section 5.2(b), the right of the Acquiror Indemnified Persons to offset Damages against the Indemnification Shares shall be the sole remedy for, and sole source of, indemnification with respect to Damages arising hereunder.

Section 5.6 Appointment of Stockholders’ Agent. Gary Haycox shall be constituted and appointed as Stockholders’ Agent (the “Stockholders’ Agent”) for and on behalf of the Target Stockholders for purposes of this Agreement. The Stockholders’ Agent is

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authorized to give and receive notices and communications, to direct the Target Stockholders to deliver to Acquiror any Indemnification Shares, to object to such deliveries, to agree to, negotiate, enter into settlements and compromises of, and demand arbitration and comply with orders of courts and awards of arbitrators with respect to such claims, to take all actions necessary or appropriate in the judgment of the Stockholders’ Agent for the accomplishment of the foregoing and to execute any amendments of this Agreement as provided in this Merger Agreement. The Stockholders’ Agent shall receive no compensation for his or her services. Notices or communications to or from the Stockholders’ Agent shall constitute notice to or from each of the Target Stockholders.

Section 5.7 Liability of Agent. The Stockholders’ Agent shall not be liable for any act done or omitted as Stockholders’ Agent while acting in good faith and in the exercise of reasonable judgment and any act done or omitted pursuant to the advice of counsel shall be conclusive evidence of such good faith. The Target Stockholders shall jointly and severally indemnify the Stockholders’ Agent and hold him or her harmless against any loss, liability or expense incurred without gross negligence or bad faith on the part of the Stockholders’ Agent and arising out of or in connection with the acceptance or administration of his or her duties hereunder.

Section 5.8 Actions of the Stockholders’ Agent. A decision, act, consent or instruction of the Stockholders’ Agent shall constitute a decision of all Target Stockholders and shall be final, binding and conclusive upon each such Target Stockholder, and Acquiror and the Surviving Corporation may rely upon any decision, act, consent or instruction of the Stockholders’ Agent as being the decision, act, consent or instruction of each and every Target Stockholder. Acquiror and the Surviving Corporation are each hereby relieved from any liability to any person for any acts done by it in accordance with such decision, act, consent or instruction of the Stockholders’ Agent. In addition, any loss, liability or expense incurred by reason of Stockholders’ Agent’s failure to give notice under ARTICLE V of this Agreement shall be borne solely by the Stockholders’ Agent.

ARTICLE VI

ADDITIONAL AGREEMENTS

Section 6.1 Employee Benefits.

(a) Each full-time employee of Target (other than the Key Employees) who is employed by Acquiror on or after the Closing Date shall be new at-will employees of Acquiror and any prior employment by Target or Predecessor of such employees shall not affect entitlement to, or the amount of, salary or other cash compensation, current or deferred, which Acquiror may make available to its employees;

(b) Acquiror shall grant to each former Target employee that number of shares of Acquiror’s common stock and with the vesting terms as set forth in Schedule 6.1(b). Such grants shall be made under Acquiror’s 2005 Stock Incentive Plan as restricted stock awards subject to all the terms and conditions of such plan; and

(c) Immediately following the Closing, each employee of the Acquiror, Merger Sub or Surviving Corporation that had been previously employed by Target or Predecessor prior to the Closing (the “Transferred Employees”) shall be permitted to participate in the plans, programs and arrangements of Acquiror relating to employee benefits (the “Acquiror Employee Plans”) to the extent (i) consistent with the terms and conditions of such Acquiror Employee Plans and (ii) similarly situated Acquiror employees participate in such plans.

Section 6.2 Additional Agreements; Reasonable Efforts. Subject to the terms and conditions of this Agreement, each of the parties agrees to use all reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement, including cooperating fully with the other party and providing any information reasonably required by the other party. In case at any time after the Closing any further action is necessary or desirable to carry out the purposes of this Agreement or to vest Merger Sub with full title to all of the assets, the Target Stockholders shall take all such necessary action.

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Section 6.3 Restrictions on the Sale of Shares. Each certificate evidencing shares of Acquiror common stock to be issued pursuant to Section 1.5 shall bear the following legend:

THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT COVERING SUCH SECURITIES, OR THE COMPANY RECEIVES AN OPINION OF COUNSEL FOR THE HOLDER OF THESE SECURITIES REASONABLY SATISFACTORY TO THE COMPANY, STATING THAT SUCH SALE, TRANSFER, ASSIGNMENT OR HYPOTHECATION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF THE SECURITIES ACT.

and any legends required by state securities laws.

Section 6.4 Blue Sky Laws. Acquiror shall take such steps as may be necessary to comply with the securities and blue sky laws of all jurisdictions applicable to the issuance of the Shares in connection with the Merger. Target shall use its commercially reasonable efforts to assist Acquiror in complying with the securities and blue sky laws of all jurisdictions applicable to the issuance of the Shares in connection with the Merger.

Section 6.5 Registration of Shares.

(a) Definitions.

(i) The term “Holder” means any holder of outstanding Shares who is (i) a Target Stockholder, or (ii) any person to whom the registration rights provided for in this Agreement or otherwise transferred in accordance with Section 6.5.

(ii) The term “Registrable Securities” means: (i) Acquiror Common Stock issued to the Target Stockholders in the Merger, and (ii) the shares of Acquiror Common Stock issued or issuable as a result of any stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization and any other securities issued pursuant to any other pro rata distribution with respect to, or in exchange for or in replacement of Acquiror Common Stock; provided, however, that shares of Acquiror Common Stock shall not be treated as Registrable Securities if such shares: (A) are sold under any registration under the Securities Act; (B) are sold by a person in a transaction in which rights under this Agreement are not assigned in accordance with the terms of this Agreement; (C) are sold pursuant to Rule 144 (including any successor provision, “Rule 144”) promulgated under the Securities Act; (D) in the opinion of counsel to Acquiror, may be sold in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act so that all transfer restrictions and legends with respect thereto are removed from the certificates representing such shares upon the consummation of such sale.

(b) Acquiror shall use its reasonable commercial efforts to cause the Registrable Securities to be registered under the Securities Act of 1933, as amended (the “Securities Act”) so as to permit the resale thereof, and in connection therewith shall use its commercially reasonable efforts to prepare and file a registration statement (the “Registration Statement”) with the SEC with respect to the Registrable Securities as soon as practicable after the date hereof, but no later than forty-five (45) days after the Effective Time, and shall use its reasonable commercial efforts to cause the Registration Statement to become effective as soon as possible thereafter; provided, however, that the Target and Predecessor shall provide all such information and materials to Acquiror and take all such action as may be required in order to permit Acquiror to comply with all applicable requirements of the SEC and to obtain any desired acceleration of the effective date of such Registration Statement. Such provision of information and materials is a condition precedent to the obligations of Acquiror pursuant to this Section 6.5. Acquiror shall not be required to effect more than one (1) registration under this Section 6.5. The offering made pursuant to such registration shall not be underwritten.

(c) Acquiror shall: (i) prepare and file with the SEC the Registration Statement in accordance with Section 6.5(b) with respect to the Registrable Securities; (ii) use all commercially reasonable efforts to cause the Registration Statement to remain

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effective for a period of ninety (90) days; and (iii) prepare and file with the Securities and Exchange Commission (the “SEC”) such amendments and supplements to the Registration Statement and the prospectus used in connection therewith as may be reasonably necessary, and comply with the provisions of the Securities Act with respect to the sale or other disposition of all securities proposed to be registered in the Registration Statement until the termination of effectiveness of the Registration Statement.

(d) Notwithstanding any other provision of this Section 6.5, if the Acquiror determines that it is desirable in order to comply with the requirements of the SEC that the number of securities to be registered in such registration be reduced, then the Acquiror shall so advise all Holders of Registrable Securities that would otherwise be registered pursuant hereto, and the number of shares that may be included in the registration shall be allocated on a pro rata basis (as nearly as practicable) based on the number of Registrable Securities held by all such Holders.

(e) The registration rights set forth in this Agreement shall not be available to a Holder if all of the Registrable Securities then owned by such Holder could be sold in any 90-day period pursuant to Rule 144 under the Securities Act.

(f) Notwithstanding any other provision of this Section 6.5, Acquiror shall have the right at any time to require that the Holders suspend open market offers and sales of Registrable Securities whenever, and for so long as, in the reasonable, good-faith judgment of Acquiror, there is in existence material undisclosed information or events with respect to Acquiror (the “Suspension Right”). In the event Acquiror exercises the Suspension Right, such suspension will continue for the period of time reasonably necessary for disclosure to occur at a time that is not materially detrimental to Acquiror or until such time as the information or event is no longer material, each as reasonably determined in good faith by Acquiror. Acquiror will promptly give the Stockholders’ Agent notice, in a writing signed by an executive officer of Acquiror, of any such suspension. Acquiror agrees to notify the Stockholders’ Agent promptly upon termination of the suspension. The period during which Acquiror is required to cause the Registration Statement to remain effective shall be extended by a period equal in length to any and all periods during which open market offers and sales of Registrable Securities are suspended pursuant to exercise of the Suspension Right.

(g) Acquiror shall pay all of the registration and filing fees, printing expenses, transfer agents’ and registrars’ fees, and fees and disbursements of Acquiror’s outside counsel and independent accountants incurred in connection with any registration of Registrable Securities pursuant to this Section 6.5.

(h) To the fullest extent permitted by law, Acquiror will indemnify, defend, protect and hold harmless the Holders, each underwriter of Registrable Securities being sold pursuant to this Section 6.5, each person, if any, who controls the Holders or underwriter within the meaning of the Exchange Act and their respective affiliates, officers, directors, partners, successors and assigns (each, a “Target Indemnitee”), against all actions, claims, losses, damages, liabilities and expenses to which they or any of them become subject under the Securities Act, the Exchange Act or under any other statute or at common law or otherwise and, except as hereinafter provided, will promptly reimburse each Target Indemnitee for any legal or other expenses reasonably incurred in connection with investigating or defending any actions whether or not resulting in any liability, insofar as such actions, claims, losses, damages, liabilities and expenses arise out of or are based upon any untrue statement or alleged untrue statement of material fact in any registration statement and any prospectus filed pursuant to Section 6.5(b) or any post-effective amendment thereto or arise out of or are based upon any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading or any violation by Acquiror of any rule or regulation promulgated under the Securities Act, the Exchange Act or any statute, regulation or law applicable to Acquiror and relating to action or inaction required of Acquiror in connection with such registration; provided, however, that Acquiror shall not be liable to any such Target Indemnitee in respect of any actions, claims, losses, damages, liabilities and expenses resulting from any untrue statement or alleged untrue statement, or omission or alleged omission made in reliance upon and in conformity with information furnished in writing to Acquiror by such Target Indemnitee specifically for use in connection with such registration statement and prospectus or post-effective amendment.

(i) To the fullest extent permitted by law, the Target Stockholders will indemnify Acquiror, each person, if any, who controls the Acquiror within the meaning of the Securities Act or the Exchange Act, each underwriter of the Registrable

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Securities and their respective affiliates, officers, directors, partners, successors and assigns (each an “Acquiror Indemnitee”) against any actions, claims, losses, damages, liabilities and expenses to which they or any of them may become subject under the Securities Act, the Exchange Act or under any other statute or at common law or otherwise, and, except as hereinafter provided, will promptly reimburse each Acquiror Indemnitee for any legal or other expenses reasonably incurred in connection with investigating or defending any actions, whether or not resulting in any liability, insofar as such actions, claims, losses, damages, liabilities and expenses arise out of or are based upon any untrue statement or alleged untrue statement of a material fact in any registration statement and any prospectus filed pursuant to Section 6.5(b) or any post-effective amendment thereto, or any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, which untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with information furnished in writing to the Acquiror by the Target or underwriter specifically for use in connection with such registration statement, prospectus or post-effective amendment; provided, however, that the obligations of the Target Stockholders hereunder shall be limited to an amount equal to the proceeds to the Target Stockholders from the sale of the Target Shares hereunder.

(j) Each person entitled to indemnification under this Section 6.5 (an “Indemnified Person”) shall give notice to the party required to provide indemnification (the “Indemnifying Person”) promptly after such Indemnified Person has actual knowledge of any claim as to which indemnity may be sought and shall permit the Indemnifying Person to assume the defense of any such claim and any litigation resulting therefrom; provided, however, that counsel for the Indemnifying Person who conducts the defense of such claim or any litigation resulting therefrom shall be approved by the Indemnified Person (whose approval shall not unreasonably be withheld), and the Indemnified Person may participate in such defense at such party’s expense (unless the Indemnified Person has reasonably concluded that there may be a conflict of interest between the Indemnifying Person and the Indemnified Person in such action, in which case the fees and expenses of counsel for the Indemnified Person shall be at the expense of the Indemnifying Person); and provided, further, that the failure of any Indemnified Person to give notice as provided herein shall not relieve the Indemnifying Person of its obligations under this Section 6.5 except to the extent that the Indemnifying Person is materially prejudiced thereby. No Indemnifying Person, in the defense of any such claim or litigation, shall (except with the consent of each Indemnified Person) consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Person of a release from all liability in respect to such claim or litigation. Each Indemnified Person shall furnish such information regarding itself or the claim in question as an Indemnifying Person may reasonably request in writing and as shall be reasonably required in connection with the defense of such claim and litigation resulting therefrom.

(k) If the indemnification provided for in this Section 6.5 is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any loss, liability, claim, damage or expense referred to herein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party hereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other in connection with the statements or omissions which resulted in such loss, liability, claim, damage or expense, as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue (or alleged untrue) statement of a material fact or the omission (or alleged omission) to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. Notwithstanding anything to the contrary contained herein, a Holder shall be liable or required to contribute under this Section 6.5 only that amount as does not exceed the net proceeds to such Target Stockholder a result of the sale of the Shares pursuant to the Registration Statement. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

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ARTICLE VII

GENERAL PROVISIONS

Section 7.1 Transaction Expenses. All costs and expenses (including legal fees and expenses) arising from, incurred in connection with or incident to, this Agreement, the Transaction Documents and the Merger shall be paid by the party incurring such expense, whether or not the Merger is consummated; provided, however, that all expenses incurred by Target in excess of $50,000 shall be paid by the Target Stockholders.

Section 7.2 Notices. All notices and other communications hereunder shall be in writing and shall be deemed duly delivered (i) upon receipt if delivered personally; (ii) within one (1) business day after it is sent by commercial overnight courier; or (iii) upon transmission when sent via facsimile (with confirmation of receipt) or electronic mail to a facsimile number or electronic mail address given below to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

(a)	if to Acquiror or Merger Sub, to:

Catcher Holdings, Inc.

44084 Riverside Parkway

Leesburg, VA 20176

Fax: (925) 887-6747

Email: dmccarthy@catcherinc.com

Copy to: Morrison & Foerster, LLP

12531 High Bluff Drive, Suite 100

San Diego, California 92130

Attention: Jeremy D. Glaser

Fax: (858) 523-2822

Email: jglaser@mofo.com

(b)	if to Target, to

Vivato Networks, Inc.]

Attention: Gary Haycox

Fax: (503) 467-7210

Tel: (503) 703-3435

Email: gary.haycox@vivato.com

with a copy to:

Ambrose Law Group LLC

Attention: Christopher R. Ambrose

Fax: (503) 467-7210

Tel: (503) 467-7209

Email: crambrose@ambroselaw.com

(c)	If to the Stockholders’ Agent, to:

Gary Haycox

Fax: (503) 467-7210

Tel: (503) 703-3435

Email: gary.haycox@vivato.com

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Section 7.3 Interpretation. When a reference is made in this Agreement to an Article or Section, such reference shall be to an Article or Section of this Agreement unless otherwise indicated. The words “include,” “includes” and “including” when used herein shall be deemed in each case to be followed by the words “without limitation.” The phrase “made available” in this Agreement shall mean that the information referred to has been provided if requested by the Party to whom such information is to be made available. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. This Agreement has been drafted by legal counsel representing Acquiror, but all Parties have participated in the negotiation of its terms. Each Party acknowledges that it has had an opportunity to review and revise this Agreement, and have it reviewed by legal counsel, and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement.

Section 7.4 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original as against any party whose signature appears on such counterpart and all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the Parties and delivered or deemed delivered to the other Parties, it being understood that all Parties need not sign the same counterpart. This Agreement may be executed by facsimile signature.

Section 7.5 Severability. In the event that any provision of this Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The Parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

Section 7.6 Succession and Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party hereto may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of Parent and the Company. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the Parties and their respective successors and assigns.

Section 7.7 Amendment; Waiver. Any amendment or waiver of any of the terms or conditions of this Agreement must be in writing and must be duly executed by or on behalf of the party to be charged with such waiver. The failure of a party to exercise any of its rights hereunder or to insist upon strict adherence to any term or condition hereof on any one occasion shall not be construed as a waiver or deprive that party of the right thereafter to insist upon strict adherence to the terms and conditions of this Agreement at a later date. Further, no waiver of any of the terms and conditions of this Agreement shall be deemed to or shall constitute a waiver of any other term of condition hereof (whether or not similar).

Section 7.8 Entire Agreement. This Agreement (including the schedules and exhibits hereto and the other documents delivered pursuant hereto) and the other Transaction Documents constitute the entire agreement among the Parties concerning the subject matter hereof and supersede all prior agreements and understandings, both written and oral, between the Parties with respect to the subject matter hereof, other than the No-Shop Agreement previously executed by and between Acquiror and Target.

Section 7.9 Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of Virginia applicable to parties residing in Virginia, without regard applicable principles of conflicts of law. Each of the parties hereto irrevocably consents to the exclusive jurisdiction of any court located within (i) Roanoke County, Virginia in the event that the Company brings an action or (ii) Clackamas County, Oregon if Target or the Stockholders’ Action brings an action, in each case in connection with any matter based upon or arising out of this Agreement or the matters contemplated hereby and it agrees that process may be served upon it in any manner authorized by the laws of the State of Virginia or the State of Oregon, as applicable for such persons and waives and covenants not to assert or plead any objection which it might otherwise have to such jurisdiction and such process.

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Section 7.10 Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the Parties hereto (whether by operation of law or otherwise) without the prior written consent of the other Parties; provided however, Acquiror and Merger Sub shall not be required to obtain the consent of the other Parties for any assignment in connection with (a) any merger or consolidation or other reorganization of Merger Sub or Acquiror with or into another entity or (b) the sale of substantially all of the assets of Acquiror or Merger Sub, provided that in each instance the resulting or surviving entity assumes the obligations of Acquiror and Merger Sub hereunder. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the Parties and their respective successors and permitted assigns.

Section 7.11 Third Party Beneficiaries. Nothing contained in this Agreement is intended to confer upon any person other than the parties hereto and their respective successors and permitted assigns, any rights, remedies or obligations under, or by reason of this Agreement.

Section 7.12 Attorneys’ Fees. In the event any action is brought for enforcement or interpretation of this Agreement, the prevailing party shall be entitled to recover reasonable attorneys’ fees and costs incurred in said action.

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IN WITNESS WHEREOF, Acquiror, Merger Sub, Target, Predecessor and the Stockholders’ Agent have caused this Agreement to be signed by them or their duly authorized representatives.

ACQUIROR

Catcher Holdings, Inc.

By:
Its:
Title:

MERGER SUB

Huckleberry Acquisition Corporation

By:
Its:
Title:

[Signature Page to Amended and Restated Agreement and Plan of Merger]

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IN WITNESS WHEREOF, Acquiror, Merger Sub, Target and the Stockholders’ Agent have caused this Agreement to be signed by them or their duly authorized representatives.

TARGET

Vivato Networks, Inc.

By:
Its:
Title:

The Stockholders’ Agent is executing this Agreement for the purpose of acknowledging his responsibilities under this Agreement.

STOCKHOLDERS’ AGENT

By:

[Signature Page to Amended and Restated Agreement and Plan of Merger]

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EXHIBITS:

Exhibit A:	Certificate of Merger
Exhibit B:	Employee Innovations and Proprietary Rights Assignment Agreement
Exhibit C:	Executive Employment Agreement
Exhibit D:	License Agreement
Exhibit E:	Management Agreement

SCHEDULES:

Schedule 1.5(a)	Target Stockholders
Schedule 1.7(b)	Employees
Schedule 6.1(b)	Option Grants

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EXHIBIT A

CERTIFICATE OF MERGER

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EXHIBIT B

EMPLOYEE INNOVATIONS AND PROPRIETARY RIGHTS ASSIGNMENT AGREEMENT

1

EXHIBIT C

FORM OF EXECUTIVE EMPLOYMENT AGREEMENT

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EXHIBIT D

LICENSE AGREEMENT

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EXHIBIT E

MANAGEMENT AGREEMENT

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Exhibit 10.48

EXECUTIVE EMPLOYMENT AGREEMENT

This Executive Employment Agreement (“Agreement”), dated December 4, 2007 (“Effective Date”), is between Catcher, Inc. a Delaware corporation (the “Company”), and Gary Haycox (“Executive”).

1.	POSITION, RESPONSIBILITIES, AND TERM

a. Position. Executive is employed by the Company to render services to the Company in the positions of Executive Vice President and Chief Technical Officer of the Company and Catcher Holding, Inc (“Catcher Holdings”) or other executive management position as requested by the Company’s or Catcher Holdings’ Chief Executive Officer (“CEO”) and/or respective Boards of Directors (“Board”). Executive shall perform such duties and responsibilities as are normally related to Executive’s positions as Executive Vice President and Chief Technology Officer in accordance with the standards of the industry and any additional duties now or hereafter assigned to Executive by the CEO and/or the Board (collectively “Services”). Subject to approval and initial appointment by the Board, Executive shall be appointed as a member of Catcher Holding’s Board. Executive’s continued position as a member of the Board shall be subject to Executive’s reelection from time to time by the stockholders of Catcher Holdings. Executive shall abide by the rules, regulations, and practices as adopted or modified from time to time in the Company’s sole discretion. Executive will devote Executive’s full time efforts to the provision of Services under this Agreement, except as set forth in paragraph (b) below.

b. Other Activities. Except upon the prior written consent of the Company, Executive will not, during the term of this Agreement: (i) be employed elsewhere; (ii) engage, directly or indirectly, in any other business activity (whether or not pursued for pecuniary advantage) that might interfere with Executive’s duties and responsibilities hereunder or create a conflict of interest with the Company; or (iii) acquire any interest of any type in any other business which is in competition with the Company, provided, however, that the foregoing shall not be deemed to prohibit the Executive from acquiring solely as an investment up to five percent (5%) of the outstanding equity interests of any publicly-held company.

c. No Conflict. Executive represents and warrants that Executive’s execution of this Agreement and performance of Services under this Agreement will not violate any obligations Executive may have to any other employer, person or entity, including any obligations to keep in confidence proprietary information, knowledge, or data acquired by Executive in confidence or in trust prior to becoming an employee of the Company.

d. Term of Employment. The term of this Agreement shall be for: (i) a period of three years after the Effective Date (“Term”); or (ii) the date upon which Executive’s employment is terminated in accordance with Section 3. Where the Agreement is terminated upon expiration of the Term, the Company shall pay to Executive all compensation to which Executive is entitled up through the effective date of termination according to its normal payroll practices, and the Company shall not have any further obligations under this Agreement.

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2.	COMPENSATION AND BENEFITS

a. Base Salary. In consideration of the Services to be rendered under this Agreement, the Company shall pay Executive a gross salary at the rate of Fourteen Thousand Five Hundred And Eighty-Three Dollars And Thirty-Three Cents ($14,583.33) per month, less applicable withholdings (“Base Salary”). The Base Salary shall be paid in accordance with the Company’s normal payroll practices.

b. Annual Bonus. In further consideration of the Services to be rendered under this Agreement, Executive shall be eligible to receive an annual bonus between zero percent (0%) and fifty percent (50%) of Executive’s annual Base Salary based on achievement of goals and objectives established by the Company (“Annual Bonus”). Any Annual Bonus earned by Executive will be paid within two-and-one-half months of the end of the year in which it was earned. Executive must remain employed with the Company through the end of the calendar year at issue in order to be eligible to receive the Annual Bonus.

c. Stock Options. In further consideration of the Services to be rendered under this Agreement, Catcher Holdings shall grant Executive an option to purchase three hundred thousand (300,000) shares of Catcher Holdings’ Common Stock (“Stock Option”) vesting over a three (3) year period as follows: (i) 1/3 of the shares shall vest on the first anniversary of the grant date; and (ii) 1/24 of the remaining shares or equity interest shall vest monthly thereafter commencing with the date which is one (1) month after the first anniversary of the grant date, until all shares are fully vested. Executive’s entitlement to the Stock Option is conditioned upon the Board’s approval of the Stock Option and Executive’s signing of Catcher Holdings’ Stock Option Agreement. The Stock Option is subject to the terms of the Stock Option Agreement, the 2005 Stock Incentive Plan and related documents adopted by Catcher Holdings’ Board (“Stock Option Documents”).

d. Restricted Stock. In further consideration of the Services to be rendered under this Agreement, Catcher Holdings shall grant Executive one hundred thousand (100,000) shares of Catcher Holdings’ Restricted Stock (“Restricted Stock”) vesting over a three (3) year period as follows: (i) 1/3 of the shares shall vest on the first anniversary of the grant date; and (ii) 1/24 of the remaining shares or equity interest shall vest monthly thereafter commencing with the date which is one (1) month after the first anniversary of the grant date, until all shares are fully vested. Executive’s entitlement to the Restricted Stock is conditioned upon Catcher Holdings’ Board’s approval and Executive’s signing of Catcher Holdings’ Restricted Stock Award Agreement. The Restricted Stock is subject to the terms of the Restricted Stock Award Agreement, the Catcher Holdings, Inc. 2005 Stock Incentive Plan and related documents adopted by Catcher Holdings’ Board and is subject to compliance with all applicable federal and state securities laws (“Restricted Stock Documents”). Executive acknowledges that Catcher Holdings will not grant the Restricted Stock until such time as an S-8

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Registration Statement covering such shares of Restricted Stock has been filed with the Securities and Exchange Commission and is effective. Executive understands and acknowledges that Executive is solely responsible for payment of all taxes relating to the Restricted Stock and will not request any assistance from the Company in the payment of these taxes.

e. Stock Bonus. In consideration of achieving the objectives set forth in this paragraph, Catcher Holdings shall grant Executive up to two hundred fifty thousand (250,000) fully vested shares of Catcher Holdings’ Common Stock (the “Stock Bonus”) as follows: (i) sixty two thousand five hundred (62,500) shares of the Stock Bonus shall be granted upon the realization by Vivato Networks, Inc., Catcher Holdings’ wholly owned subsidiary (“Vivato”), of revenue in excess of $625,000 for the fiscal quarter ended December 31, 2007 and (ii) an additional one share of the Stock Bonus shall be granted upon the realization by Vivato of each $2.00 of revenue in excess of $625,000 for the fiscal quarter ended December 31, 2007 up to the full amount of the Stock Bonus upon the realization by Vivato of $1,000,000 of revenue for the fiscal quarter ended December 31, 2007. The Stock Bonus is subject to the terms of the Catcher Holdings, Inc. 2005 Stock Incentive Plan and related documents adopted by Catcher Holdings’ Board and is subject to compliance with all applicable federal and state securities laws (“Stock Bonus Documents”). Executive acknowledges that Catcher Holdings will not grant the Stock Bonus until such time as an S-8 Registration Statement covering such shares of the Stock Bonus has been filed with the Securities and Exchange Commission and is effective. Executive understands and acknowledges that Executive is solely responsible for payment of all taxes relating to the Stock Bonus and will not request any assistance from the Company in the payment of these taxes.

f. Employment Benefit Plans. In further consideration of the Services to be rendered under this Agreement, Executive will be entitled to participate in retirement plans, group health, hospitalization and disability or other insurance plans, and other employee welfare benefit plans generally made available to other similarly-situated employees of the Company, in accordance with the benefit plans established by the Company, and as may be amended from time to time in the Company’s sole discretion.

g. Expenses. The Company will pay or reimburse Executive for all normal and reasonable travel and entertainment expenses incurred by Executive in connection with Executive’s responsibilities to the Company upon submission of proper vouchers and documentation in accordance with the Company’s expense reimbursement policy.

3.	AT-WILL EMPLOYMENT

The employment of Executive shall be “at-will” at all times. The Company or Executive may terminate Executive’s employment with the Company at any time, without any advance notice, for any reason or no reason at all, notwithstanding anything to the contrary contained in or arising from any statements, policies or practices of the Company relating to the employment, discipline or

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termination of its employees. Following the termination of Executive’s employment, the Company shall pay to Executive all compensation to which Executive is entitled up through the date of termination. Thereafter, all obligations of the Company under this Agreement shall cease other than those set forth in Section 4.

4.	COMPANY TERMINATION OBLIGATIONS

h. Termination by Company for Cause. Where the Company terminates Executive’s employment for Cause, all obligations of the Company under this Agreement shall cease. For purposes of this Agreement, “Cause” shall mean: (i) Executive engages in a material act of misconduct, including but not limited to misappropriation of trade secrets, fraud, or embezzlement; (ii) Executive commits a crime involving dishonesty, breach of trust, or physical harm to any person; (iii) Executive breaches this Agreement; (iv) Executive refuses to implement or follow a lawful policy or directive of the Company; (v) Executive engages in malfeasance demonstrated by Executive’s failure to perform Executive’s job duties; (vi) Executive violates a Company policy or procedure which is materially injurious to the Company, including violation of the Company’s policy concerning sexual harassment, discrimination or retaliation; or (vii) Executive defames the Company, its employees, or its Board members in any manner; provided, however, that to the extent the termination of Executive’s employment for Cause is pursuant to (iii), (iv), and/or (v) and the event constituting Cause can be cured, the Company shall provide written notice to Executive of the Cause for termination of Executive’s employment and Executive shall thereafter have thirty (30) days to cure such event to the reasonable satisfaction of the Board.

i. Termination by Company without Cause. Where the Company terminates Executive’s employment without Cause, and Executive’s employment is not terminated due to death or Disability (as defined below), Executive will be eligible to receive continued payment of Executive’s Base Salary at the time of Executive’s termination according to the Company’s normal payroll practices, less applicable withholdings, for six months (“Severance Period”) (“Severance”). Executive’s eligibility to receive the Severance set forth in this Section 4(b) is conditioned on Executive having first signed a release agreement in the form attached as Exhibit A and an agreement not to compete with the business of the Company during the Severance Period. All other obligations of the Company under this Agreement shall cease.

j. Termination Due to Disability. Executive’s employment shall terminate automatically if Executive becomes Disabled. Executive shall be deemed Disabled if Executive is unable for medical reasons to perform Executive’s essential job duties for either ninety (90) consecutive calendar days or one hundred twenty (120) business days in a twelve (12) month period and, within thirty (30) days after a notice of termination is given to Executive, Executive has not returned to work. If Executive’s employment is terminated by the Company due to Executive’s Disability, all obligations of the Company under this Agreement shall cease.

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k. Termination Due to Death. Executive’s employment shall terminate automatically upon Executive’s death. If Executive’s employment is terminated due to Executive’s death, all obligations of the Company under this Agreement shall cease.

l. Executive’s Resignation. Executive may resign Executive’s employment at any time during the Term of this Agreement pursuant to Section 3, and thereafter, all obligations of the Company under this Agreement shall cease.

m. Delayed Payments. In the event that Section 409A (“409A”) of the Internal Revenue Code of 1986, as amended (the “Code”), applies to any compensation with respect to Executive’s termination, payment of that compensation shall be delayed if Executive is a “specified employee,” as defined in 409A(a)(2)(B)(i), and such delayed payment is required by 409A. Such delay shall last six (6) months from the date of Executive’s termination. On the day following the end of such six-month period, the Company shall make a catch-up payment to Executive equal to the total amount of such payments that would have been made during the six-month period but for this Section 4(f).

5.	EXECUTIVE TERMINATION OBLIGATIONS

n. Return of Property. Executive agrees that all property (including without limitation all equipment, tangible proprietary information, documents, records, notes, contracts and computer-generated materials) furnished to or created or prepared by Executive incident to Executive’s employment belongs to the Company and shall be promptly returned to the Company upon termination of Executive’s employment.

o. Resignation and Cooperation. Upon termination of Executive’s employment, Executive shall be deemed to have resigned from all offices and directorships then held with Catcher Holdings and the Company. Following any termination of employment, Executive shall cooperate with the Company in the winding up of pending work on behalf of the Company and the orderly transfer of work to other employees. Executive shall also cooperate with the Company in the defense of any action brought by any third party against the Company that relates to Executive’s employment by the Company.

p. Continuing Obligations. Executive understands and agrees that Executive’s obligations under Sections 6 and 7 herein (including Exhibits B and C) shall survive the termination of Executive’s employment for any reason and the termination of this Agreement.

6.	INVENTIONS AND PROPRIETARY INFORMATION

Executive agrees to sign and be bound by the terms of the Proprietary Information and Inventions Agreement, which is attached as Exhibit B (“Proprietary Information Agreement”).

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7.	ARBITRATION

Executive agrees to sign and be bound by the terms of the Arbitration Agreement, which is attached as Exhibit C.

8.	AMENDMENTS; WAIVERS; REMEDIES

This Agreement may not be amended or waived except by a writing signed by Executive and by the CEO. Failure to exercise any right under this Agreement shall not constitute a waiver of such right. Any waiver of any breach of this Agreement shall not operate as a waiver of any subsequent breaches. All rights or remedies specified for a party herein shall be cumulative and in addition to all other rights and remedies of the party hereunder or under applicable law.

9.	ASSIGNMENT; BINDING EFFECT

q. Assignment. The performance of Executive is personal hereunder, and Executive agrees that Executive shall have no right to assign and shall not assign or purport to assign any rights or obligations under this Agreement. This Agreement may be assigned or transferred by the Company; and nothing in this Agreement shall prevent the consolidation, merger or sale of the Company or a sale of any or all or substantially all of its assets.

r. Binding Effect. Subject to the foregoing restriction on assignment by Executive, this Agreement shall inure to the benefit of and be binding upon each of the parties; the affiliates, officers, directors, agents, successors and assigns of the Company; and the heirs, devisees, spouses, legal representatives and successors of Executive.

10.	NOTICES

All notices or other communications required or permitted hereunder shall be made in writing and shall be deemed to have been duly given if delivered: (a) by hand; (b) by a nationally recognized overnight courier service; or (c) by United States first class registered or certified mail, return receipt requested, to the principal address of the other party, as set forth below. The date of notice shall be deemed to be the earlier of (i) actual receipt of notice by any permitted means, or (ii) five business days following dispatch by overnight delivery service or the United States Mail. Executive shall be obligated to notify the Company in writing of any change in Executive’s address. Notice of change of address shall be effective only when done in accordance with this paragraph.

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Company’s Notice Address:

Catcher, Inc.

44084 Riverside Parkway, Suite 320

Leesbur, Virginia 20176

Executive’s Notice Address:

_______________________

_______________________

11.	SEVERABILITY

If any provision of this Agreement shall be held by a court or arbitrator to be invalid, unenforceable, or void, such provision shall be enforced to the fullest extent permitted by law, and the remainder of this Agreement shall remain in full force and effect. In the event that the time period or scope of any provision is declared by a court or arbitrator of competent jurisdiction to exceed the maximum time period or scope that such court or arbitrator deems enforceable, then such court or arbitrator shall reduce the time period or scope to the maximum time period or scope permitted by law.

12.	TAXES

All amounts paid under this Agreement shall be paid less all applicable state and federal tax withholdings and any other withholdings required by any applicable jurisdiction.

13.	GOVERNING LAW

This Agreement shall be governed by and construed in accordance with the laws of the State of Virginia.

14.	INTERPRETATION

This Agreement shall be construed as a whole, according to its fair meaning, and not in favor of or against any party. Sections and section headings contained in this Agreement are for reference purposes only, and shall not affect in any manner the meaning or interpretation of this Agreement. Whenever the context requires, references to the singular shall include the plural and the plural the singular.

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15.	OBLIGATIONS SURVIVE TERMINATION OF EMPLOYMENT

Executive agrees that any and all of Executive’s obligations under this Agreement, including but not limited to Exhibits B and C, shall survive the termination of employment and the termination of this Agreement.

16.	COUNTERPARTS

This Agreement may be executed in any number of counterparts, each of which shall be deemed an original of this Agreement, but all of which together shall constitute one and the same instrument.

17.	AUTHORITY

Each party represents and warrants that such party has the right, power and authority to enter into and execute this Agreement and to perform and discharge all of the obligations hereunder; and that this Agreement constitutes the valid and legally binding agreement and obligation of such party and is enforceable in accordance with its terms.

18.	ENTIRE AGREEMENT

This Agreement is intended to be the final, complete, and exclusive statement of the terms of Executive’s employment by the Company and may not be contradicted by evidence of any prior or contemporaneous statements or agreements, except for agreements specifically referenced herein (including the Proprietary Information Agreement attached as Exhibit B, the Arbitration Agreement attached as Exhibit C, the Stock Option Documents, Restricted Stock Documents and Stock Bonus Documents). To the extent that the practices, policies or procedures of the Company, now or in the future, apply to Executive and are inconsistent with the terms of this Agreement, the provisions of this Agreement shall control. Any subsequent change in Executive’s duties, position, or compensation will not affect the validity or scope of this Agreement.

19.	EXECUTIVE ACKNOWLEDGEMENT

EXECUTIVE ACKNOWLEDGES EXECUTIVE HAS HAD THE OPPORTUNITY TO CONSULT LEGAL COUNSEL CONCERNING THIS AGREEMENT, THAT EXECUTIVE HAS READ AND UNDERSTANDS THE AGREEMENT, THAT EXECUTIVE IS FULLY AWARE OF ITS LEGAL EFFECT, AND THAT EXECUTIVE HAS ENTERED INTO IT FREELY BASED ON EXECUTIVE’S OWN JUDGMENT AND NOT ON ANY REPRESENTATIONS OR PROMISES OTHER THAN THOSE CONTAINED IN THIS AGREEMENT.

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IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first written above.

CATCHER, INC.

By:
Its:	Gary Haycox

Dated:	Dated:

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EXHIBIT A

GENERAL RELEASE OF CLAIMS

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EXHIBIT A

GENERAL RELEASE OF CLAIMS

This General Release of Claims (hereinafter “Release”) is entered into this [            ] day of [            ], by and between Gary Haycox (“Executive”) and Catcher, Inc. a Delaware corporation (“Company”).

RECITALS

A. On December 4, 2007, Executive became employed by the Company according to the terms and conditions of the Executive Employment Agreement between the parties (“Employment Agreement”).

B. On or about [                                        ], Executive’s employment with the Company was terminated pursuant to Section 3 of the Employment Agreement.

C. According to the terms and conditions of the Employment Agreement, Executive is entitled to certain severance payments and other benefits if Executive executes this Release. By execution hereof, Executive understands and agrees that this Release is a compromise of doubtful and disputed claims, if any, which remain untested; that there has not been a trial or adjudication of any issue of law or fact herein; that the terms and conditions of this Release are in no way to be construed as an admission of liability on the part of the Company and that the Company denies any liability and intends merely to avoid litigation with this Release.

AGREEMENT

NOW THEREFORE FOR MUTUAL CONSIDERATION, the receipt and sufficiency of which the parties hereto acknowledge, the parties agree as follows:

1. Executive, for Executive and Executive’s spouse, heirs, assigns, executors, administrators, agents, successors and affiliates, hereby unconditionally, irrevocably and absolutely releases and discharges the Company, Catcher Holdings, Inc., and their respective past and present affiliates, owners, directors, officers, employees, agents, attorneys, representatives, legatees, stockholders, insurers, divisions, successors and/or assigns and any related holding, parent or subsidiary corporations, from any and all known or unknown loss, liability, claims, costs (including, without limitation, attorneys’ fees), demands, causes of action, or suits of any type (collectively “Claims”), whether in law and/or in equity, related directly or indirectly or in any way connected with any transaction, affairs or occurrences between them and arising on or prior to the date hereof in connection with Executive’s employment with the Company, the termination of said employment and claims of emotional or physical distress related to such employment or termination, except as otherwise prohibited by law. This Release specifically applies to any claims for age discrimination in employment, including any claims arising under the Age Discrimination In Employment Act if over 40, or any other statutes or laws that govern discrimination in employment.

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2. Executive agrees to treat all matters related to this Release as confidential (“Confidential Information”); provided, however, that nothing herein shall be deemed to preclude Executive from giving statements, affidavits, depositions, testimony, declarations, or other disclosures required by or pursuant to legal process, or from disclosing Confidential Information to Executive’s legal counsel, tax advisor or spouse. Similarly, Executive shall not make, issue, disseminate, publish, print or announce any news release, public statement or announcement with respect to the Confidential Information, or any aspect thereof, the reasons therefore and the terms of this Release.

3. Executive agrees not to (i) make any unfavorable or disparaging comments or remarks (whether written or oral) to third parties regarding the Company or its officers, directors and employees); or (ii) endorse, approve, disseminate, or assist in the dissemination of, any unfavorable or disparaging comments or remarks (whether written or oral) made by any third party regarding the Company or its officers, directors and employees.

4. Executive and the Company do certify that Executive and the Company have read all of this Release, and that Executive and the Company fully understands all of the same. Executive hereby expressly waives all of the benefits and rights granted to Executive pursuant to any applicable law or regulation to the effect that:

A general release does not extend to claims which the creditor does not know of or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor.

5. Executive and the Company further declare and represent that no promise, inducement or agreement not herein expressed has been made to either and that this Release contains the full and entire agreement between and among the parties, and that the terms of this Release are contractual and not a mere recital.

6. The validity, interpretation, and performance of this Release shall be construed and interpreted according to the laws of the State of Virginia.

7. This Release may be pleaded as a full and complete defense and may be used as the basis for an injunction against any action, suit or proceeding that may be prosecuted, instituted or attempted by either party in breach thereof.

8. If any provision of this Release, or part thereof, is held invalid, void or voidable as against the public policy or otherwise, the invalidity shall not affect other provisions, or parts thereof, which may be given effect without the invalid provision or part. To this extent, the provisions, and parts thereof, of this Release are declared to be severable.

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9. It is understood that this Release is not an admission of any liability by any person, firm association or corporation but is in compromise of any disputed claim.

10. Executive represents, acknowledges and agrees that the Company has advised him, in writing, to discuss this Release with an attorney, and that to the extent, if any, that Executive has desired, Executive has done so; that the Company has given Executive twenty-one (21) days to review and consider this Release before signing it, and Executive understands that Executive may use as much of this twenty-one (21) day period as Executive wishes prior to signing; that no promise, representation, warranty or agreements not contained herein have been made by or with anyone to cause Executive to sign this Release; that Executive has read this Release in its entirety, and fully understands and is aware of its meaning, intent, contents and legal effect; and that Executive is executing this Release voluntarily, and free of any duress or coercion.

11. The parties acknowledge that for a period of seven (7) days following the execution of this Release by Executive, Executive may revoke the Release, and the Release shall not become effective or enforceable until the revocation period has expired. This Release shall become effective eight (8) days after it is signed by Executive.

IN WITNESS WHEREOF, the undersigned have executed this Release on the dates shown below.

CATCHER, INC.

By:	Robert Turner
Its:	Chief Executive Officer	Gary Haycox

Dated:		Dated:

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EXHIBIT B

PROPRIETARY INFORMATION AGREEMENT

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Statement Regarding

Employee Proprietary Information and Inventions Agreement

Attached to this statement is your Employee Proprietary Information and Inventions Agreement (the “Agreement”) Catcher, Inc. (the “Company”).

Please take the time to review the Agreement carefully. It contains material restrictions on your right to disclose or use, during or after your employment, certain information and technology learned or developed by you (either alone or jointly with others) during your employment. The Company considers this Agreement to be very important to the protection of its business.

If you have any questions concerning the Agreement, you may wish to consult an attorney. Managers, legal counsel and others in the Company are not authorized to give you legal advice concerning the Agreement.

If you have read and understand the Agreement, and if you agree to its terms and conditions, please return a fully executed copy of it to the Company, retaining one copy for yourself.

REVIEWED AND UNDERSTOOD:

Gary Haycox

Dated:

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CATCHER, INC.

EMPLOYEE PROPRIETARY INFORMATION AND INVENTIONS AGREEMENT

1. In consideration of my employment by Catcher, Inc., a Delaware corporation (the “Company”), I hereby agree to certain restrictions placed by the Company on my use and development of information and technology of the Company, as more fully set out below.

2. At-Will Employment. I acknowledge that the Company is an “at-will” employer and nothing in this agreement shall be construed to imply that the term of my employment is of any definite duration. My employment may be terminated with or without cause and with or without notice. No one other than an authorized officer of the Company has the authority to alter this arrangement, to enter into an agreement for employment for a specified period of time, or to make any agreement contrary to this policy, and any such agreement must be in writing and must be signed by an authorized officer of the Company and by the affected employee.

3. Proprietary Information.

(a) Proprietary Information Defined. I understand that the term “Proprietary Information” in this Agreement means any and all information, ideas and materials, in whatever form, tangible or intangible, whether disclosed to or learned or developed by me, pertaining in any manner to the business of or used by the Company (including, without limitation, any person or entity owned by, controlled by or affiliated with the Company) or to any other person or entity to whom or which the Company owes a duty of confidentiality, including, but not limited to, any trade secret, technical know-how, information, knowledge or data relating to the Company’s past, present, planned or foreseeable business as more fully described in Schedule A attached hereto.

(b) Often, Proprietary Information will be stamped or otherwise marked “Confidential, “Proprietary,” or with some similar designation. If any information or material is not so marked however and it meets the definition in the foregoing Section (3)(a) above, it is still Proprietary Information. If I am uncertain as to whether particular information or materials are Proprietary Information, I will request the Company’s written opinion as to their status. I understand that Proprietary Information does not include any information, idea or material that (i) is or becomes publicly known through lawful means and without breach of this Agreement by me; (ii) was rightfully in my possession or part of my general knowledge prior to my employment by the Company; or (iii) is disclosed to me without confidential or proprietary restrictions by a third party who rightfully possesses the information, ideas or materials (without confidential or proprietary restrictions) and did not learn of it, directly or indirectly, from the Company. Any information, idea or material will not be considered to be publicly known or in the public domain merely because it is embraced by more general information in my prior possession or the possession of others, or merely because it is expressed in public literature in general terms. Proprietary Information also does not include my general knowledge and skill obtained during the course of my employment.

(c) I acknowledge that all information generated, received or maintained by or for me on the premises or equipment of Company (including, without limitation, computer systems and electronic or voice mail systems) is Proprietary Information and the sole property of the Company, and I hereby waive any property or privacy rights I may have with respect to such information.

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4. Restrictions on Use and Disclosure. I will not, during or at any time after the termination of my employment with the Company, use or reproduce any Proprietary Information, except in the course of performing my duties as an employee of the Company. I also will not disclose or deliver, directly or indirectly, any Proprietary Information to any person or entity, except in the course of performing my duties as an employee of the Company and with the Company’s consent. I will use my best efforts to prevent the unauthorized reproduction, disclosure or use of Proprietary Information by others.

5. Creations.

(a) Assignment. I hereby assign, and agree to assign, to the Company, without additional compensation, my entire right, title and interest in and to (a) all Creations, and (b) all benefits, privileges, causes of action and remedies relating to the Creations, whether before or hereafter accrued (including, without limitation, the exclusive rights to apply for and maintain all such registrations, renewals and/or extensions; to sue for all past, present or future infringements or other violations of any rights in the Creation; and to settle and retain proceeds from any such actions). The term Creations includes, but is not limited to, creations, inventions, works of authorship, ideas, processes, technology, formulas, software programs, writings, designs, discoveries, modifications and improvements, whether or not patentable or reduced to practice and whether or not copyrightable, that relate in any manner to the actual or demonstrably anticipated business or research and development of the Company or its affiliates, and that are made, conceived or developed by me (either alone or jointly with others), or result from or are suggested by any work performed by me (either alone or jointly with others) for or on behalf of the Company or its affiliates, (i) during the period of my employment with the Company, whether or not made, conceived or developed during regular business hours or (ii) after termination of my employment if based on Proprietary Information. I agree that all such Creations are the sole property of the Company or any other entity designated by it, and, to the maximum extent permitted by applicable law, any copyrightable Creation will be deemed a work made for hire. I UNDERSTAND THAT THIS PARAGRAPH DOES NOT APPLY TO ANY CREATION WHICH I DEVELOPED ENTIRELY ON MY OWN TIME WITHOUT USING THE COMPANY’S EQUIPMENT, SUPPLIES, FACILITIES, RESOURCES, TRADE SECRETS OR CONFIDENTIAL AND PROPRIETARY INFORMATION.

(b) Disclosure. I agree to disclose promptly and fully in writing to my immediate supervisor at the Company and to hold in confidence for the sole right, benefit and use of Company, any and all Creations made, conceived or developed by me (either alone or jointly with others) during my employment with the Company, or within six (6) months after the termination of my employment if based on Proprietary Information. Such disclosure will be received and held in confidence by the Company. In addition, I agree to keep and maintain adequate and current written records on the development of all Creations made, conceived or developed by me (either alone or jointly with others) during my period of employment or during the one-year period following termination of my employment, which records will be available to and remain the sole property of the Company at all times.

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(c) Assist with Registration. I agree that I will, at the Company’s request and sole cost and expense, promptly execute a written assignment of title for any Creation required to be assigned by this Section 5. I further agree to perform, during and after my employment, all acts deemed necessary or desirable by the Company to assist it (at its expense) in obtaining and enforcing the full benefits, enjoyment, rights and title throughout the world in the Creation assigned to the Company pursuant to this Section 5. Such acts may include, but are not limited to, execution of documents and assistance or cooperation in legal proceedings. Should the Company be unable to secure my signature on any document necessary to apply for, prosecute, obtain, or enforce any patent, copyright, or other right or protection relating to any Creation, whether due to my mental or physical incapacity or any other cause, I hereby irrevocably designate and appoint the Company and each of its duly authorized officers and agents as my agent and attorney-in-fact, to undertake such acts in my name as if executed and delivered by me, and I waive and quitclaim to the Company any and all claims of any nature whatsoever that I may not have or may later have for infringement of any intellectual property rights in the Creations. The Company will compensate me at a reasonable rate for time actually spent by me at the Company’s request on such assistance at any time following termination of my employment with the Company.

(d) License for Other Inventions. If, in the course of my employment with the Company, I incorporate into Company property an invention owned by me or in which I have an interest, the Company is hereby granted a nonexclusive, royalty-free, irrevocable, perpetual, world-wide license to make, modify, use and sell any invention as part of and in connection with the Company property.

6. Prior Creations. All inventions, works of authorship, ideas, processes, technology, formulas, software programs, writings, designs, discoveries, modifications, improvements or other creations, if any, that I made, conceived or developed (either alone or jointly with others) prior to my employment by the Company (collectively, “Prior Creations”) are excluded from the scope of this Agreement. Set forth on Schedule B attached hereto is a complete list of all such Prior Creations that are owned by me, either alone or jointly with others. I represent and covenant that such list is complete, and I understand that by not listing an invention, work of authorship, discovery, modification, improvement or other creation I am acknowledging that such creation was not made, conceived or developed before commencement of my employment with the Company. I agree to notify the Company in writing before I make any disclosure to, or perform any work on behalf of, the Company that appears to conflict with proprietary rights I claim in any Prior Creation. If I fail to give such notice, I agree that I will make no claim against the Company with respect to any such Prior Creation.

7. Confidential Information of Others. I will not use, disclose to the Company or induce the Company to use any confidential, proprietary or trade secret information or material belonging to others which comes into my knowledge or possession at any time, nor will I use any such information or material in the course of my employment with the Company. Except as disclosed on Schedule B to this Agreement, I have no other agreements or relationships with or commitments to any other person or entity that conflict with my

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obligations to the Company as an employee of the Company or under this Agreement, and I represent that my employment will not require me to violate any obligation to or confidence with another. In the event I believe that my work at the Company would make it difficult for me not to disclose to the Company any confidential, proprietary or trade secret information or materials belonging to others, I will immediately inform my supervisor. I have not entered into, and I agree I will not enter into, any oral or written agreement in conflict with this Agreement.

8. Business Relationships. I acknowledge that the Company’s relationships with its employees, customers, vendors and service providers are valuable business assets. I agree that, during my employment and for six (6) months thereafter, I will not (for myself or for any third party) divert or attempt to divert from the Company any business, employee, customer, vendor or service provider, through solicitation or otherwise.

9. Government Contracts and Other Obligations. I understand that the Company has or may enter into contracts with other persons or entities, including the United States government or its agents, under which certain intellectual property rights will be required to be protected, assigned, licensed, or otherwise transferred. I hereby agree to be bound by all such agreements, and to execute such other documents and agreements as are necessary to enable the Company to meet its obligations under any such contracts.

10. Return of Materials; Termination. I hereby acknowledge and agree that all property, including, without limitation, all source code listings, books, manuals, records, models, drawings, reports, notes, contracts, lists, blueprints, and other documents or materials and all copies thereof, all equipment furnished to or prepared by me in the course of or incident to my employment, and all Proprietary Information belonging to the Company will be promptly returned to the Company upon termination of my employment with the Company for any reason or at any other time at the Company’s request. Following my termination, I will not retain any written or other tangible material containing any Proprietary Information or information pertaining to any Creation. I understand that my obligations contained in this Agreement will survive the termination of my employment and I will continue to make all disclosures required of me by Section 5(b) above. I further agree not to use any Proprietary Information for my benefit or the benefit of others. In the event of the termination of my employment, I agree, if requested by the Company, to sign and deliver the Termination Certificate attached as Schedule C hereto and incorporated herein.

11. Remedies. I recognize that nothing in this Agreement is intended to limit any remedy of the Company under the Virginia Uniform Trade Secrets Act or other federal or state law, and that I could face possible criminal and civil actions resulting in imprisonment and substantial monetary liability if I misappropriate the Company’s trade secrets. In addition, I acknowledge that it may be extremely difficult to measure in money the damage to the Company of any failure by me to comply with this Agreement, that the restrictions and obligations under this Agreement are material, and that, in the event of any failure, the Company could suffer irreparable harm and significant injury and may not have an adequate remedy at law or in damages. Therefore, I agree that if I breach any provision of this Agreement, the Company will be entitled to the issuance of an injunction or other restraining order or to the enforcement of other equitable remedies against me to compel performance of the terms of this Agreement without the necessity of showing or proving it has sustained any actual damage. This will be in addition to any other remedies available to the Company in law or equity.

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12. Miscellaneous Provisions.

(a) Application of this Agreement. I hereby agree that my obligations set forth in Sections 3 and 5 hereof and the definitions of Proprietary Information and Creations contained therein shall be equally applicable to Proprietary Information and Creations relating to any work performed by me for the Company prior to the execution of this Agreement.

(b) Waiver of Limitations. I waive the benefit of any statute of limitations affecting my liability under this Agreement or the enforcement of the Agreement to the full extent permitted by law.

(c) No Waiver by Conduct or Prior Waiver. A party’s delay, failure or waiver of any right or remedy under this Agreement will not impair, preclude, cancel, waive or otherwise affect such right or remedy or any subsequent rights or remedies that may arise.

(d) General Provisions. This Agreement constitutes the entire agreement between the Company and me relating generally to the same subject matter, replaces any existing agreement entered into by me and the Company relating generally to the same subject matter, and may not be changed or modified, in whole or in part, except by written supplemental agreement signed by me and the Company. I agree that any subsequent change in my duties or compensation will not affect the validity or scope of this Agreement. If any provision of this Agreement is held invalid or unenforceable, the remainder of this Agreement will not fail on account thereof but will otherwise remain in full force and effect. If any obligation in this Agreement is held to be too broad to be enforced, it will be construed to be enforceable to the full extent permitted by law. The obligations of this Agreement will continue beyond the termination of my employment and will be binding upon my heirs, executors, assigns, administrators, legal representatives and other successors in interest. This Agreement will inure to the benefit of the Company, its successors, assigns and affiliates. This Agreement will be governed by and construed in accordance with the laws of the State of Virginia, without giving effect to its conflict of law rules. This Agreement may be signed in two counterparts, each of which will be deemed an original and both of which will constitute one agreement.

I HAVE READ THIS AGREEMENT CAREFULLY AND UNDERSTAND ITS TERMS. I UNDERSTAND THAT I AM AN AT-WILL EMPLOYEE, AND THAT MY EMPLOYMENT MAY BE TERMINATED AT ANY TIME WITH OR WITHOUT CAUSE AND WITH OR WITHOUT NOTICE. I HAVE COMPLETELY NOTED ON SCHEDULE B TO THIS AGREEMENT ANY PROPRIETARY INFORMATION, IDEAS, PROCESSES, INVENTIONS, TECHNOLOGY, WRITINGS, PROGRAMS, DESIGNS, FORMULAS, DISCOVERIES, PATENTS, COPYRIGHTS, OR TRADEMARKS, OR IMPROVEMENTS, RIGHTS, OR CLAIMS RELATING TO THE FOREGOING, THAT I DESIRE TO EXCLUDE FROM THIS AGREEMENT. I HAVE ALSO NOTED ON SCHEDULE B TO THIS AGREEMENT ANY AGREEMENT OR RELATIONSHIP WITH OR COMMITMENT TO ANY OTHER PERSON OR ENTITY THAT CONFLICTS WITH MY OBLIGATIONS AS AN EMPLOYEE OF THE COMPANY.

Gary Haycox

Dated:

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SCHEDULE A

EXAMPLES OF PROPRIETARY INFORMATION

Proprietary Information includes, but is not limited to, any of the following types of information, ideas and materials:

any trade secret; technical know-how; information; data; knowledge; idea; design; formula; schematics; instrument; product; machinery; project; equipment; document; file; photograph; computer printout; drawing; manual; sketch or other visual representation; data processing or computer software technique, program or system; biological, chemical, mechanical or other invention; improvement; discovery; composition; process; part of a process; manufacturing technique; book; notebook; paper; compilation of information; record; specification; operating method; patent disclosure or patent application; list or other written record used in the Company’s business; information regarding the Company’s financial condition; employee personnel files and compensation and other terms of employment of the Company’s employees and consultants; names and practices of any customers or potential customers of the Company and its affiliates; names, marketing methods, operating practices and related data regarding the Company’s existing and potential vendors, suppliers, distributors, joint venture partners, and affiliates; the marketing methods and plans of the Company and its affiliates, licensors and licensees and related data and prices at which the Company obtains or has obtained, or at which it sells or has sold, its products or services; research, development, manufacturing and sales plans, costs and receipts of the Company; any information of the type described above which the Company has a legal obligation to treat as confidential, or which the Company treats as proprietary or designates as confidential, whether or not owned or developed by the Company; and any other information, ideas or materials relating to the past, present, planned or foreseeable business, products, developments, technology or activities of the Company.

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SCHEDULE B

Prior Knowledge of Proprietary Information;

Prior Creations; Prior Commitments

1.	EMPLOYEE’S DISCLOSURE OF PROPRIETARY INFORMATION

Except as set forth below, I acknowledge that at this time I know nothing about the business or Proprietary Information of the Company, other than information I have learned from the Company in the course of being hired (Check here _____ if continued on additional attached sheets):

2.	EMPLOYEE’S DISCLOSURE OF PRIOR CREATIONS

The following information is provided in accordance with Section 6 of the Company’s Employee Proprietary Information and Inventions Agreement (the “Agreement”) executed by me.

_____	I have made no inventions, discoveries or improvements prior to my employment with the Company that are owned by me, either alone or jointly with others.

_____	The following is a complete and current list of all inventions, discoveries, or improvements I have made, conceived, or first reduced to practice prior to my employment with the Company, that are owned by me, alone or jointly with others, which I desire to remove from the operation of the Agreement. (Check here if continued on additional attached sheets.)

3.	EMPLOYEE’S DISCLOSURE OF CONFLICTING AGREEMENTS

The following information is provided in accordance with Section 7 of the Agreement:

_____	I am not party to any agreement or relationships with or commitments to any other person or entity that conflict with my obligations as an employee of the Company or under the Agreement.

_____	The following is a complete and current list of all agreements or relationships with or commitments to any other person or entity that conflict with my obligations as an employee of the Company under the Agreement. (Check here if continued on additional attached sheets.)

Gary Haycox

Dated:

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SCHEDULE C

TERMINATION CERTIFICATE CONCERNING

COMPANY’S PROPRIETARY INFORMATION AND CREATIONS

This is to certify that I have returned all property of Catcher, Inc., a Delaware corporation (the “Company”), including, without limitation, all source code listings, books, manuals, records, models, drawings, reports, notes, contracts, lists, blueprints, and other documents and materials, Proprietary Information, and equipment furnished to or prepared by me in the course of or incident to my employment with the Company, and that I did not make or distribute any copies of the foregoing.

I further certify that I have reviewed the Employee Proprietary Information and Inventions Agreement (the “Agreement”) signed by me and that I have complied with and will continue to comply with all of its terms, including, without limitation, (i) the reporting of any idea, process, invention, technology, writing, program, design, formula, discovery, patent, copyright, or trademark, or any improvement, rights, or claims related to any and all Creations, conceived or developed by me and covered by the Agreement and (ii) the preservation as confidential of all Proprietary Information pertaining to the Company. This certificate in no way limits my responsibilities or the Company’s rights under the Agreement.

On termination of my employment with the Company, I will be employed by _____________________ [Name of New Employer] [in the ______________ division] and I will be working in connection with the following projects:

[generally describe the projects]

Gary Haycox

Dated:

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EXHIBIT C

ARBITRATION AGREEMENT

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ARBITRATION AGREEMENT

Catcher, Inc., a Delaware corporation (“Company”) and I hereby agree that, to the fullest extent permitted by law, any and all claims or controversies between us (or between myself and any present or former officer, director, agent, or employee of the Company or any parent, subsidiary, or other entity affiliated with the Company) relating in any manner to my employment or the termination of my employment shall be resolved by final and binding arbitration. Except as specifically provided herein, any arbitration proceeding shall be conducted in accordance with the National Rules for the Resolution of Employment Disputes of the American Arbitration Association (“the AAA Rules”).

Claims subject to arbitration shall include, without limitation: contract claims, tort claims, claims relating to compensation and stock options, as well as claims based on any federal, state, or local law, statute, or regulation, including but not limited to any claims arising under Title VII of the Civil Rights Act of 1964, the Age Discrimination in Employment Act, the Americans with Disabilities Act, and the Virginia Human Rights Act. However, claims for unemployment benefits, workers’ compensation claims, and claims under the National Labor Relations Act shall not be subject to arbitration.

A neutral and impartial arbitrator shall be chosen by mutual agreement of the parties; however, if the parties are unable to agree upon an arbitrator within a reasonable period of time, then a neutral and impartial arbitrator shall be appointed in accordance with the arbitrator nomination and selection procedure set forth in the AAA Rules. The arbitrator shall prepare a written decision containing the essential findings and conclusions on which the award is based so as to ensure meaningful judicial review of the decision. The arbitrator shall apply the same substantive law, with the same statutes of limitations and same remedies, that would apply if the claims were brought in a court of law. The arbitrator shall have the authority to rule on a motion to dismiss and/or summary judgment by either party, and the arbitrator shall apply the standards governing such motions under the Federal Rules of Civil Procedure.

Either the Company or I may bring an action in court to compel arbitration under this Agreement and to enforce an arbitration award. Otherwise, neither party shall initiate or prosecute any lawsuit or claim in any way related to any arbitrable claim, including without limitation any claim as to the making, existence, validity, or enforceability of the agreement to arbitrate. Nothing in this Agreement, however, precludes a party from filing an administrative charge before an agency that has jurisdiction over an arbitrable claim. Moreover, nothing in this Agreement prohibits either party from seeking injunctive or declaratory relief from a court of competent jurisdiction.

All arbitration hearings under this Agreement shall be conducted in Arlington, Virginia, unless otherwise agreed by the parties. The arbitration provisions of this Arbitration Agreement shall be governed by the Federal Arbitration Act.

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The Company agrees to pay the costs and fees of the arbitrator, to the extent required by law. The parties shall bear their own attorneys’ fees and costs unless provided otherwise by statute.

If any provision of this Agreement shall be held by a court or the arbitrator to be invalid, unenforceable, or void, such provision shall be enforced to the fullest extent permitted by law, and the remainder of this Agreement shall remain in full force and effect. The parties’ obligations under this Agreement shall survive the termination of my employment with the Company and the expiration of this Agreement.

The Company and I understand and agree that this Arbitration Agreement contains a full and complete statement of any agreements and understandings regarding resolution of disputes between the parties, and the parties agree that this Arbitration Agreement supersedes all previous agreements, whether written or oral, express or implied, relating to the subjects covered in this agreement. The parties also agree that the terms of this Arbitration Agreement cannot be revoked or modified except in a written document signed by both myself and the Company’s Chief Executive Officer.

THE PARTIES ALSO UNDERSTAND AND AGREE THAT THIS AGREEMENT CONSTITUTES A WAIVER OF THEIR RIGHT TO A TRIAL BY JURY OF ANY CLAIMS OR CONTROVERSIES COVERED BY THIS AGREEMENT. THE PARTIES AGREE THAT NONE OF THOSE CLAIMS OR CONTROVERSIES SHALL BE RESOLVED BY A JURY TRIAL.

THE PARTIES FURTHER ACKNOWLEDGE THAT THEY HAVE BEEN GIVEN THE OPPORTUNITY TO DISCUSS THIS AGREEMENT WITH THEIR LEGAL COUNSEL AND HAVE AVAILED THEMSELVES OF THAT OPPORTUNITY TO THE EXTENT THEY WISH TO DO SO.

Gary Haycox

Dated:

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Exhibit 10.49

EXECUTIVE EMPLOYMENT AGREEMENT

This Executive Employment Agreement (“Agreement”), dated December 4, 2007 (“Effective Date”), is between Catcher, Inc. a Delaware corporation (the “Company”), and Allan Rakos (“Executive”).

1.	POSITION, RESPONSIBILITIES, AND TERM

a. Position. Executive is employed by the Company to render services to the Company in the positions of President and Chief Operations Officer of the Company and Catcher Holding, Inc (“Catcher Holdings”) or other executive management position as requested by the Company’s or Catcher Holdings’ Chief Executive Officer (“CEO”) and/or respective Boards of Directors (“Board”). Executive shall perform such duties and responsibilities as are normally related to Executive’s positions as President and Chief Operations Officer in accordance with the standards of the industry and any additional duties now or hereafter assigned to Executive by the CEO and/or the Board (collectively “Services”). Executive shall abide by the rules, regulations, and practices as adopted or modified from time to time in the Company’s sole discretion. Executive will devote Executive’s full time efforts to the provision of Services under this Agreement, except as set forth in paragraph (b) below.

b. Other Activities. Except upon the prior written consent of the Company, Executive will not, during the term of this Agreement: (i) be employed elsewhere; (ii) engage, directly or indirectly, in any other business activity (whether or not pursued for pecuniary advantage) that might interfere with Executive’s duties and responsibilities hereunder or create a conflict of interest with the Company; or (iii) acquire any interest of any type in any other business which is in competition with the Company, provided, however, that the foregoing shall not be deemed to prohibit the Executive from acquiring solely as an investment up to five percent (5%) of the outstanding equity interests of any publicly-held company.

c. No Conflict. Executive represents and warrants that Executive’s execution of this Agreement and performance of Services under this Agreement will not violate any obligations Executive may have to any other employer, person or entity, including any obligations to keep in confidence proprietary information, knowledge, or data acquired by Executive in confidence or in trust prior to becoming an employee of the Company.

d. Term of Employment. The term of this Agreement shall be for: (i) a period of three years after the Effective Date (“Term”); or (ii) the date upon which Executive’s employment is terminated in accordance with Section 3. Where the Agreement is terminated upon expiration of the Term, the Company shall pay to Executive all compensation to which Executive is entitled up through the effective date of termination according to its normal payroll practices, and the Company shall not have any further obligations under this Agreement.

2.	COMPENSATION AND BENEFITS

a. Base Salary. In consideration of the Services to be rendered under this Agreement, the Company shall pay Executive a gross salary at the rate of Fourteen Thousand Five Hundred And Eighty-Three Dollars And Thirty-Three Cents ($14,583.33) per month, less applicable withholdings (“Base Salary”). The Base Salary shall be paid in accordance with the Company’s normal payroll practices.

b. Annual Bonus. In further consideration of the Services to be rendered under this Agreement, Executive shall be eligible to receive an annual bonus between zero percent (0%) and fifty percent (50%) of Executive’s annual Base Salary based on achievement of goals and objectives established by the Company (“Annual Bonus”). Any Annual Bonus earned by Executive will be paid within two-and-one-half months of the end of the year in which it was earned. Executive must remain employed with the Company through the end of the calendar year at issue in order to be eligible to receive the Annual Bonus.

c. Stock Options. In further consideration of the Services to be rendered under this Agreement, Catcher Holdings shall grant Executive an option to purchase three hundred thousand (300,000) shares of Catcher Holdings’ Common Stock (“Stock Option”) vesting over a three (3) year period as follows: (i) 1/3 of the shares shall vest on the first anniversary of the grant date; and (ii) 1/24 of the remaining shares or equity interest shall vest monthly thereafter commencing with the date which is one (1) month after the first anniversary of the grant date, until all shares are fully vested. Executive’s entitlement to the Stock Option is conditioned upon the Board’s approval of the Stock Option and Executive’s signing of Catcher Holdings’ Stock Option Agreement. The Stock Option is subject to the terms of the Stock Option Agreement, the 2005 Stock Incentive Plan and related documents adopted by Catcher Holdings’ Board (“Stock Option Documents”).

d. Restricted Stock. In further consideration of the Services to be rendered under this Agreement, Catcher Holdings shall grant Executive one hundred thousand (100,000) shares of Catcher Holdings’ Restricted Stock (“Restricted Stock”) vesting over a three (3) year period as follows: (i) 1/3 of the shares shall vest on the first anniversary of the grant date; and (ii) 1/24 of the remaining shares or equity interest shall vest monthly thereafter commencing with the date which is one (1) month after the first anniversary of the grant date, until all shares are fully vested. Executive’s entitlement to the Restricted Stock is conditioned upon Catcher Holdings’ Board’s approval and Executive’s signing of Catcher Holdings’ Restricted Stock Award Agreement. The Restricted Stock is subject to the terms of the Restricted Stock Award Agreement, the Catcher Holdings, Inc. 2005 Stock Incentive Plan and related documents adopted by Catcher Holdings’ Board and is subject to compliance with all applicable federal and state securities laws (“Restricted Stock Documents”). Executive acknowledges that Catcher Holdings will not grant the Restricted Stock until such time as an S-8 Registration Statement covering such shares of Restricted Stock has been filed with the Securities and Exchange Commission and is effective. Executive understands and acknowledges that Executive is solely responsible for payment of all taxes relating to the Restricted Stock and will not request any assistance from the Company in the payment of these taxes.

e. Stock Bonus. In consideration of achieving the objectives set forth in this paragraph, Catcher Holdings shall grant Executive up to two hundred fifty thousand (250,000) fully vested shares of Catcher Holdings’ Common Stock (the “Stock Bonus”) as follows: (i) sixty two thousand five hundred (62,500) shares of the Stock Bonus shall be granted upon the realization by Vivato Networks, Inc., Catcher Holdings’ wholly owned subsidiary (“Vivato”), of revenue in excess of $625,000 for the fiscal quarter ended December 31, 2007 and (ii) an additional one share of the Stock Bonus shall be granted upon the realization by Vivato of each $2.00 of revenue in excess of $625,000 for the fiscal quarter ended December 31, 2007 up to the full amount of the Stock Bonus upon the realization by Vivato of $1,000,000 of revenue for the fiscal quarter ended December 31, 2007. The Stock Bonus is subject to the terms of the Catcher Holdings, Inc. 2005 Stock Incentive Plan and related documents adopted by Catcher Holdings’ Board and is subject to compliance with all applicable federal and state securities laws (“Stock Bonus Documents”). Executive acknowledges that Catcher Holdings will not grant the Stock Bonus until such time as an S-8 Registration Statement covering such shares of the Stock Bonus has been filed with the Securities and Exchange Commission and is effective. Executive understands and acknowledges that Executive is solely responsible for payment of all taxes relating to the Stock Bonus and will not request any assistance from the Company in the payment of these taxes.

f. Employment Benefit Plans. In further consideration of the Services to be rendered under this Agreement, Executive will be entitled to participate in retirement plans, group health, hospitalization and disability or other insurance plans, and other employee welfare benefit plans generally made available to other similarly-situated employees of the Company, in accordance with the benefit plans established by the Company, and as may be amended from time to time in the Company’s sole discretion.

g. Expenses. The Company will pay or reimburse Executive for all normal and reasonable travel and entertainment expenses incurred by Executive in connection with Executive’s responsibilities to the Company upon submission of proper vouchers and documentation in accordance with the Company’s expense reimbursement policy.

3.	AT-WILL EMPLOYMENT

The employment of Executive shall be “at-will” at all times. The Company or Executive may terminate Executive’s employment with the Company at any time, without any advance notice, for any reason or no reason at all, notwithstanding anything to the contrary contained in or arising from any statements, policies or practices of the Company relating to the employment, discipline or termination of its employees. Following the termination of Executive’s employment, the Company shall pay to Executive all compensation to which Executive is entitled up through the date of termination. Thereafter, all obligations of the Company under this Agreement shall cease other than those set forth in Section 4.

4.	COMPANY TERMINATION OBLIGATIONS

h. Termination by Company for Cause. Where the Company terminates Executive’s employment for Cause, all obligations of the Company under this Agreement shall cease. For purposes of this Agreement, “Cause” shall mean: (i) Executive engages in a material act of misconduct, including but not limited to misappropriation of trade secrets, fraud, or embezzlement; (ii) Executive commits a crime involving dishonesty, breach of trust, or physical harm to any person; (iii) Executive breaches this Agreement; (iv) Executive refuses to implement or follow a lawful policy or directive of the Company; (v) Executive engages in malfeasance demonstrated by Executive’s failure to perform Executive’s job duties; (vi) Executive violates a Company policy or procedure which is materially injurious to the Company, including violation of the Company’s policy concerning sexual harassment, discrimination or retaliation; or (vii) Executive defames the Company, its employees, or its Board members in any manner; provided, however, that to the extent the termination of Executive’s employment for Cause is pursuant to (iii), (iv), and/or (v) and the event constituting Cause can be cured, the Company shall provide written notice to Executive of the Cause for termination of Executive’s employment and Executive shall thereafter have thirty (30) days to cure such event to the reasonable satisfaction of the Board.

i. Termination by Company without Cause. Where the Company terminates Executive’s employment without Cause, and Executive’s employment is not terminated due to death or Disability (as defined below), Executive will be eligible to receive continued payment of Executive’s Base Salary at the time of Executive’s termination according to the Company’s normal payroll practices, less applicable withholdings, for six months (“Severance Period”) (“Severance”). Executive’s eligibility to receive the Severance set forth in this Section 4(b) is conditioned on Executive having first signed a release agreement in the form attached as Exhibit A and an agreement not to compete with the business of the Company during the Severance Period. All other obligations of the Company under this Agreement shall cease.

j. Termination Due to Disability. Executive’s employment shall terminate automatically if Executive becomes Disabled. Executive shall be deemed Disabled if Executive is unable for medical reasons to perform Executive’s essential job duties for either ninety (90) consecutive calendar days or one hundred twenty (120) business days in a twelve (12) month period and, within thirty (30) days after a notice of termination is given to Executive, Executive has not returned to work. If Executive’s employment is terminated by the Company due to Executive’s Disability, all obligations of the Company under this Agreement shall cease.

k. Termination Due to Death. Executive’s employment shall terminate automatically upon Executive’s death. If Executive’s employment is terminated due to Executive’s death, all obligations of the Company under this Agreement shall cease.

l. Executive’s Resignation. Executive may resign Executive’s employment at any time during the Term of this Agreement pursuant to Section 3, and thereafter, all obligations of the Company under this Agreement shall cease.

m. Delayed Payments. In the event that Section 409A (“409A”) of the Internal Revenue Code of 1986, as amended (the “Code”), applies to any compensation with respect to Executive’s termination, payment of that compensation shall be delayed if Executive is a “specified employee,” as defined in 409A(a)(2)(B)(i), and such delayed payment is required by 409A. Such delay shall last six (6) months from the date of Executive’s termination. On the day following the end of such six-month period, the Company shall make a catch-up payment to Executive equal to the total amount of such payments that would have been made during the six-month period but for this Section 4(f).

5.	EXECUTIVE TERMINATION OBLIGATIONS

n. Return of Property. Executive agrees that all property (including without limitation all equipment, tangible proprietary information, documents, records, notes, contracts and computer-generated materials) furnished to or created or prepared by Executive incident to Executive’s employment belongs to the Company and shall be promptly returned to the Company upon termination of Executive’s employment.

o. Resignation and Cooperation. Upon termination of Executive’s employment, Executive shall be deemed to have resigned from all offices and directorships then held with Catcher Holdings and the Company. Following any termination of employment, Executive shall cooperate with the Company in the winding up of pending work on behalf of the Company and the orderly transfer of work to other employees. Executive shall also cooperate with the Company in the defense of any action brought by any third party against the Company that relates to Executive’s employment by the Company.

p. Continuing Obligations. Executive understands and agrees that Executive’s obligations under Sections 6 and 7 herein (including Exhibits B and C) shall survive the termination of Executive’s employment for any reason and the termination of this Agreement.

6.	INVENTIONS AND PROPRIETARY INFORMATION

Executive agrees to sign and be bound by the terms of the Proprietary Information and Inventions Agreement, which is attached as Exhibit B (“Proprietary Information Agreement”).

7.	ARBITRATION

Executive agrees to sign and be bound by the terms of the Arbitration Agreement, which is attached as Exhibit C.

8.	AMENDMENTS; WAIVERS; REMEDIES

This Agreement may not be amended or waived except by a writing signed by Executive and by the CEO. Failure to exercise any right under this Agreement shall not constitute a waiver of such right. Any waiver of any breach of this Agreement shall not operate as a waiver of any subsequent breaches. All rights or remedies specified for a party herein shall be cumulative and in addition to all other rights and remedies of the party hereunder or under applicable law.

9.	ASSIGNMENT; BINDING EFFECT

q. Assignment. The performance of Executive is personal hereunder, and Executive agrees that Executive shall have no right to assign and shall not assign or purport to assign any rights or obligations under this Agreement. This Agreement may be assigned or transferred by the Company; and nothing in this Agreement shall prevent the consolidation, merger or sale of the Company or a sale of any or all or substantially all of its assets.

r. Binding Effect. Subject to the foregoing restriction on assignment by Executive, this Agreement shall inure to the benefit of and be binding upon each of the parties; the affiliates, officers, directors, agents, successors and assigns of the Company; and the heirs, devisees, spouses, legal representatives and successors of Executive.

10.	NOTICES

All notices or other communications required or permitted hereunder shall be made in writing and shall be deemed to have been duly given if delivered: (a) by hand; (b) by a nationally recognized overnight courier service; or (c) by United States first class registered or certified mail, return receipt requested, to the principal address of the other party, as set forth below. The date of notice shall be deemed to be the earlier of (i) actual receipt of notice by any permitted means, or (ii) five business days following dispatch by overnight delivery service or the United States Mail. Executive shall be obligated to notify the Company in writing of any change in Executive’s address. Notice of change of address shall be effective only when done in accordance with this paragraph.

Company’s Notice Address:

Catcher, Inc.

44084 Riverside Parkway, Suite 320

Leesbur, Virginia 20176

Executive’s Notice Address:

_______________________

_______________________

11.	SEVERABILITY

If any provision of this Agreement shall be held by a court or arbitrator to be invalid, unenforceable, or void, such provision shall be enforced to the fullest extent permitted by law, and the remainder of this Agreement shall remain in full force and effect. In the event that the time period or scope of any provision is declared by a court or arbitrator of competent jurisdiction to exceed the maximum time period or scope that such court or arbitrator deems enforceable, then such court or arbitrator shall reduce the time period or scope to the maximum time period or scope permitted by law.

12.	TAXES

All amounts paid under this Agreement shall be paid less all applicable state and federal tax withholdings and any other withholdings required by any applicable jurisdiction.

13.	GOVERNING LAW

This Agreement shall be governed by and construed in accordance with the laws of the State of Virginia.

14.	INTERPRETATION

This Agreement shall be construed as a whole, according to its fair meaning, and not in favor of or against any party. Sections and section headings contained in this Agreement are for reference purposes only, and shall not affect in any manner the meaning or interpretation of this Agreement. Whenever the context requires, references to the singular shall include the plural and the plural the singular.

15.	OBLIGATIONS SURVIVE TERMINATION OF EMPLOYMENT

Executive agrees that any and all of Executive’s obligations under this Agreement, including but not limited to Exhibits B and C, shall survive the termination of employment and the termination of this Agreement.

16.	COUNTERPARTS

This Agreement may be executed in any number of counterparts, each of which shall be deemed an original of this Agreement, but all of which together shall constitute one and the same instrument.

17.	AUTHORITY

Each party represents and warrants that such party has the right, power and authority to enter into and execute this Agreement and to perform and discharge all of the obligations hereunder; and that this Agreement constitutes the valid and legally binding agreement and obligation of such party and is enforceable in accordance with its terms.

18.	ENTIRE AGREEMENT

This Agreement is intended to be the final, complete, and exclusive statement of the terms of Executive’s employment by the Company and may not be contradicted by evidence of any prior or contemporaneous statements or agreements, except for agreements specifically referenced herein (including the Proprietary Information Agreement attached as Exhibit B, the Arbitration Agreement attached as Exhibit C, the Stock Option Documents, Restricted Stock Documents and Stock Bonus Documents). To the extent that the practices, policies or procedures of the Company, now or in the future, apply to Executive and are inconsistent with the terms of this Agreement, the provisions of this Agreement shall control. Any subsequent change in Executive’s duties, position, or compensation will not affect the validity or scope of this Agreement.

19.	EXECUTIVE ACKNOWLEDGEMENT

EXECUTIVE ACKNOWLEDGES EXECUTIVE HAS HAD THE OPPORTUNITY TO CONSULT LEGAL COUNSEL CONCERNING THIS AGREEMENT, THAT EXECUTIVE HAS READ AND UNDERSTANDS THE AGREEMENT, THAT EXECUTIVE IS FULLY AWARE OF ITS LEGAL EFFECT, AND THAT EXECUTIVE HAS ENTERED INTO IT FREELY BASED ON EXECUTIVE’S OWN JUDGMENT AND NOT ON ANY REPRESENTATIONS OR PROMISES OTHER THAN THOSE CONTAINED IN THIS AGREEMENT.

IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first written above.

CATCHER, INC.

By:
Its:	Allan Rakos

Dated:	Dated:

EXHIBIT A

GENERAL RELEASE OF CLAIMS

EXHIBIT A

GENERAL RELEASE OF CLAIMS

This General Release of Claims (hereinafter “Release”) is entered into this [            ] day of [                        ], by and between Allan Rakos (“Executive”) and Catcher, Inc. a Delaware corporation (“Company”).

RECITALS

A. On December 4, 2007, Executive became employed by the Company according to the terms and conditions of the Executive Employment Agreement between the parties (“Employment Agreement”).

B. On or about [                                         ], Executive’s employment with the Company was terminated pursuant to Section 3 of the Employment Agreement.

C. According to the terms and conditions of the Employment Agreement, Executive is entitled to certain severance payments and other benefits if Executive executes this Release. By execution hereof, Executive understands and agrees that this Release is a compromise of doubtful and disputed claims, if any, which remain untested; that there has not been a trial or adjudication of any issue of law or fact herein; that the terms and conditions of this Release are in no way to be construed as an admission of liability on the part of the Company and that the Company denies any liability and intends merely to avoid litigation with this Release.

AGREEMENT

NOW THEREFORE FOR MUTUAL CONSIDERATION, the receipt and sufficiency of which the parties hereto acknowledge, the parties agree as follows:

1. Executive, for Executive and Executive’s spouse, heirs, assigns, executors, administrators, agents, successors and affiliates, hereby unconditionally, irrevocably and absolutely releases and discharges the Company, Catcher Holdings, Inc., and their respective past and present affiliates, owners, directors, officers, employees, agents, attorneys, representatives, legatees, stockholders, insurers, divisions, successors and/or assigns and any related holding, parent or subsidiary corporations, from any and all known or unknown loss, liability, claims, costs (including, without limitation, attorneys’ fees), demands, causes of action, or suits of any type (collectively “Claims”), whether in law and/or in equity, related directly or indirectly or in any way connected with any transaction, affairs or occurrences between them and arising on or prior to the date hereof in connection with Executive’s employment with the Company, the termination of said employment and claims of emotional or physical distress related to such employment or termination, except as otherwise prohibited by law. This Release specifically applies to any claims for age discrimination in employment, including any claims arising under the Age Discrimination In Employment Act if over 40, or any other statutes or laws that govern discrimination in employment.

2. Executive agrees to treat all matters related to this Release as confidential (“Confidential Information”); provided, however, that nothing herein shall be deemed to preclude Executive from giving statements, affidavits, depositions, testimony, declarations, or other disclosures required by or pursuant to legal process, or from disclosing Confidential Information to Executive’s legal counsel, tax advisor or spouse. Similarly, Executive shall not make, issue, disseminate, publish, print or announce any news release, public statement or announcement with respect to the Confidential Information, or any aspect thereof, the reasons therefore and the terms of this Release.

3. Executive agrees not to (i) make any unfavorable or disparaging comments or remarks (whether written or oral) to third parties regarding the Company or its officers, directors and employees); or (ii) endorse, approve, disseminate, or assist in the dissemination of, any unfavorable or disparaging comments or remarks (whether written or oral) made by any third party regarding the Company or its officers, directors and employees.

4. Executive and the Company do certify that Executive and the Company have read all of this Release, and that Executive and the Company fully understands all of the same. Executive hereby expressly waives all of the benefits and rights granted to Executive pursuant to any applicable law or regulation to the effect that:

A general release does not extend to claims which the creditor does not know of or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor.

5. Executive and the Company further declare and represent that no promise, inducement or agreement not herein expressed has been made to either and that this Release contains the full and entire agreement between and among the parties, and that the terms of this Release are contractual and not a mere recital.

6. The validity, interpretation, and performance of this Release shall be construed and interpreted according to the laws of the State of Virginia.

7. This Release may be pleaded as a full and complete defense and may be used as the basis for an injunction against any action, suit or proceeding that may be prosecuted, instituted or attempted by either party in breach thereof.

8. If any provision of this Release, or part thereof, is held invalid, void or voidable as against the public policy or otherwise, the invalidity shall not affect other provisions, or parts thereof, which may be given effect without the invalid provision or part. To this extent, the provisions, and parts thereof, of this Release are declared to be severable.

9. It is understood that this Release is not an admission of any liability by any person, firm association or corporation but is in compromise of any disputed claim.

10. Executive represents, acknowledges and agrees that the Company has advised him, in writing, to discuss this Release with an attorney, and that to the extent, if any, that Executive has desired, Executive has done so; that the Company has given Executive twenty-one (21) days to review and consider this Release before signing it, and Executive understands that Executive may use as much of this twenty-one (21) day period as Executive wishes prior to signing; that no promise, representation, warranty or agreements not contained herein have been made by or with anyone to cause Executive to sign this Release; that Executive has read this Release in its entirety, and fully understands and is aware of its meaning, intent, contents and legal effect; and that Executive is executing this Release voluntarily, and free of any duress or coercion.

11. The parties acknowledge that for a period of seven (7) days following the execution of this Release by Executive, Executive may revoke the Release, and the Release shall not become effective or enforceable until the revocation period has expired. This Release shall become effective eight (8) days after it is signed by Executive.

IN WITNESS WHEREOF, the undersigned have executed this Release on the dates shown below.

CATCHER, INC.

By:	Robert Turner	Allan Rakos
Its:	Chief Executive Officer

Dated:		Dated:

EXHIBIT B

PROPRIETARY INFORMATION AGREEMENT

Statement Regarding

Employee Proprietary Information and Inventions Agreement

Attached to this statement is your Employee Proprietary Information and Inventions Agreement (the “Agreement”) Catcher, Inc. (the “Company”).

Please take the time to review the Agreement carefully. It contains material restrictions on your right to disclose or use, during or after your employment, certain information and technology learned or developed by you (either alone or jointly with others) during your employment. The Company considers this Agreement to be very important to the protection of its business.

If you have any questions concerning the Agreement, you may wish to consult an attorney. Managers, legal counsel and others in the Company are not authorized to give you legal advice concerning the Agreement.

If you have read and understand the Agreement, and if you agree to its terms and conditions, please return a fully executed copy of it to the Company, retaining one copy for yourself.

REVIEWED AND UNDERSTOOD:

Allan Rakos

Dated:

CATCHER, INC.

EMPLOYEE PROPRIETARY INFORMATION AND INVENTIONS AGREEMENT

1. In consideration of my employment by Catcher, Inc., a Delaware corporation (the “Company”), I hereby agree to certain restrictions placed by the Company on my use and development of information and technology of the Company, as more fully set out below.

2. At-Will Employment. I acknowledge that the Company is an “at-will” employer and nothing in this agreement shall be construed to imply that the term of my employment is of any definite duration. My employment may be terminated with or without cause and with or without notice. No one other than an authorized officer of the Company has the authority to alter this arrangement, to enter into an agreement for employment for a specified period of time, or to make any agreement contrary to this policy, and any such agreement must be in writing and must be signed by an authorized officer of the Company and by the affected employee.

3. Proprietary Information.

(a) Proprietary Information Defined. I understand that the term “Proprietary Information” in this Agreement means any and all information, ideas and materials, in whatever form, tangible or intangible, whether disclosed to or learned or developed by me, pertaining in any manner to the business of or used by the Company (including, without limitation, any person or entity owned by, controlled by or affiliated with the Company) or to any other person or entity to whom or which the Company owes a duty of confidentiality, including, but not limited to, any trade secret, technical know-how, information, knowledge or data relating to the Company’s past, present, planned or foreseeable business as more fully described in Schedule A attached hereto.

(b) Often, Proprietary Information will be stamped or otherwise marked “Confidential, “Proprietary,” or with some similar designation. If any information or material is not so marked however and it meets the definition in the foregoing Section (3)(a) above, it is still Proprietary Information. If I am uncertain as to whether particular information or materials are Proprietary Information, I will request the Company’s written opinion as to their status. I understand that Proprietary Information does not include any information, idea or material that (i) is or becomes publicly known through lawful means and without breach of this Agreement by me; (ii) was rightfully in my possession or part of my general knowledge prior to my employment by the Company; or (iii) is disclosed to me without confidential or proprietary restrictions by a third party who rightfully possesses the information, ideas or materials (without confidential or proprietary restrictions) and did not learn of it, directly or indirectly, from the Company. Any information, idea or material will not be considered to be publicly known or in the public domain merely because it is embraced by more general information in my prior possession or the possession of others, or merely because it is expressed in public literature in general terms. Proprietary Information also does not include my general knowledge and skill obtained during the course of my employment.

(c) I acknowledge that all information generated, received or maintained by or for me on the premises or equipment of Company (including, without limitation, computer systems and electronic or voice mail systems) is Proprietary Information and the sole property of the Company, and I hereby waive any property or privacy rights I may have with respect to such information.

4. Restrictions on Use and Disclosure. I will not, during or at any time after the termination of my employment with the Company, use or reproduce any Proprietary Information, except in the course of performing my duties as an employee of the Company. I also will not disclose or deliver, directly or indirectly, any Proprietary Information to any person or entity, except in the course of performing my duties as an employee of the Company and with the Company’s consent. I will use my best efforts to prevent the unauthorized reproduction, disclosure or use of Proprietary Information by others.

5. Creations.

(a) Assignment. I hereby assign, and agree to assign, to the Company, without additional compensation, my entire right, title and interest in and to (a) all Creations, and (b) all benefits, privileges, causes of action and remedies relating to the Creations, whether before or hereafter accrued (including, without limitation, the exclusive rights to apply for and maintain all such registrations, renewals and/or extensions; to sue for all past, present or future infringements or other violations of any rights in the Creation; and to settle and retain proceeds from any such actions). The term Creations includes, but is not limited to, creations, inventions, works of authorship, ideas, processes, technology, formulas, software programs, writings, designs, discoveries, modifications and improvements, whether or not patentable or reduced to practice and whether or not copyrightable, that relate in any manner to the actual or demonstrably anticipated business or research and development of the Company or its affiliates, and that are made, conceived or developed by me (either alone or jointly with others), or result from or are suggested by any work performed by me (either alone or jointly with others) for or on behalf of the Company or its affiliates, (i) during the period of my employment with the Company, whether or not made, conceived or developed during regular business hours or (ii) after termination of my employment if based on Proprietary Information. I agree that all such Creations are the sole property of the Company or any other entity designated by it, and, to the maximum extent permitted by applicable law, any copyrightable Creation will be deemed a work made for hire. I UNDERSTAND THAT THIS PARAGRAPH DOES NOT APPLY TO ANY CREATION WHICH I DEVELOPED ENTIRELY ON MY OWN TIME WITHOUT USING THE COMPANY’S EQUIPMENT, SUPPLIES, FACILITIES, RESOURCES, TRADE SECRETS OR CONFIDENTIAL AND PROPRIETARY INFORMATION.

(b) Disclosure. I agree to disclose promptly and fully in writing to my immediate supervisor at the Company and to hold in confidence for the sole right, benefit and use of Company, any and all Creations made, conceived or developed by me (either alone or jointly with others) during my employment with the Company, or within six (6) months after the termination of my employment if based on Proprietary Information. Such disclosure will be received and held in confidence by the Company. In addition, I agree to keep and maintain adequate and current written records on the development of all Creations made, conceived or developed by me (either alone or jointly with others) during my period of employment or during the one-year period following termination of my employment, which records will be available to and remain the sole property of the Company at all times.

(c) Assist with Registration. I agree that I will, at the Company’s request and sole cost and expense, promptly execute a written assignment of title for any Creation required to be assigned by this Section 5. I further agree to perform, during and after my employment, all acts deemed necessary or desirable by the Company to assist it (at its expense) in obtaining and enforcing the full benefits, enjoyment, rights and title throughout the world in the Creation assigned to the Company pursuant to this Section 5. Such acts may include, but are not limited to, execution of documents and assistance or cooperation in legal proceedings. Should the Company be unable to secure my signature on any document necessary to apply for, prosecute, obtain, or enforce any patent, copyright, or other right or protection relating to any Creation, whether due to my mental or physical incapacity or any other cause, I hereby irrevocably designate and appoint the Company and each of its duly authorized officers and agents as my agent and attorney-in-fact, to undertake such acts in my name as if executed and delivered by me, and I waive and quitclaim to the Company any and all claims of any nature whatsoever that I may not have or may later have for infringement of any intellectual property rights in the Creations. The Company will compensate me at a reasonable rate for time actually spent by me at the Company’s request on such assistance at any time following termination of my employment with the Company.

(d) License for Other Inventions. If, in the course of my employment with the Company, I incorporate into Company property an invention owned by me or in which I have an interest, the Company is hereby granted a nonexclusive, royalty-free, irrevocable, perpetual, world-wide license to make, modify, use and sell any invention as part of and in connection with the Company property.

6. Prior Creations. All inventions, works of authorship, ideas, processes, technology, formulas, software programs, writings, designs, discoveries, modifications, improvements or other creations, if any, that I made, conceived or developed (either alone or jointly with others) prior to my employment by the Company (collectively, “Prior Creations”) are excluded from the scope of this Agreement. Set forth on Schedule B attached hereto is a complete list of all such Prior Creations that are owned by me, either alone or jointly with others. I represent and covenant that such list is complete, and I understand that by not listing an invention, work of authorship, discovery, modification, improvement or other creation I am acknowledging that such creation was not made, conceived or developed before commencement of my employment with the Company. I agree to notify the Company in writing before I make any disclosure to, or perform any work on behalf of, the Company that appears to conflict with proprietary rights I claim in any Prior Creation. If I fail to give such notice, I agree that I will make no claim against the Company with respect to any such Prior Creation.

7. Confidential Information of Others. I will not use, disclose to the Company or induce the Company to use any confidential, proprietary or trade secret information or material belonging to others which comes into my knowledge or possession at any time, nor will I use any such information or material in the course of my employment with the Company. Except as disclosed on Schedule B to this Agreement, I have no other agreements or relationships with or commitments to any other person or entity that conflict with my obligations to the Company as an employee of the Company or under this Agreement, and I represent that my employment will not require me to violate any obligation to or confidence with another. In the event I believe that my work at the Company would make it difficult for me not to disclose to the Company any confidential, proprietary or trade secret information or materials belonging to others, I will immediately inform my supervisor. I have not entered into, and I agree I will not enter into, any oral or written agreement in conflict with this Agreement.

8. Business Relationships. I acknowledge that the Company’s relationships with its employees, customers, vendors and service providers are valuable business assets. I agree that, during my employment and for six (6) months thereafter, I will not (for myself or for any third party) divert or attempt to divert from the Company any business, employee, customer, vendor or service provider, through solicitation or otherwise.

9. Government Contracts and Other Obligations. I understand that the Company has or may enter into contracts with other persons or entities, including the United States government or its agents, under which certain intellectual property rights will be required to be protected, assigned, licensed, or otherwise transferred. I hereby agree to be bound by all such agreements, and to execute such other documents and agreements as are necessary to enable the Company to meet its obligations under any such contracts.

10. Return of Materials; Termination. I hereby acknowledge and agree that all property, including, without limitation, all source code listings, books, manuals, records, models, drawings, reports, notes, contracts, lists, blueprints, and other documents or materials and all copies thereof, all equipment furnished to or prepared by me in the course of or incident to my employment, and all Proprietary Information belonging to the Company will be promptly returned to the Company upon termination of my employment with the Company for any reason or at any other time at the Company’s request. Following my termination, I will not retain any written or other tangible material containing any Proprietary Information or information pertaining to any Creation. I understand that my obligations contained in this Agreement will survive the termination of my employment and I will continue to make all disclosures required of me by Section 5(b) above. I further agree not to use any Proprietary Information for my benefit or the benefit of others. In the event of the termination of my employment, I agree, if requested by the Company, to sign and deliver the Termination Certificate attached as Schedule C hereto and incorporated herein.

11. Remedies. I recognize that nothing in this Agreement is intended to limit any remedy of the Company under the Virginia Uniform Trade Secrets Act or other federal or state law, and that I could face possible criminal and civil actions resulting in imprisonment and substantial monetary liability if I misappropriate the Company’s trade secrets. In addition, I acknowledge that it may be extremely difficult to measure in money the damage to the Company of any failure by me to comply with this Agreement, that the restrictions and obligations under this Agreement are material, and that, in the event of any failure, the Company could suffer irreparable harm and significant injury and may not have an adequate remedy at law or in damages. Therefore, I agree that if I breach any provision of this Agreement, the Company will be entitled to the issuance of an injunction or other restraining order or to the enforcement of other equitable remedies against me to compel performance of the terms of this Agreement without the necessity of showing or proving it has sustained any actual damage. This will be in addition to any other remedies available to the Company in law or equity.

12. Miscellaneous Provisions.

(a) Application of this Agreement. I hereby agree that my obligations set forth in Sections 3 and 5 hereof and the definitions of Proprietary Information and Creations contained therein shall be equally applicable to Proprietary Information and Creations relating to any work performed by me for the Company prior to the execution of this Agreement.

(b) Waiver of Limitations. I waive the benefit of any statute of limitations affecting my liability under this Agreement or the enforcement of the Agreement to the full extent permitted by law.

(c) No Waiver by Conduct or Prior Waiver. A party’s delay, failure or waiver of any right or remedy under this Agreement will not impair, preclude, cancel, waive or otherwise affect such right or remedy or any subsequent rights or remedies that may arise.

(d) General Provisions. This Agreement constitutes the entire agreement between the Company and me relating generally to the same subject matter, replaces any existing agreement entered into by me and the Company relating generally to the same subject matter, and may not be changed or modified, in whole or in part, except by written supplemental agreement signed by me and the Company. I agree that any subsequent change in my duties or compensation will not affect the validity or scope of this Agreement. If any provision of this Agreement is held invalid or unenforceable, the remainder of this Agreement will not fail on account thereof but will otherwise remain in full force and effect. If any obligation in this Agreement is held to be too broad to be enforced, it will be construed to be enforceable to the full extent permitted by law. The obligations of this Agreement will continue beyond the termination of my employment and will be binding upon my heirs, executors, assigns, administrators, legal representatives and other successors in interest. This Agreement will inure to the benefit of the Company, its successors, assigns and affiliates. This Agreement will be governed by and construed in accordance with the laws of the State of Virginia, without giving effect to its conflict of law rules. This Agreement may be signed in two counterparts, each of which will be deemed an original and both of which will constitute one agreement.

I HAVE READ THIS AGREEMENT CAREFULLY AND UNDERSTAND ITS TERMS. I UNDERSTAND THAT I AM AN AT-WILL EMPLOYEE, AND THAT MY EMPLOYMENT MAY BE TERMINATED AT ANY TIME WITH OR WITHOUT CAUSE AND WITH OR WITHOUT NOTICE. I HAVE COMPLETELY NOTED ON SCHEDULE B TO THIS AGREEMENT ANY PROPRIETARY INFORMATION, IDEAS, PROCESSES, INVENTIONS, TECHNOLOGY, WRITINGS, PROGRAMS, DESIGNS, FORMULAS, DISCOVERIES, PATENTS, COPYRIGHTS, OR TRADEMARKS, OR IMPROVEMENTS, RIGHTS, OR CLAIMS RELATING TO THE FOREGOING, THAT I DESIRE TO EXCLUDE FROM THIS AGREEMENT. I HAVE ALSO NOTED ON SCHEDULE B TO THIS AGREEMENT ANY AGREEMENT OR RELATIONSHIP WITH OR COMMITMENT TO ANY OTHER PERSON OR ENTITY THAT CONFLICTS WITH MY OBLIGATIONS AS AN EMPLOYEE OF THE COMPANY.

Allan Rakos

Dated:

SCHEDULE A

EXAMPLES OF PROPRIETARY INFORMATION

Proprietary Information includes, but is not limited to, any of the following types of information, ideas and materials:

any trade secret; technical know-how; information; data; knowledge; idea; design; formula; schematics; instrument; product; machinery; project; equipment; document; file; photograph; computer printout; drawing; manual; sketch or other visual representation; data processing or computer software technique, program or system; biological, chemical, mechanical or other invention; improvement; discovery; composition; process; part of a process; manufacturing technique; book; notebook; paper; compilation of information; record; specification; operating method; patent disclosure or patent application; list or other written record used in the Company’s business; information regarding the Company’s financial condition; employee personnel files and compensation and other terms of employment of the Company’s employees and consultants; names and practices of any customers or potential customers of the Company and its affiliates; names, marketing methods, operating practices and related data regarding the Company’s existing and potential vendors, suppliers, distributors, joint venture partners, and affiliates; the marketing methods and plans of the Company and its affiliates, licensors and licensees and related data and prices at which the Company obtains or has obtained, or at which it sells or has sold, its products or services; research, development, manufacturing and sales plans, costs and receipts of the Company; any information of the type described above which the Company has a legal obligation to treat as confidential, or which the Company treats as proprietary or designates as confidential, whether or not owned or developed by the Company; and any other information, ideas or materials relating to the past, present, planned or foreseeable business, products, developments, technology or activities of the Company.

SCHEDULE B

Prior Knowledge of Proprietary Information;

Prior Creations; Prior Commitments

1.	EMPLOYEE’S DISCLOSURE OF PROPRIETARY INFORMATION

Except as set forth below, I acknowledge that at this time I know nothing about the business or Proprietary Information of the Company, other than information I have learned from the Company in the course of being hired (Check here _____ if continued on additional attached sheets):

2.	EMPLOYEE’S DISCLOSURE OF PRIOR CREATIONS

The following information is provided in accordance with Section 6 of the Company’s Employee Proprietary Information and Inventions Agreement (the “Agreement”) executed by me.

_____	I have made no inventions, discoveries or improvements prior to my employment with the Company that are owned by me, either alone or jointly with others.

_____	The following is a complete and current list of all inventions, discoveries, or improvements I have made, conceived, or first reduced to practice prior to my employment with the Company, that are owned by me, alone or jointly with others, which I desire to remove from the operation of the Agreement. (Check here if continued on additional attached sheets.)

3.	EMPLOYEE’S DISCLOSURE OF CONFLICTING AGREEMENTS

The following information is provided in accordance with Section 7 of the Agreement:

_____	I am not party to any agreement or relationships with or commitments to any other person or entity that conflict with my obligations as an employee of the Company or under the Agreement.

_____	The following is a complete and current list of all agreements or relationships with or commitments to any other person or entity that conflict with my obligations as an employee of the Company under the Agreement. (Check here if continued on additional attached sheets.)

Allan Rakos

Dated:

SCHEDULE C

TERMINATION CERTIFICATE CONCERNING

COMPANY’S PROPRIETARY INFORMATION AND CREATIONS

This is to certify that I have returned all property of Catcher, Inc., a Delaware corporation (the “Company”), including, without limitation, all source code listings, books, manuals, records, models, drawings, reports, notes, contracts, lists, blueprints, and other documents and materials, Proprietary Information, and equipment furnished to or prepared by me in the course of or incident to my employment with the Company, and that I did not make or distribute any copies of the foregoing.

I further certify that I have reviewed the Employee Proprietary Information and Inventions Agreement (the “Agreement”) signed by me and that I have complied with and will continue to comply with all of its terms, including, without limitation, (i) the reporting of any idea, process, invention, technology, writing, program, design, formula, discovery, patent, copyright, or trademark, or any improvement, rights, or claims related to any and all Creations, conceived or developed by me and covered by the Agreement and (ii) the preservation as confidential of all Proprietary Information pertaining to the Company. This certificate in no way limits my responsibilities or the Company’s rights under the Agreement.

On termination of my employment with the Company, I will be employed by _____________________ [Name of New Employer] [in the ______________ division] and I will be working in connection with the following projects:

[generally describe the projects]

Allan Rakos

Dated:

EXHIBIT C

ARBITRATION AGREEMENT

ARBITRATION AGREEMENT

Catcher, Inc., a Delaware corporation (“Company”) and I hereby agree that, to the fullest extent permitted by law, any and all claims or controversies between us (or between myself and any present or former officer, director, agent, or employee of the Company or any parent, subsidiary, or other entity affiliated with the Company) relating in any manner to my employment or the termination of my employment shall be resolved by final and binding arbitration. Except as specifically provided herein, any arbitration proceeding shall be conducted in accordance with the National Rules for the Resolution of Employment Disputes of the American Arbitration Association (“the AAA Rules”).

Claims subject to arbitration shall include, without limitation: contract claims, tort claims, claims relating to compensation and stock options, as well as claims based on any federal, state, or local law, statute, or regulation, including but not limited to any claims arising under Title VII of the Civil Rights Act of 1964, the Age Discrimination in Employment Act, the Americans with Disabilities Act, and the Virginia Human Rights Act. However, claims for unemployment benefits, workers’ compensation claims, and claims under the National Labor Relations Act shall not be subject to arbitration.

A neutral and impartial arbitrator shall be chosen by mutual agreement of the parties; however, if the parties are unable to agree upon an arbitrator within a reasonable period of time, then a neutral and impartial arbitrator shall be appointed in accordance with the arbitrator nomination and selection procedure set forth in the AAA Rules. The arbitrator shall prepare a written decision containing the essential findings and conclusions on which the award is based so as to ensure meaningful judicial review of the decision. The arbitrator shall apply the same substantive law, with the same statutes of limitations and same remedies, that would apply if the claims were brought in a court of law. The arbitrator shall have the authority to rule on a motion to dismiss and/or summary judgment by either party, and the arbitrator shall apply the standards governing such motions under the Federal Rules of Civil Procedure.

Either the Company or I may bring an action in court to compel arbitration under this Agreement and to enforce an arbitration award. Otherwise, neither party shall initiate or prosecute any lawsuit or claim in any way related to any arbitrable claim, including without limitation any claim as to the making, existence, validity, or enforceability of the agreement to arbitrate. Nothing in this Agreement, however, precludes a party from filing an administrative charge before an agency that has jurisdiction over an arbitrable claim. Moreover, nothing in this Agreement prohibits either party from seeking injunctive or declaratory relief from a court of competent jurisdiction.

All arbitration hearings under this Agreement shall be conducted in Arlington, Virginia, unless otherwise agreed by the parties. The arbitration provisions of this Arbitration Agreement shall be governed by the Federal Arbitration Act.

The Company agrees to pay the costs and fees of the arbitrator, to the extent required by law. The parties shall bear their own attorneys’ fees and costs unless provided otherwise by statute.

If any provision of this Agreement shall be held by a court or the arbitrator to be invalid, unenforceable, or void, such provision shall be enforced to the fullest extent permitted by law, and the remainder of this Agreement shall remain in full force and effect. The parties’ obligations under this Agreement shall survive the termination of my employment with the Company and the expiration of this Agreement.

The Company and I understand and agree that this Arbitration Agreement contains a full and complete statement of any agreements and understandings regarding resolution of disputes between the parties, and the parties agree that this Arbitration Agreement supersedes all previous agreements, whether written or oral, express or implied, relating to the subjects covered in this agreement. The parties also agree that the terms of this Arbitration Agreement cannot be revoked or modified except in a written document signed by both myself and the Company’s Chief Executive Officer.

THE PARTIES ALSO UNDERSTAND AND AGREE THAT THIS AGREEMENT CONSTITUTES A WAIVER OF THEIR RIGHT TO A TRIAL BY JURY OF ANY CLAIMS OR CONTROVERSIES COVERED BY THIS AGREEMENT. THE PARTIES AGREE THAT NONE OF THOSE CLAIMS OR CONTROVERSIES SHALL BE RESOLVED BY A JURY TRIAL.

THE PARTIES FURTHER ACKNOWLEDGE THAT THEY HAVE BEEN GIVEN THE OPPORTUNITY TO DISCUSS THIS AGREEMENT WITH THEIR LEGAL COUNSEL AND HAVE AVAILED THEMSELVES OF THAT OPPORTUNITY TO THE EXTENT THEY WISH TO DO SO.

Allan Rakos

Dated:

Exhibit 10.50

PROMISSORY NOTE

BORROWER:	Catcher Holdings, Inc. 44084 Riverside Parkway Suite 320 Leesburg, VA 20176	LENDER:	Vivato Networks, Inc. 322 NW Sixth Ave Suite 100 Portland OR 97209

Maximum Principal Amount: $1,000,000.00	Initial Interest Rate: 20%
Date of Note: November, 30 2007

1. PROMISE TO PAY. The Borrower hereby promises to pay to the order of Lender on or before the Maturity Date, at Lender’s principal place of business, or at such other place as Lender may direct, the principal sum of One Million Dollars ($1,000,000.00) or so much thereof as may be advanced and outstanding, together with all interest accrued on unpaid principal, to be computed on each Advance from the date of its disbursement to Borrower, at a rate as provided in Section 5 below, as provided in the Loan Agreement (as defined in Section 3 below). The outstanding principal amount of this Note, together with accrued interest thereon, shall be due and payable in full on the Maturity Date. The outstanding unpaid principal balance of this Note at any time shall be the total principal amounts advanced hereunder by Lender less the amounts of payments of principal made hereon by Borrower, which balance may be endorsed hereon from time to time by Lender in accordance with Section 2.

2. RECORDING ADVANCES. Lender is authorized to record on Schedule A – Loan Advances hereto, and on any continuation(s) of such Schedule that may be attached to this Note: (a) the date and principal amount of each Advance by Lender under the Loan Agreement; which recordation will constitute prima facie evidence of the accuracy of the information so endorsed on Schedule A – Loan Advances; provided however, that any failure to record such information on such Schedule or continuation thereof will not in any manner affect the obligations of Borrower to make payments of principal and interest in accordance with the terms of this Note. Lender will promptly provide Borrower with a copy of each recordation made by Lender on Schedule A – Loan Advances attached hereto.

3. PURPOSE. This Note is issued pursuant to certain transactions referenced in that certain Business Loan Agreement between Lender and Aequitas Capital Management, Inc dated November 30, 2007 (the “Loan Agreement”) and is subject to all of the terms thereof. Capitalized terms used herein which are not otherwise defined, if any, shall have the meanings ascribed to them in the Loan Agreement.

4. ADVANCES; RESTRICTIONS. The outstanding balance of Advances made under this Note may fluctuate from time to time, to be increased by future Advances which may be made by Lender and to be decreased by repayments made by Borrower. Borrower acknowledges and agrees that Lender is under no obligation to make any Advance hereunder and any Advance shall be in Lender’s sole and absolute discretion pursuant to the terms of the Loan Agreement.

5. INTEREST RATE AND PAYMENT. Interest shall accrue on the unpaid balance of this Note at the rate of 20% per annum on the unpaid principal balance and shall be calculated on the basis of a 365-day or 366-day year and actual days elapsed. NOTICE: Under no circumstances will the interest rate on this Note be more than the maximum rate allowed by applicable law.

6. PAYMENT. Borrower will pay this Note as follows: Borrower will make monthly interest-only payments on the outstanding balance of the Note commencing one month after the date of the Note and continuing on the same day of each month thereafter. At Lender’s option, such payments shall be made to Lender via an Automated Clearing House (“ACH”) transfer from Borrower’s checking account.

7. MATURITY; APPLICATION OF PAYMENTS. The outstanding principal balance and all accrued and unpaid interest shall be due and payable on or before January 30, 2008 (the “Maturity Date”), provided, however, that after the occurrence of an Event of Default, the outstanding principal and all accrued interest shall be payable on demand. Unless otherwise agreed or required by applicable law, payments will be applied first to expenses for which Borrower is liable hereunder (including unpaid collection costs and late charges), next to accrued and unpaid interest, and the balance to principal. In addition, the outstanding principal balance and all accrued and unpaid interest shall be due and payable in the event of (1) a sale of all or substantially all of the assets of Borrower, or (2) the transfer of ownership or beneficial interest, by merger or otherwise, of 25% or more of the stock or membership interests of Borrower, other than transfers between or among the shareholders of Borrower in existence as of the date of this Agreement.

Page 1 of 5 – PROMISSORY NOTE

8. FEES AND CHARGES. Borrower agrees that all loan fees and prepaid finance charges are earned fully as of the date of the loan and will not be subject to refund upon early payment (whether voluntary or as a result of default), except as otherwise required by law. Except for the foregoing, all or any portion of this Note may be prepaid at any time. Early payments will not, unless agreed to by Lender in writing, relieve Borrower of Borrower’s obligations to continue to make payments under the payment schedule. Rather, early payments will reduce the principal balance due and may result in Borrower’s making fewer payments. Borrower agrees not to send Lender payments marked “paid in full”, “without recourse”, or similar language. If Borrower sends such payment, Lender may accept it without losing any of Lender’s rights under this Note, and Borrower will remain obligated to pay any further amount owed to Lender. All written communications concerning disputed amounts, including any check or other payment instrument that indicates that payment constitutes “payment in full” of the amount owed or that is tendered with other conditions or limitations or as full satisfaction of any disputed amount must be mailed or delivered to Lender at the address above.

9. aLATE CHARGE. If a payment is 15 days or more late, Borrower will pay to Lender a late charge equal to the lesser of 5.0% of the regularly scheduled payment or the maximum amount permitted under applicable law.

10. INTEREST AFTER DEFAULT. Upon the occurrence of and during the continuation of an Event of Default, including failure to pay all amounts due upon final maturity of this Note, Lender may, at its option and if permitted by applicable law, increase the interest rate of this Note by 5.00 percentage points (500 basis points). The interest rate will not exceed the maximum rate permitted by law.

11. DEFAULT. Each of the following shall constitute an event of default (“Event of Default”) under this Note:

a. Payment Default. Borrower fails to make any payment within five (5) calendar days when due under this Note.

b. Other Defaults. Borrower fails to comply with or to perform any other term, obligation, covenant or condition contained in this Note or in any of the Related Documents or to comply with or to perform any term, obligation, covenant or condition contained in any other agreement between Lender (or an affiliate of Lender) and Borrower. If any failure, other than a failure to pay money, is curable and if Borrower has not been given a notice of a similar breach within the preceding 12 months, it may be cured (and no Event of Default will have occurred) if Borrower after delivery of written notice from Lender demanding cure of such failure: (a) cures the failure within 15 days; or (b) if the cure requires more than 15 days, immediately initiates steps sufficient to cure the failure and thereafter continues and completes all reasonable and necessary steps sufficient to produce compliance within 60 days after notice is sent.

c. Default in Favor of Third Parties. Borrower defaults under any loan, extension of credit, security agreement, purchase or sale agreement, or any other agreement in favor of any other creditor or person that may materially affect any of Borrower’s property or Borrower’s ability to repay this Note or perform Borrower’s obligations under this Note or any of the Related Documents.

d. False Statements. Any warranty, representation or statement made or furnished to Lender by Borrower or on Borrower’s behalf under this Note or the Related Documents is false or misleading in any material respect, either now or at the time made or furnished or becomes false or misleading in any material respect at any time thereafter.

e. Bankruptcy. The dissolution of Borrower (regardless of whether election to continue is made), or any other termination of Borrower’s existence as a going business, the appointment of a receiver for any part of Borrower’s property, any assignment for the benefit of creditors, any type of creditor workout, or the commencement of any proceeding under any bankruptcy or insolvency laws by or against Borrower.

f. Creditor or Forfeiture Proceedings. Commencement of foreclosure or forfeiture proceedings, whether by judicial proceeding, self-help, repossession or any other method, by any creditor of Borrower or by any governmental agency against any Collateral securing the Loan.

Page 2 of 5 – PROMISSORY NOTE

g. Adverse Change. A material adverse change occurs in a Borrower’s financial condition.

12. LENDER RIGHTS. Upon the occurrence of an Event of Default, Lender may declare the entire unpaid principal balance of this Note and all unpaid interest and other amounts outstanding, including any prepayment charge which Borrower would be required to pay, immediately due and payable, without notice of any kind to Borrower, and Borrower will pay that amount. In the case of an Event of Default of the type described in the “Bankruptcy” subsection above, such acceleration shall be automatic and not optional.

13. ATTORNEYS’ FEES; EXPENSES. Lender may hire or pay someone else to help collect this Note if Borrower does not pay. Borrower will pay Lender that amount. This includes, subject to any limits under applicable law, Lender’s reasonable attorneys’ fees and legal expenses, whether or not there is a lawsuit, including without limitation attorneys’ fees and expenses incurred by Lender at trial, on appeal and in any arbitration or bankruptcy proceedings (including efforts to modify or vacate any automatic stay or injunction). If not prohibited by applicable law, Borrower also will pay any court costs, in addition to all other sums provided by law.

14. ASSIGNMENTS. Borrower acknowledges that Lender may sell and assign its interest in this Note, the payments due thereunder and all Related Documents, in whole or in part, or participations therein, to an assignee (the “Assignee”) which may be represented by a bank or trust company acting as a trustee of such Assignee. BORROWER ACKNOWLEDGES THAT ANY ASSIGNMENT OR TRANSFER BY LENDER OR ANY ASSIGNEE SHALL NOT MATERIALLY CHANGE BORROWER’S OBLIGATIONS UNDER THE ASSIGNED NOTE. Any Assignee shall be entitled to enforce all the rights so assigned but be under no obligation to Borrower to perform any of Lender’s obligations under the assigned Note, the sole remedy of Borrower being against Lender with Borrower’s right against Lender being unaffected except as provided herein. Borrower agrees that upon notice of assignment of this Note, it shall pay directly to the Assignee, unconditionally, all amounts which become due hereunder. Borrower specifically covenants and agrees that it will not assert against any Assignee any claims by way of abatement, defense, set-off, counterclaim, recoupment or otherwise which Borrower may have against Lender or any third party, and BORROWER SHALL NOT ASSERT AGAINST SUCH ASSIGNEE IN ANY ACTION FOR NOTE PAYMENTS OR OTHER MONEYS PAYABLE HEREUNDER ANY DEFENSE EXCEPT THE DEFENSE OF PAYMENT TO SUCH ASSIGNEE. Upon Lender’s request, Borrower will acknowledge to any Assignee receipt of Lender’s notice of assignment.

15. JURY WAIVER. LENDER AND BORROWER HEREBY WAIVE THE RIGHT TO ANY JURY TRIAL IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER LENDER OR BORROWER AGAINST THE OTHER.

16. GOVERNING LAW. This Note will be governed by, construed and enforced in accordance with the laws of the State of Oregon. This Note has been accepted by Lender in the State of Oregon.

17. CHOICE OF VENUE. If there is a lawsuit, Borrower agrees to submit to the jurisdiction of the courts of Multnomah County, State of Oregon or the District of Oregon federal court.

18. SUCCESSOR INTERESTS. The terms of this Note shall be binding upon Borrower and Borrower’s successors and assigns, and shall inure to the benefit of Lender and its successors and assigns.

19. GENERAL PROVISIONS. Lender may delay or forego enforcing any of its rights or remedies under this Note without losing them. Borrower and any other person who signs, guarantees or endorses this Note, to the extent allowed by law, waive presentment, demand for payment and notice of dishonor. Upon any change in the terms of this Note, and unless otherwise expressly stated in writing, no party who signs this Note, whether as maker, guarantor, accommodation maker or endorser, shall be released from liability. All such parties agree that Lender may renew or extend (repeatedly and for any length of time) this loan or release any party or guarantor or collateral; or impair, fail to realize upon or perfect Lender’s security interest in the Collateral and take any other action deemed necessary by Lender without the consent of or notice to anyone. All such parties also agree that Lender may modify this loan without the consent of or notice to anyone other than the party with whom the modification is made. If there is more than one Borrower, the obligations of each Borrower under this Note are joint and several.

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UNDER OREGON LAW, MOST AGREEMENTS, PROMISES AND COMMITMENTS MADE BY LENDER AFTER OCTOBER 3, 1989 CONCERNING LOANS AND OTHER CREDIT EXTENSIONS MUST BE IN WRITING, EXPRESS CONSIDERATION AND BE SIGNED BY LENDER TO BE ENFORCEABLE.

PRIOR TO SIGNING THIS NOTE, BORROWER READ AND UNDERSTOOD ALL THE PROVISIONS OF THIS NOTE. BORROWER AGREES TO THE TERMS OF THIS NOTE.

BORROWER ACKNOWLEDGES RECEIPT OF A COMPLETE COPY OF THIS NOTE.

BORROWER:

CATCHER HOLDINGS, INC.

By:
Name:
Title:

Page 4 of 5 – PROMISSORY NOTE

Schedule A – Loan Advances

Advances of Principal

Date	Amount of Advance	Notation Made By

Exhibit 10.51

MANAGEMENT ADVISORY SERVICES AGREEMENT

This MANAGEMENT ADVISORY SERVICES AGREEMENT (this “Agreement”) is entered into as of November 20, 2007, by and among Catcher Holdings, Inc, a Delaware Corporation (the “Company”), and Aequitas Capital Management, Inc., an Oregon corporation (“Aequitas”).

Background

Aequitas has staff skilled in strategy development, strategic planning, marketing, general management and corporate development and other management skills and services. An affiliate of Aequitas has consummated an investment in the Company on or about the date hereof. The Company will require Aequitas’ special skills and management advisory services in connection with its general business operations, and Aequitas is willing to provide such skills and services to the Company, all upon the terms and conditions set forth in this Agreement.

Agreement

NOW, THEREFORE, in consideration of the mutual promises contained herein, the parties hereto, intending to be legally bound, do hereby agree as follows:

1. Engagement. Upon the terms and conditions herein set forth, the Company hereby engages Aequitas for the Term (as defined below) to provide management advisory services to the Company with regards to business and financing strategy including the formation and organization of the special purpose entities to support the Vivato network infrastructure projects and the contractual arrangements they may have with third parties. These services may be requested from time to time by the Company in consideration for the compensation provided for in Section 3 below. Additionally, Aequitas will provide advisory services with regard to strategy development, strategic planning, marketing, general management, corporate development and such other management services as the Company reasonably requests from time to time, and shall be performed under the direction of the Company’s Board of Directors. In consideration of the remuneration herein specified, Aequitas accepts such engagement and agrees to perform the services specified herein.

2. Term. This Agreement shall commence on the date hereof and shall terminate (except as provided in Section 6(f)) on the earliest to occur of (a) a Sale Transaction (defined below), (b) termination by Aequitas upon 30 days written notice to the Company, (c) the date that Aequitas or an affiliate of Aequitas ceases to have a debt or equity investment in the Company, or (d) the third anniversary of the date hereof (the “Term”); provided, however, that if no Sale Transaction or initial Public Offering has been consummated prior to the third anniversary of the date hereof, the Term shall be automatically extended thereafter on a year to year basis unless either party provides written notice to the other of its desire to terminate this Agreement at least 30 days prior to the expiration of the Term or any extension thereof. “Sale Transaction” means (i) the sale (in one or a series of related transactions) of all or substantially all of the Company’s assets to a Person (defined below) or a group of Persons acting in concert, (ii) the sale or transfer (in one or a series of related transactions) of a majority of the outstanding capital stock of the Company, to one Person or a group of Persons acting in concert, or (iii) the merger or consolidation of the Company with or into another Person that is not an affiliate of the Company, in each case in clauses (ii) and (iii) above under circumstances in which the holders of a majority in voting power of the outstanding capital stock of the Company immediately prior to such transaction (excluding any Person or group of persons acting in concert who are acquiring the Company) own less than a majority in voting power of the outstanding capital stock of the Company, or voting equity securities of the surviving or resulting corporation or acquirer, as the case may be, immediately following such transaction. A sale (or multiple related sales) of assets including, without limitation, one or more subsidiaries (whether by way of merger, consolidation, reorganization or sale of all or substantially all assets or securities) which constitutes all or substantially all of the assets of the Company shall be deemed a Sale Transaction. “Person” shall be construed in the broadest sense and means and includes, without limitation, a natural person, a partnership, a corporation, an association, a joint stock company, a limited liability company, a trust, a joint venture, an unincorporated organization and any other entity.

3. Advisory Fee; Success Fee.

(a) In consideration of Aequitas’ undertaking to provide the management advisory services hereunder, the Company shall pay Aequitas a monthly advisory fee of $7,500 (the “Advisory Fee”). The Advisory Fee shall be payable by the Company whether or not the Company actually requests that Aequitas provide any management advisory services. The Advisory Fee shall be paid monthly, in advance, on the first business day of each calendar month beginning December 1, 2007.

(b) Notwithstanding anything to the contrary contained herein, the Company shall accrue but not pay the Advisory Fee if and for so long as (i) any such payment would constitute a default (or any event which might, with the lapse of time or the giving of notice or both, constitute a default) under the Company’s financing agreements (a “Default”); provided, however, that the Company shall be obligated to pay any accrued Advisory Fees deferred under this Section 3(b) to the extent that such payment would not constitute a Default or (ii) Aequitas instructs the Company not to pay all or any portion of the Advisory Fee during any calendar month. Interest will accrue on all due and unpaid Advisory Fees not paid pursuant to clause (i) of the preceding sentence at the Default Rate until such Advisory Fees are paid, and such interest shall compound annually. The “Default Rate” shall be 12.0% per annum.

(c) In addition to the Advisory Fee, the Company shall reimburse Aequitas promptly upon request for all reasonable out-of-pocket expenses incurred by Aequitas in connection with Aequitas’ obligations hereunder, including without limitation the fees and expenses paid to consultants, subcontractors and other third parties in connection with such obligations, a monthly telephone charge of $50 and a monthly administrative charge of 15% of the out-of-pocket costs and expenses incurred.

(d) In addition to the foregoing, the Company shall pay Aequitas a Success Fee as described in Exhibit A attached hereto.

(e) On or before the expiration of the Term of this Agreement (the “Expiration Date”), the Company will pay Aequitas for any unpaid fees due through the Expiration Date.

Page 2 of 8—MANAGEMENT ADVISORY SERVICES AGREEMENT

4. Additional Rights and Obligations of the Parties.

(a) During the Term, Aequitas shall maintain in its employ, or otherwise have available to it, personnel in its judgment sufficient in number and adequate in ability to perform all services that Aequitas is required to perform under this Agreement.

(b) The Company shall at all times cooperate with Aequitas and keep Aequitas fully informed with regard to the business and significant activities of the Company and its subsidiaries.

(c) Aequitas shall diligently and faithfully perform its obligations under this Agreement, but Aequitas shall not be responsible for any loss incurred by the Company or any of its subsidiaries as a result of any advice or recommendations of Aequitas.

5. Indemnification.

(a) Indemnification. The Company agrees to indemnify and hold harmless Aequitas (including its affiliates and its and their respective principals, officers, directors, shareholders, partners, members, managers and employees) from and against, and pay or reimburse Aequitas and such other indemnified persons for, any and all actions, claims, demands, proceedings, investigations, inquiries, liabilities, obligations, fines, deficiencies, costs, expenses, royalties, losses and damages (whether or not resulting from third party claims) related to or arising out of the execution, delivery or existence of this Agreement or the performance by Aequitas of services under this Agreement, and to reimburse Aequitas and any other indemnified person for out-of-pocket expenses and reasonable legal and accounting expenses incurred by it in connection with or relating to investigating, preparing to defend, defending, asserting or prosecuting any actions, claims or other proceedings (including any investigation or inquiry) arising in any manner out of or in connection with the execution, delivery or existence of this Agreement or Aequitas’ performance of services hereunder (whether or not such indemnified person is a named party in such proceeding); provided, however, that the Company shall not be responsible under this Section 5(a) for any claims, liabilities, losses, damages or expenses to the extent that they are finally judicially determined (without right of further appeal) to result from actions taken by Aequitas (or by any other indemnified person) due to Aequitas’ (or by any other indemnified person’s) gross negligence, willful misconduct, bad faith or knowing violation of applicable law. The rights to indemnification pursuant to this Agreement shall be in addition to (but without duplication of) any other indemnification or other rights in favor of Aequitas or its affiliates.

(b) Limitation on Liability. The Company also agrees that neither Aequitas nor any other indemnified person shall have any liability (whether direct or indirect, in contract or tort or otherwise) to the Company for, or in connection with (i) the retention of Aequitas pursuant to this Agreement or the performance by Aequitas of its obligations under this Agreement, except to the extent that any such liability is finally judicially determined (without right of further appeal) to have resulted from Aequitas’ (or such other indemnified person’s) gross negligence or willful misconduct; or (ii) any investment by Aequitas or any of its affiliates in, or any loan by Aequitas or any of its affiliates to, the Company or any of its affiliates. Aequitas makes no representations or warranties, express or implied, in respect of the services to be provided by Aequitas under this Agreement. The Company further acknowledges that Aequitas’ role under this Agreement is as an advisor only, that Aequitas does not and will not have or exercise control over the Company’s affairs and/or governance, that Aequitas will have no liability for the actions of its affiliates in the absence of gross negligence, and that the Company waives any claims based on assertions that Aequitas exercises control or influence over the Company’s affairs. In no event will Aequitas or any other indemnified person

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be liable under this Agreement for any punitive, exemplary, indirect, special, incidental or consequential damages, including lost profits or savings, whether or not such damages are foreseeable, or in respect of any liabilities relating to any third party claims (whether based in contract, tort or otherwise).

(c) Contribution. If and to the extent that the indemnification provided for in Section 5(a) is not enforceable for any reason, the Company agrees to make the maximum contribution possible pursuant to applicable law to the payment and satisfaction of any actions, claims, liabilities, losses and damages incurred by Aequitas or the other indemnified persons for which they would have otherwise been entitled to be indemnified hereunder.

6. Miscellaneous.

(a) Notices. All notices, demands and other communications given or delivered under this Agreement shall be in writing and shall be deemed to have been given (i) when personally delivered, (ii) 3 business days after being mailed by first class mail, certified with return receipt requested, or (iii) 1 business day after delivery to a reputable overnight courier for next business day delivery, to the following addresses (or such other address as is specified in writing):

Aequitas Capital Management, Inc.

5300 Meadows Road, Suite 400

Lake Oswego, OR 97035

Attn: Legal Department

Catcher Holdings, Inc.

44084 Riverside Drive

Leesburg, Virginia 20176

Attn: Mr. Robert H. Turner

(b) Entire Agreement; Amendment and Modification. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof, superseding all prior understandings and agreements whether written or oral. This Agreement may not be amended or revised except by a writing signed by Aequitas and the Company.

(c) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns but may not be assigned (and no duties may be delegated) by any party without the prior written consent of the other parties hereto, except that without such written consent Aequitas may assign this Agreement to any of its affiliates.

(d) Arbitration. Any claims or controversies relating to this Agreement shall be heard and resolved by arbitration under the auspices and rules of Arbitration Services of Portland, Inc. (“ASP”) or another mutually acceptable arbitration service. Venue for arbitration proceedings shall be in Portland, Oregon. Arbitration shall be before 1 arbitrator, (a) selected by mutual agreement of the parties reached 15 days after ASP or other arbitration service has sent confirmation of notice of filing of the demand for arbitration, or (b) if no mutual agreement can be reached within that time, appointed by ASP or other arbitration service. Any such arbitrator shall be an attorney at law who has practiced law for at least 10 years in either general commercial

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litigation or general corporate and commercial matters. The arbitrator shall not be empowered to award punitive damages or damages in excess of actual damages. Depositions may be taken and other discovery may be obtained during such arbitration proceedings to the same extent authorized in civil judicial proceedings. Arbitration fees payable to the arbitrator shall initially be paid equally by the parties; the prevailing party shall be entitled to recover any fees so paid from the non-prevailing party. Any award shall be final and legally binding and may be entered into judgment in any court of competent jurisdiction where a party maintains assets. Except as required by applicable law, all arbitration proceedings and any evidence submitted therein (and particularly, but without limitation, any trade secrets, intellectual property and other information in which either of the parties has an expectation of privacy) shall be kept confidential. Notwithstanding the foregoing, no party shall be prevented from seeking injunctive relief from a court of competent jurisdiction in order to enforce the terms of this Agreement. In any action for equitable relief, the parties agree to waive any requirement for the posting of a bond or security.

(e) Governing Law; Venue. This Agreement shall be deemed a contract made under the laws of the state of Oregon and, together with the rights and obligations of the parties hereunder, will be construed under and governed by the laws of the state of Oregon, without giving effect to any conflicts of law provisions thereunder. The parties irrevocably submit to the jurisdiction of any state or federal court sitting in Multnomah County, Oregon, in any action or proceeding brought to enforce, or otherwise arising out of or relating to, this Agreement, and hereby waive any objection to venue in any such court and any claim that such forum is an inconvenient forum.

(f) Waiver of Jury Trial; Attorney Fees. Each party hereby irrevocably waives any right it may have, and agrees not to request, a jury trial for the adjudication of any dispute hereunder or in connection herewith or arising out of this Agreement or any transaction contemplated hereby. In the event suit or action (including arbitration) is brought by any party under this Agreement to enforce any of its terms, or in any appeal therefrom, it is agreed that the prevailing party or parties will be entitled to reasonable attorneys fees to be fixed by the arbitrator, trial court and/or appellate court.

(g) Survival. Upon expiration or termination of this Agreement, all liabilities and obligations hereunder automatically shall terminate except (i) liability for breaches by any party prior thereto, (ii) the Company’s obligations under Section 3 (with respect to any fees payable or incurred either prior to or at the termination of this Agreement or following termination), and (iii) the Company’s obligations under Section 5, each of which shall survive the termination of this Agreement.

(h) Independent Contractor. The parties acknowledge and agree that Aequitas is and shall act as an independent contractor of the Company in the performance of its duties hereunder. Aequitas is not, and in the performance of its duties will not hold itself out as, an employee, agent or partner of the Company or any of its subsidiaries.

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(i) Counterparts. This Agreement may be signed and delivered in multiple counterparts (including delivery by means of facsimile), each of which shall be deemed an original but which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties have duly executed this Management Advisory Services Agreement as of the date first above written.

CATCHER HOLDINGS, INC.

By:
Name:	Robert H. Turner
Its:	Chief Executive Officer

AEQUITAS CAPITAL MANAGEMENT, INC.

By:
Name:	Robert Jesenik
Title:	Chief Executive Officer

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EXHIBIT A

Success Fees

1. The Company shall pay Aequitas a contingent success fee (“Success Fee”) based upon the successful consummation by the Company of each of the following types of transactions:

(a)	1.50% of the amount of any secured debt facility commitment (plus any increases in commitment amount during the 12 months following the initial transaction) provided to the Company by a lender, including any lender now providing a debt facility or financing to the Company and excluding any financings provided by Aequitas or its Affiliates which provide for payment of separate transaction fees to Aequitas. For any transaction amounts over $10,000,000, the fee on the amount in excess of $10,000,000 shall be 1%.

(b)	3.50% of the amount of any subordinated/mezzanine/private debt facility or unsecured debt facility commitment (plus any increases in commitment amount during the 12 months following the initial transaction) from sources introduced by Aequitas and excluding any financings provided by Aequitas or its Affiliates which provide for payment of separate transaction fees to Aequitas. This fee will be reduced to 1.75% if the facility is provided by a lender which the Company has contacted directly without the assistance of Aequitas prior to the date of this Agreement (as listed on Exhibit B)

(c)	Excepting for the 2007 $8,000,000 Preferred Stock Offering a milestone fee of 5.00% of the amount of new equity provided to the Company by an investor introduced to the Company by Aequitas. This fee will be reduced to 2.50% if the equity is provided by an investor who was contacted directly by the Company without the assistance of Aequitas.

(d)	5.00% of the amount of debt cancellation, debt reduction or similar discounts provided by lenders or creditors of the Company excepting for conversions under the Note and Restricted Stock Agreement of 2007

(e)	A percentage of the total purchase price paid or payable by the Company with respect to an acquisition target acquired by the Company which was introduced by Aequitas as follows:

•	5.00% of the first $5 million

•	4.00% of the next $5 million

•	3.00% of the next $5 million

•	2.50% of any additional purchase price amount exceeding $15 million

(f)	2.50% of the total purchase price paid or payable by the Company with respect to an acquisition target acquired by the Company which was not introduced by Aequitas, excluding the Vivato Networks acquisition.

(g)	A mutually agreed fee in the event of a sale of the Company or a substantial portion of its assets not in the ordinary course of business.

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(h)	A $75,000 fee payable upon the formation and funding of each special purpose entity formed in connection with the Vivato Municipal Wireless Network Projects

(i)	A milestone fee of $60,000 to be paid upon the first $5,000,000 closing of the 2007 Preferred Stock Offering.

(j)	A stock grant upon the acceptance of this Management Services Agreement of common shares of Cather as follows:

•	500,000 shares of stock to be immediately registered under an S-8 filing.

•	800,000 shares of stock to be registered at the next registration statement filed by Catcher, or 1,500,000 shares of stock if the S-8 filing is not effective within 30 days of the date hereof.

Success Fees shall be paid in full at the closing of each transaction. If (a) a facility or financing commitment, or portion thereof, is based on future results of the Company or achievement of milestones by the Company, or (b) a sale or acquisition transaction provides for contingent or earnout payments, then the portion of the Success Fee based on future results, milestone achievement or contingent or earnout payments (the “Milestone Fee”) shall be calculated based upon pro forma projections developed by the Company and Aequitas. An amount equal to 50% of the Milestone Fee as so calculated shall be paid at the closing of the transaction in satisfaction of the Milestone Fee.

In the case of an acquisition transaction, the purchase price includes consideration payable in the form of cash, assets, receivables, securities, promissory notes, any loans constituting an integral part of the transaction, earnouts, investments, license or royalty agreements, assumed liabilities, covenants not to compete, consulting agreements or employment agreements with owners/shareholders in excess of market, leases or rents payable to owners/shareholders in excess of market, and any other economic benefits, rights, property or interests, including payments contingent upon future events or conditions.

Notwithstanding anything to the contrary herein, Aequitas shall not be entitled to, and the Company shall have no obligation to pay, a Success Fee with respect to a publicly registered offering of the Company’s securities.

Upon request, the Company agrees to execute an authorization for the lender/investor to pay a Success Fee, and/or any unpaid Aequitas invoice amount, out of the financing proceeds by direct wire transfer to Aequitas at closing.

2. Following the Expiration Date, Aequitas will provide the Company with a list identifying each person it has introduced to the Company, prior to the Expiration Date, in connection with a proposed transaction described in Section 1 above. Each person so identified shall be an “Aequitas Contact”. Notwithstanding the expiration of the term of this Agreement, Aequitas will be entitled to a Success Fee as described in Section 1 above (in the same manner that a Success Fee would be due to Aequitas in the absence of expiration) with respect to any transaction which is consummated by the Company (a) with an Aequitas Contact during the 2 year period following the Expiration Date, or (b) with any other person during the 1 year period following the Expiration Date if Aequitas provided material assistance in connection with the transaction.

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